Exhibit 10.1

Published CUSIP No. 74971KAJ4

CREDIT AGREEMENT

Dated as of October 15, 2018,

among

R.R. DONNELLEY & SONS COMPANY,

as Borrower,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

CITIGROUP GLOBAL MARKETS INC.,

JPMORGAN CHASE BANK, N.A.,

PNC CAPITAL MARKETS LLC

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners,

CITIGROUP GLOBAL MARKETS INC.,

JPMORGAN CHASE BANK, N.A.,

PNC CAPITAL MARKETS LLC

and

WELLS FARGO SECURITIES, LLC,

as Co-Syndication Agents,

and

U.S. BANK NATIONAL ASSOCIATION

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Co-Documentation Agents

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-ii-

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SCHEDULES:

Schedule 1.01A	—	Commitments
Schedule 1.01B	—	Closing Date Mortgaged Properties
Schedule 3.06	—	Disclosed Matters
Schedule 3.12	—	Filings
Schedule 3.14	—	Subsidiary Guarantors
Schedule 4.01	—	Local Counsel
Schedule 6.01	—	Existing Debt
Schedule 6.02	—	Existing Investments
Schedule 6.05	—	Existing Liens
Schedule 9.01	—	Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrower Purchasing Party Assignment Agreement
Exhibit C	—	Form of Guarantee Agreement
Exhibit D-1	—	Form of Security Agreement
Exhibit D-2	—	Form of Pledge Agreement
Exhibit E	—	Form of Secretary Certificate
Exhibit F	—	Form of ABL Intercreditor Agreement
Exhibit G	—	Form of Non-Bank Certificate
Exhibit H-1	—	Form of Perfection Certificate
Exhibit H-2	—	Form of Perfection Certificate Supplement
Exhibit I	—	Form of Solvency Certificate
Exhibit J	—	Auction Procedures
Exhibit K	—	Form of Committed Loan Notice

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CREDIT AGREEMENT, dated as of October 15, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2019 Notes” means the Borrower’s 11.25% senior notes due 2019.

“ABL Agent” means Bank of America, N.A., as administrative agent under the ABL Credit Agreement or any successor thereto acting in such capacity.

“ABL Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Credit Agreement” means (i) that certain Second Amended and Restated Credit Agreement, dated as of September 29, 2017, amended as of the Closing Date and as amended, supplemented, restated, amended and restated, extended or otherwise modified from time to time after the Closing Date, among the Borrower, the Subsidiary Guarantors, the lenders party thereto, the ABL Agent and the other parties thereto, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Debt or other financial accommodation that has been incurred to refinance or replace (subject to the limitations set forth herein) in whole or in part and with the same or different lenders, in a greater or lesser principal or commitment amount, the Debt and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent ABL Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the ABL Agent and the other parties thereto from time to time, substantially in the form of Exhibit F.

“ABL Loan Documents” has the meaning assigned to the term “Loan Documents” (or similar term) in the ABL Credit Agreement.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning assigned to such term in Section 9.14.

“Administrative Agent” means Bank of America in its capacity as the contractual representative and agent for all of the Secured Parties for purposes of this Agreement, as designated and appointed in accordance with Article VIII, and any successor thereto as provided herein.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Aggregate Exposure” means, with respect to any Lender at any time, the aggregate then outstanding principal amount of such Lender’s Term Loans.

“Agreement” has the meaning assigned to such term in the preamble to this Credit Agreement.

“All-in Yield” means, as to any Loans (or other Debt, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Debt, if applicable) in the primary syndication thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise; provided, that original issue discount and upfront fees shall be equated to interest rate based on an assumed four year average life (or, if less, the stated life to maturity at the time of the incurrence of such Loans or other Debt, if applicable); provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees (regardless of whether paid in whole or in part to any or all lenders), other fees not paid generally to all lenders of such Loans (or other Debt, if applicable) and customary consent fees for an amendment paid generally to consenting lenders; and provided, further, any Debt that is fixed rate Debt shall, for the purpose of determining the “All-In Yield,” be swapped to a floating rate on a customary match maturity basis.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.18.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Exposure of all Lenders represented by the Aggregate Exposure of such Lender (or, if all Term Loans have been repaid, such percentage immediately prior to such repayment).

“Applicable Rate” means (a) for each Term B Loan, 5.00% for Eurodollar Loans and 4.00% for ABR Loans and (b) for each Type of Incremental Term Loan, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Assumption Agreement.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Acquisition” means:

(1) an Investment by the Borrower or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Borrower or any Restricted Subsidiary, or

(2) the acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets or equity interests of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any Guarantor (including by means of a sale and leaseback transaction, a merger or consolidation or an LLC Division) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Borrower or any of its Restricted Subsidiaries other than dispositions of inventory in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Permitted Investments;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 6.06;

(3) Restricted Payments not prohibited by Section 6.03 and Investments not prohibited by Section 6.02;

(4) the creation of any Lien permitted by Section 6.05;

(5) transfers of assets that are (i) damaged, worn out or obsolete or (ii) replaced by or exchanged for assets of similar suitability and value;

(6) dispositions of property by the Borrower or any Subsidiary to the Borrower or to a Restricted Subsidiary that is a Wholly Owned Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party;

(7) Involuntary Dispositions;

(8) Asset Swaps (including assumption of liabilities or obligations in connection therewith) useful in the business of the Borrower and its Subsidiaries;

(9) sales or grants of licenses, cross-licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property or other intangible assets, the abandonment, cancellation or other disposition of Intellectual Property, and licenses, leases or subleases or other occupancy arrangements of other assets, of the Borrower or any Restricted Subsidiary, to the extent not materially interfering with the required use of such property by the Borrower and the Restricted Subsidiaries;

(10) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof (and not as part of any financing of receivables);

(11) Dispositions of Investments to the extent required by, or made pursuant to, customary buy/sell arrangements between the holders of Equity Interests pursuant to shareholders’ or joint venture agreements or similar arrangements; and

(12) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10,000,000.

“Asset Swap” means any exchange of assets of the Borrower or any Restricted Subsidiary for assets of another Person (including Equity Interests of a Person whose primary business in a Related Business) that are intended to be used by the Borrower or any Restricted Subsidiary in a Related Business.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in substantially the form of Exhibit A (or, in the case of assignments to the Borrower or any of its Subsidiaries, in substantially the form of Exhibit B) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Auction Manager” has the meaning assigned to such term in Section 2.19(a).

“Auction Procedures” means auction procedures with respect to Purchase Offers set forth in Exhibit J hereto.

“Available Amount” means, as at any date of determination, an amount determined on a cumulative basis equal to, without duplication:

(a) the Retained Excess Cash Flow Amount; plus

(b) the cumulative amount of all Declined Prepayment Amounts; plus

(c) the net cash proceeds of any sale of Qualified Equity Interests by, or capital contribution to the common equity of, the Borrower and not utilized as the basis for any other Restricted Payment, Investment or prepayment of Debt hereunder; plus

(d) in the event that any Unrestricted Subsidiary designated as such after the Closing Date is redesignated as a Restricted Subsidiary or has been merged or consolidated with or into or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, or the Equity Interests of such Unrestricted Subsidiary or such Unrestricted Subsidiary’s assets are sold or otherwise disposed of to another Person (other than another Unrestricted Subsidiary), in each case after Closing Date, the lesser of (i) the Fair Market Value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary made utilizing the Available Amount at the time of such redesignation, merger, consolidation, liquidation, transfer or conveyance, or of such sale or disposition of the Equity Interests or assets of such Unrestricted Subsidiary, as applicable, and (ii) the Fair Market Value of the original Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary made utilizing the Available Amount; minus

(e) the cumulative amount of Restricted Payments made with the Available Amount from and after the Closing Date and on or prior to such time; minus

(f) the cumulative amount of Investments made with the Available Amount from and after the Closing Date and on or prior to such time (net of any dividends, distributions, profits, returns or similar amounts in respect of any such Investments (not to exceed the original amount of such Investments)); minus

(g) the cumulative amount of Debt prepaid with the Available Amount from and after the Closing Date and on or prior to such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” means R.R. Donnelley & Sons Company, a Delaware corporation.

“Borrower Materials” has the meaning assigned to such term in Section 9.17.

“Borrowing” means a Loan of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of the Borrower and its Restricted Subsidiaries (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period, in each case prepared in accordance with GAAP.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code or a Subsidiary of such a Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives (including the rules for systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date created, adopted or issued, but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy and liquidity requirements similar to those described in clauses (a) and (b) of Section 2.11 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions; provided that such Lender shall only be required to certify compliance with such requirement and shall not be obliged to provide any other information.

“Change of Control” means if any Person, or a group of Persons acting in concert, shall at any time acquire beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Exchange Act), directly or indirectly, of Voting Stock of the Borrower representing 35% or more of the combined voting power of all Voting Stock of the Borrower.

Notwithstanding the foregoing, (1) a transaction in which the Borrower becomes a subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if the shareholders of the Borrower immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Borrower’s Voting Stock as such shareholders beneficially own immediately following the consummation of such transaction; provided that such Person shall become a Guarantor hereunder in accordance with the terms of Section 5.09(b) (assuming that the requirements thereunder that apply to newly acquired Restricted Subsidiaries apply to such Person) and thereafter (i) all covenants applicable to a Restricted Subsidiary shall apply to such Person, (ii) all financial calculations and financial statements made by reference to the Borrower shall be made by reference to such Person and (iii) the Administrative Agent and the Borrower shall enter into an amendment to this Agreement (which shall not require the consent of any other Lender) to give effect to the foregoing; and (2) a transaction in which the Borrower consolidates with or merges into another U.S. Person shall not constitute a Change of Control if (A) the outstanding Voting Stock of the Borrower is converted into or exchanged for the Voting Stock (other than Disqualified Equity Interests) of the surviving Person, and (B) immediately after such merger or consolidation, no person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the aggregate voting power of all outstanding classes or series of such surviving Person’s Voting Stock.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Class” (a) when used in reference to any Loans or Borrowing, refers to whether such Loans or the Loans comprising such Borrowing, are Term B Loans, Incremental Term Loans established as a new Class of Loans, Extended Term Loans established as a new Class of Loans or Refinancing Term Loans established as a new Class of Loans, (b) when used in reference to any Commitments, refers to whether such Commitment is in respect of a commitment to make Term B Loans, Incremental Term Loans of a given Class, Extended Term Loans of a given Class or Refinancing Term Loans of a given Class, and (c) when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied (or waived in accordance with Section 9.02).

“Closing Date Mortgaged Properties” has the meaning assigned to such term in the definition of “Mortgaged Properties.”

“Co-Documentation Agents” means U.S. Bank National Association and SunTrust Robinson Humphrey, Inc., as co-documentation agents.

“Co-Syndication Agents” means Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as co-syndication agents.

“Collateral” means all of the “Pledged Collateral,” “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Security Agreement and the other Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the Mortgages, each other security document, mortgage, pledge agreement or collateral agreement executed and delivered in connection with this Agreement and/or the other Loan Documents and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commission” or “SEC” means the Securities and Exchange Commission or any federal body succeeding to its principal functions.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Incremental Commitment and Term Loan Commitment, as applicable.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Debt” means the total debt of the Borrower and its Consolidated Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period,

(a) Consolidated Net Income for such period, plus

(1) to the extent deducted in computing such Consolidated Net Income for such period, the sum (without duplication) of

(2) all income taxes of the Borrower and its Consolidated Restricted Subsidiaries paid or accrued in accordance with GAAP,

(3) Consolidated Interest Expense,

(4) depreciation and amortization in accordance with GAAP,

(5) any non-cash charges, accruals or reserves for extraordinary, unusual or nonrecurring items,

(6) all non-cash compensation expense,

(7) all other non-cash charges, expenses or losses, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write downs or reserves with respect to accounts receivable or inventory),

(8) any loss or gain on extinguishment of debt, and

(9) any restructuring and impairment charges and any cash charges in respect of non-recurring or unusual items, minus

(b) (i) to the extent added in computing Consolidated Net Income for such period, total interest income, as determined in accordance with GAAP and (ii) the payment of cash, if any, when actually paid, with respect to any charge, accrual or reserve that was deducted in determining Consolidated Net Income in such period, but added back in any prior period pursuant to clause (b)(iv).

“Consolidated Interest Expense” means, for any period, on a Pro Forma Basis (a) total interest expense of the Borrower and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP, plus (b) without duplication, the consolidated interest, fees, yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Borrower and its Consolidated Restricted Subsidiaries in connection with securitization transactions (regardless of the accounting treatment of such securitization transactions).

“Consolidated Net Income” means, for any period, the consolidated net earnings (or loss) after taxes of the Borrower and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP.

“Consolidated Restricted Subsidiary” means any Consolidated Subsidiary that is a Restricted Subsidiary.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements at such date in accordance with GAAP.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash, Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred taxes based on income or profits.

“Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Debt, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, and (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations.

“Debt” means (but without duplication of any item) (i) indebtedness for borrowed money or for the deferred purchase price of property or services other than (x) trade accounts payable on customary terms in the ordinary course of business and (y) financial obligations under management consulting contracts or noncompete agreements with unaffiliated Persons entered into in connection with the acquisition of the businesses of such Persons, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP as of the Closing Date, recorded as capital leases, (iv) the maximum amount available to be drawn under letters of credit (including standby and commercial); provided that letters of credit that are cash collateralized, up to a maximum aggregate amount of $50,000,000 at any one time, shall not be deemed Debt, (v) net obligations under any Hedging Obligations and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii), (iv) or (v) above.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Prepayment Amount” has the meaning assigned to such term in Section 2.07(e).

“Declining Term Lender” has the meaning assigned to such term in Section 2.07(e).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has,

(i) become the subject of a proceeding under any Debtor Relief Law, other than via an Undisclosed Administration, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale, less the amount of cash received in connection with a subsequent disposition of or collection on such Designated Non-Cash Consideration.

“Designation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Designation Amount” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” means, with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the Term B Maturity Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Debt, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute

Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Borrower to redeem such Equity Interests upon the occurrence of a change of control, asset sale or casualty or condemnation event occurring prior to the 91st day after the Term B Maturity Date shall not constitute Disqualified Equity Interests if such Equity Interests specifically provide that the Borrower will not redeem any such Equity Interests pursuant to such provisions prior to the Obligations (other than contingent obligations not yet accrued and payable) having been paid in full.

“Disqualified Lenders” means, as of any date, (a) those Persons identified by the Borrower in writing to the Administrative Agent prior to September 18, 2018, (b) competitors of the Borrower and its Subsidiaries that are identified by the Borrower to the Administrative Agent in writing from time to time not less than three Business Days prior to such date after the Closing Date and (c) any Affiliate of any Person described in clauses (a) or (b) above that is identified by the Borrower to the Administrative Agent in writing from time to time or clearly identifiable solely on the basis of its name as an Affiliate of such Person, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided, that Disqualified Lenders shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time.

“Dollars” and the sign “$” each mean the lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning assigned to such term in Section 9.05(f)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation relating to the environment or Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting; provided that “Equity Interests” shall not include convertible Debt securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) receipt of notice from the PBGC of its intent to take action under Section 4042 of ERISA to terminate or appoint a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 or 432 of the Internal Revenue Code or Section 303 or 305 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, determined in accordance with Section 2.10, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to any loan bearing interest at the Alternate Base Rate on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

provided that (i) to the extent a comparable or successor rate is determined in accordance with Section 2.10 in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) in the event that the Eurodollar Rate as determined above for any Term B Loan would otherwise be less than 0.00%, such Eurodollar Rate shall be deemed to be 0.00%.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or dispositions outside the ordinary course of business by the Borrower and its Restricted Subsidiaries completed during such period),

(iv) cash receipts by the Borrower and its Restricted Subsidiaries in respect of Hedging Obligations during such fiscal year to the extent not otherwise included in such Consolidated Net Income,

(v) the amount by which tax expense deducted in determining such Consolidated Net Income for such period exceeded taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) by the Borrower and its Restricted Subsidiaries in such period,

(vi) any losses on Asset Sales to the extent reflected in Consolidated Net Income for such period,

(vii) any non-cash losses reflected in Consolidated Net Income for such period due solely to fluctuations in currency values and the related tax effects according to GAAP, and

(viii) any non-cash extraordinary, unusual or nonrecurring loss (or the tax effect of any such extraordinary, unusual or nonrecurring loss) reflected in Consolidated Net Income for such period, over

(b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (ix) below in prior years, the amount of Capital Expenditures or acquisitions of Intellectual Property made in cash during such period by the Borrower and its Restricted Subsidiaries, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Debt of the Borrower or its Restricted Subsidiaries (other than under any revolving credit facility),

(iii) the aggregate amount of all principal payments of Debt of the Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of capital lease obligations, (B) the amount of any scheduled repayment of Term Loans, but excluding all other prepayments of Term Loans, and (C) all prepayments in respect of any revolving credit facility, but only to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Debt (other than under any revolving credit facility) of the Borrower or its Restricted Subsidiaries,

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or dispositions outside the ordinary course of business by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting),

(v) payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Debt, to the extent not already deducted from Consolidated Net Income, except to the extent financed with the proceeds of other Debt (other than under any revolving credit facility) of the Borrower or its Restricted Subsidiaries,

(vi) without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and its Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions) made during such period pursuant to Section 6.02 (except for those Investments made under Sections 6.02(a), (b), (c), (d), (f), (g), (i) and (j)) to the extent that such Investments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,

(vii) the amount of Restricted Payments during such period (on a consolidated basis) by the Borrower and its Restricted Subsidiaries made in compliance with Section 6.03 (other than Sections 6.03(b) (except to the extent a Restricted Payment is made pursuant to Section 6.03(b) to a Person that is not the Borrower or a Restricted Subsidiary), (c), (f) and (j)) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,

(viii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Debt to the extent that such payments are not deducted in calculating Consolidated Net Income and were not funded with the proceeds of other Debt (other than Debt under any revolving credit facility) of the Borrower or its Restricted Subsidiaries,

(ix) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Asset Acquisitions, Capital Expenditures or acquisitions of Intellectual Property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Asset Acquisition, Capital Expenditures or acquisitions of Intellectual Property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(x) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xi) cash expenditures in respect of Hedging Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(xii) any gains on Asset Sales to the extent reflected in Consolidated Net Income for such period,

(xiii) any non-cash gains reflected in Consolidated Net Income for such period due solely to fluctuations in currency values and the related tax effects according to GAAP,

(xiv) any non-cash extraordinary, unusual or nonrecurring gain (or the tax effect of any such extraordinary, unusual or nonrecurring gain) reflected in Consolidated Net Income for such period, and

(xvi) cash payments made during such period for any liability the accrual of which in a prior period did not reduce Consolidated Net Income (and so increased Excess Cash Flow in such prior period) (provided that (1) there was no other deduction to Consolidated Net Income or Excess Cash Flow related to such payment and (2) such payment is not otherwise excluded pursuant to clauses (b)(i) through (b)(xv) above).

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2019.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Debt” means all Debt permitted to be incurred under Section 6.01.

“Excluded Property” has the meaning assigned thereto in the Security Agreement.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed by a jurisdiction as a result of (i) such recipient being organized under the laws of, having its principal office in or, in the case of any Lender, having its applicable lending office in such jurisdiction (or any political subdivision thereof) or (ii) any other present or former connection between such recipient and such jurisdiction (including such recipient carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction), other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or engaged in any other transaction pursuant to any Loan Documents (including, for the avoidance of doubt, any backup withholding in respect of any such Taxes), (b) any Taxes attributable to such Lender’s failure to comply with Section 2.13(e), (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment pursuant to the laws in force at the time such Lender (i) acquires such interest in the Commitment (or, to the extent a Lender acquires an interest in a Loan without acquiring an interest in the corresponding Commitment, the Loan), provided that this clause (c)(i) shall not apply to a Lender that acquires its applicable interest pursuant to a request by the Borrower under Section 2.15, or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.13 and (d) any withholding Tax imposed pursuant to FATCA.

“ExpressMap” means, with respect to any Mortgaged Property, an aerial map depicting material improvements utilized in connection with such Mortgaged Property, issued by a survey provider that has been selected by the Borrower and is reasonably acceptable to the Administrative Agent and in form and substance reasonably acceptable to the Administrative Agent, and is otherwise sufficient to allow the issuance of the Mortgage Policy with respect to such Mortgaged Property without any exception (other than customary exceptions) for such matters as would be shown on an accurate survey of the Mortgaged Property and with a standard “land same as survey” and such other customary survey related endorsements as the Administrative Agent may reasonably request.

“Extended Term Loan” has the meaning assigned to such term in Section 2.17(a).

“Extending Lender” has the meaning assigned to such term in Section 2.17(a).

“Extension” has the meaning assigned to such term in Section 2.17(a).

“Extension Amendment” has the meaning assigned to that term in Section 2.17(b).

“Fair Market Value” means, with respect to any asset, as determined by the Borrower, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Facility” means any Term Facility.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date hereof (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related legislation, rules or official administrative practices) implementing any of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that if Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purpose of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Priority Debt” means Consolidated Debt that is secured by a first-priority Lien on any Collateral.

“First Priority Debt Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) First Priority Debt as of such date, less Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of such date, if any, in an amount not to exceed $150,000,000, to (b) Consolidated EBITDA for the most recent four fiscal quarter period preceding such date for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the latest financial statements referred to in Section 3.04).

“Flood Documentation” means with respect to each improved Mortgaged Property, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent an improved Mortgaged Property has a building or mobile home located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies, along with a copy of the underlying policies (if requested by the Administrative Agent) required by Section 5.05 hereof and the applicable provisions of the Collateral Documents, the property policy shall (A) be endorsed or otherwise amended to include a “standard” lender’s loss payable or mortgagee endorsement (as applicable), (B) the general liability policy shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, (C) sufficiently identify the property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent, subject to the provisions of Section 5.05.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and other sources as described in FASB ASC 105, “Generally Accepted Accounting Principles,” that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit C.

“Guarantors” means each Subsidiary Guarantor.

“Hazardous Materials” means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being “hazardous” or “toxic,” or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation.

“Hedging Obligations” of any Person means the obligations of such Person under Swap Contracts.

“HMT” has the meaning assigned to such term in the definition of “Sanction(s).”

“Incremental Amount” means, at any time, the sum of:

(a) the excess (if any) of

(i) (x) the aggregate amount of all voluntary prepayments of Term Loans made prior to such time plus (y) the aggregate amount of cash actually paid by the Borrower in respect of repurchases of Term Loans made prior to such time (other than, in the case of clauses (x) and (y), prepayments and repurchases made with the proceeds of long-term Debt (it being understood that drawings under the ABL Credit Agreement are not considered to be proceeds of long-term Debt)); over

(ii) the aggregate amount of all Incremental Term Loan Commitments established after the Closing Date and prior to such time pursuant to Section 2.02 and the aggregate amount of all commitments in respect of Incremental Equivalent Debt established after the Closing Date and prior to such time pursuant to Section 6.01(m), in each case in reliance on this clause (a); and

(b) any amounts so long as immediately after giving pro forma effect to the establishment of any Incremental Term Loan Commitments or the commitments in respect of any Incremental Equivalent Debt, any Asset Acquisition or other transaction consummated concurrently therewith or to be consummated with the proceeds of the loans or other extensions of credit made thereunder, if, (x) in the case of Incremental Facilities or Incremental Equivalent Debt, in each case, constituting First Priority Debt, the First Priority Debt Leverage Ratio is equal to or less than 2.00 to 1.00, (y) in the case of Incremental Equivalent Debt constituting Priority Debt (other than First Priority Debt), the Priority Debt Leverage Ratio is equal to or less than 3.00 to 1.00 and (z) in the case of Incremental Equivalent Debt of the Borrower that is unsecured and is not guaranteed by any Subsidiary of the Borrower, the Total Leverage Ratio is equal to or less than 5.00 to 1.00, and in each case of clauses (x), (y) and (z), calculated (i) as if any Incremental Term Loan Commitments or the commitments in respect of any Incremental Equivalent Debt were fully drawn on the effective date thereof and (ii) without netting any of the proceeds of any of such Incremental Facility or Incremental Equivalent Debt; provided that solely for the purposes of calculating the First Priority Debt Leverage Ratio to determine whether an Incremental Facility or Incremental Equivalent Debt may be incurred pursuant to this clause (b), such calculation shall be made without giving effect to any amount incurred simultaneously under clause (a).

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders.

“Incremental Assumption Amendment” means any amendment to the Incremental Assumption Agreement.

“Incremental Commitment” means an Incremental Term Loan Commitment.

“Incremental Equivalent Debt” means Debt incurred by one or more of the Loan Parties in the form of one or more series of pari passu notes, junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes; provided that the requirements applicable to the incurrence of Incremental Term Loans shall not apply; provided further, that such Debt (a) shall not be secured by any property or assets of the Loan Parties or any Restricted Subsidiary other than Collateral, and unless such Debt is unsecured, a Senior Representative acting on behalf of the holders of such Debt shall have become party to a customary intercreditor agreement reasonably satisfactory to the Borrower and the Administrative Agent reflecting the priority of the Liens securing such Debt, (b) shall not be guaranteed by any Person other than one or more Loan Parties, (c) shall not mature prior to the Latest Maturity Date in effect at the time such Debt is incurred, (d) shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans at the time such Debt is incurred, (e) in the case of Incremental Equivalent Debt in the form of one or more series of pari passu notes, Section 2.02(b)(iv) shall apply and (f) shall have covenants and events of default that are not more restrictive, taken as a whole, than the terms applicable to the Term Loans at the time such Debt is incurred (except for covenants and events of default applicable only to periods after the Latest Maturity Date in effect at the time such Debt is incurred or after the Obligations in effect at such time (other than contingent obligations not yet accrued and payable) have been paid in full), as reasonably determined by the Borrower in good faith.

“Incremental Facility” means the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Loan” means an Incremental Term Loan.

“Incremental Term Facility” means the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.02, to make Incremental Term Loans to the Borrower.

“Incremental Term Loans” means any term loans borrowed in connection with an Incremental Assumption Agreement.

“Indemnified Taxes” means all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.04(b).

“Ineligible Institution” means (a) a Defaulting Lender, (b) except with respect to assignments made pursuant to Section 2.19, the Borrower, any of its Subsidiaries or any of its Affiliates, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Information” has the meaning assigned to such term in Section 9.13.

“Inside Maturity Notes” means each of, individually, (a) the 2019 Notes, and (b) the Borrower’s (i) 7.625% senior notes due 2020, (ii) 7.875% senior notes due 2021, (iii) 8.875% debentures due 2021, (iv) 7.00% senior notes due 2022 and (v) 6.50% senior notes due 2023.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Loan Party;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Insurance Policy Debt” means Debt of the Borrower or any of its Restricted Subsidiaries under policies of life insurance now or hereafter owned by the Borrower or any of its Restricted Subsidiaries under which policies the sole recourse for such borrowing is against such policies.

“Intellectual Property” has the meaning assigned thereto in the Security Agreement.

“Interest Election Request” means a request in the form of Exhibit K (or any other form approved by the Administrative Agent (acting reasonably)) by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week, one month, two months, three months or six months (or, if available to all Lenders under the applicable Facility, twelve months or any other period acceptable to the Administrative Agent) thereafter, as selected by the Borrower in its Committed Loan Notice, as the case may be, given with respect thereto, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week, one month, two months, three months or six months (or, if agreed to by all Lenders under the applicable Facility, twelve months or any other period acceptable to the Administrative Agent) thereafter, as selected by the Borrower by irrevocable Committed Loan Notice to the Administrative Agent not later than 12:00 noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period for a Term Loan that would extend beyond the date the final payment is due on such Term Loan; and

(iii) any Interest Period relating to a Eurodollar Rate Loan of at least one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect Asset Acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) an Asset Acquisition, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of any Investment. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in value.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Subsidiary.

“Junior Debt” means Debt for borrowed money, other than Debt incurred under or pursuant to the ABL Credit Agreement, that is (x) unsecured, or (y) by its terms subordinated or junior in right of payment or security to the Obligations.

“Junior Debt Restricted Payment” means, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Borrower or any of its Restricted Subsidiaries, of or in respect of principal of or interest on any Junior Debt (or any Permitted Refinancing thereof); provided, that the following shall not constitute a Junior Debt Restricted Payment:

(a) any Permitted Refinancing thereof permitted to be incurred under Section 6.01;

(b) payments of regularly scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Debt from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Internal Revenue Code, and principal on the scheduled maturity date of any Junior Debt;

(c) payments or distributions in respect of all or any portion of the Junior Debt with the proceeds from the substantially concurrent issuance, sale or exchange by the Borrower of Qualified Equity Interests; provided that such net cash proceeds are not included in any determination of the Available Amount; or

(d) the conversion of any Junior Debt to Qualified Equity Interests of the Borrower; provided that such amounts are not included in any determination of the Available Amount.

“Latest Maturity Date” means, at any date of determination, the latest maturity date in respect of any Class of Term Loans, in each case then in effect on such date of determination.

“LCT Election” has the meaning assigned to such term in Section 1.08.

“LCT Test Date” has the meaning assigned to such term in Section 1.08.

“Lead Arrangers” means, collectively, Bank of America, N.A., Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

“Lender Presentation” means the Lender Presentation dated September 2018 and made available to the Lenders in connection with this Agreement.

“Lenders” means the Persons listed on Schedule 1.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or any Incremental Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBOR” has the meaning assigned to such term in the definition of “Eurodollar Rate.”

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning assigned to such term in Section 2.10(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Eurodollar Rate, or Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Lien” means, with respect to any asset, any security interest, mortgage, pledge, lien, claim, charge or encumbrance of any kind in respect of such asset.

“Limited Condition Transaction” means each of any (i) Permitted Acquisition or other similar permitted Investment whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (ii) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) Disposition or (iv) irrevocable declaration of a dividend.

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Loan Documents” means this Agreement, the Guarantee Agreement, the Collateral Documents, the ABL Intercreditor Agreement, any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment and any amendments or waivers to any of the foregoing.

“Loan Parties” means the Borrower and each Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole or that results in a material impairment of the ability of the Borrower to perform any payment obligations hereunder or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Margin Stock” has the meaning assigned to it in Regulation U issued by the Board.

“Material Real Property” means any parcel of Real Property owned in fee by the Borrower or any other Loan Party located in the United States and having a gross book value (determined on a per property basis) greater than or equal to $5,500,000 as of (x) the Closing Date, for Real Property then owned or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case, as determined by the Borrower in good faith.

“Material Subsidiary” means any Restricted Subsidiary of the Borrower which, at the time of determination, (i) shall own assets comprising in excess of 2% of all of the assets of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis or (ii) has net sales for the four fiscal quarters most recently ended in excess of 2% of the net sales of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policy” has the meaning assigned to such term in Section 5.09(e)(iii)(A).

“Mortgaged Properties” means the Material Real Properties that are identified on Schedule 1.01B (the “Closing Date Mortgaged Properties”) and each additional Material Real Property encumbered by a Mortgage pursuant to Section 5.09.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, debentures, and other security documents securing the Obligations (including amendments to any of the foregoing) executed and delivered by a Loan Party to the Administrative Agent with respect to Mortgaged Properties (either as stand-alone documents or forming part of other Collateral Documents), each in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in each case, as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Asset Sale or any Recovery Event made or occurring after the Closing Date, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Debt that is secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and other than Incremental Equivalent Debt or other obligations secured by a Lien that is junior to the Liens securing the Obligations), including payments required under the ABL Credit Agreement with respect to assets or property constituting ABL Collateral, (iii) repayments of Incremental Term Loans and Incremental Equivalent Debt secured by a Lien that is pari passu with the Liens securing the Obligations (limited to its proportionate share of such prepayment, based on the amount of such then outstanding Debt as a percentage of all then outstanding Term Loans, Incremental Term Loans and Incremental Equivalent Debt secured by a Lien that is pari passu with the Liens securing the Obligations), (iv) Taxes paid or payable (in the good faith determination of the Borrower) as a direct result thereof, and (v) in the case of an Asset Sale, the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); provided, that, if the Borrower shall deliver an Officer’s Certificate to the Administrative Agent promptly following receipt of any such proceeds indicating the Borrower’s election to retain such proceeds in order for it to be able to use any portion of such proceeds (x) within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Asset Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory) or (y) within six months of such receipt, to (A) repay outstanding amounts under the ABL Credit Agreement (with no requirement to permanently reduce commitments thereunder in connection therewith), in an amount (not including any outstanding amounts under the ABL Credit Agreement repaid pursuant to clause (B)(2) below) not to exceed $75,000,000 in any calendar year or (B) in an aggregate amount not to exceed $400,000,000, (1) redeem, repurchase or repay Inside Maturity Notes and (2) repay outstanding amounts under the ABL Credit Agreement to the extent such amounts were drawn in order to redeem, repurchase or repay Inside Maturity Notes, in the case of clauses (1) and (2) above, so long as (other than with respect to the Specified Prepayment), after giving effect to such Asset Sale and such prepayment of Inside Maturity Notes, the Total Leverage Ratio, on a Pro Forma Basis, is no greater than the Total Leverage Ratio immediately prior to such Asset Sale, then such portion of such proceeds shall not constitute Net Proceeds except to the extent not (I) within 365 days of such receipt, so used or contractually committed to be so used for the purposes set forth in clause (x) above (it being understood that if any portion of such proceeds are not so used within such 365 day period but are contractually committed within such 365 day period to be used, then such remaining portion if not so used within 180 days following the end of such 365 day period shall constitute Net Proceeds as of such date without giving effect to this proviso) or

(II) within six months of such receipt, so used for the purposes set forth in clause (y) above; provided, further that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10,000,000; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Debt (other than Excluded Debt, except for Refinancing Term Loans), net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“Non-Bank Certificate” has the meaning assigned to such term in Section 2.13(e)(ii)(B)(3).

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.15(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Loan Party” means any Restricted Subsidiary other than a Loan Party.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower, Guarantor or Specified Pledgor arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Borrower, any Guarantor, any Specified Pledgor or any Affiliate of any thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate of a Responsible Officer in form and substance reasonably acceptable to the Administrative Agent.

“Other Taxes” means all present or future stamp, documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration or enforcement of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15) as a result of any other present or former connection between such recipient and such jurisdiction (including such recipient carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction), other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or engaged in any other transaction pursuant to and/or enforced any Loan Documents.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Certificate” means a certificate substantially in the form of Exhibit H-1 or any other form approved by the Administrative Agent (acting reasonably), as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate substantially in the form of Exhibit H-2 or any other form approved by the Administrative Agent (acting reasonably).

“Permitted Acquisition” means any Asset Acquisition so long as, (a) on a Pro Forma Basis, immediately after giving effect thereto, no Event of Default has occurred and is continuing and (b) the aggregate consideration paid by the Borrower and its Restricted Subsidiaries attributable to acquisitions of the Equity Interests of Persons that become Restricted Subsidiaries that (after giving effect to Section 5.09(b)) do not become Subsidiary Guarantors or assets that are acquired by Restricted Subsidiaries that are not Subsidiary Guarantors (and are not required to become Subsidiary Guarantors after giving effect to Section 5.09(b)) shall not exceed $100,000,000.

“Permitted Encumbrances” means Permitted Liens pursuant to Section 6.05(a), (k), (l), (m), (n), (p), (q), (t), (u)(ii) and (z).

“Permitted Investments” means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof; (3) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (4) repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition; (7) money market mutual or similar funds at least 90% of the assets of which are invested in assets satisfying the requirements of clauses (1) through (6) of this definition; (8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (9) in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Permitted Liens” means Liens permitted by Section 6.05.

“Permitted Refinancing” means, with respect to any Debt, any refinancing thereof; provided, however, that: (a) no Event of Default shall have occurred and be continuing or would arise therefrom; (b) any such refinancing Debt shall (i) not have a stated maturity or weighted average life that is shorter than that of the Debt being refinanced (provided that the stated maturity or weighted average life may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (1) the stated maturity in effect prior to such refinancing or (2) 91 days after the Latest Maturity Date then in effect at the time of issuance), (ii) if the Debt being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Debt, be at least as subordinate to the Obligations as the Debt being refinanced (and (x) unsecured if the refinanced Debt is unsecured or (y) secured by Liens expressly junior in priority to the Liens securing the Obligations, if the refinanced Debt is secured by Liens expressly junior in priority to the Liens securing the Obligations) and (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and reasonable expenses of the Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing; and (c) the sole obligor on such refinancing Debt shall be the Borrower or the original obligor on such Debt being refinanced; provided, however, that (i) any guarantor of the Debt being refinanced shall be permitted to guarantee the refinancing Debt and (ii) only to the extent such Debt being refinanced constitutes Priority Debt, any Loan Party shall be permitted to guarantee any such refinancing Debt of any other Loan Party.

“Person” means an individual, partnership, corporation (including a company or business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee benefit plan (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any proceeding under any Debtor Relief Law.

“Platform” has the meaning assigned to such term in Section 9.17.

“Pledge Agreement” means a pledge agreement in substantially the form of Exhibit D-2, as amended, modified, supplemented or restated, among the Administrative Agent and the Specified Pledgors.

“Priority Debt” means Consolidated Debt that is either (a) secured by a Lien on any assets of the Borrower or one or more Restricted Subsidiaries and/or (b) issued or guaranteed by one or more Restricted Subsidiaries.

“Priority Debt Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Priority Debt as of such date, less Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of such date, if any, in an amount not to exceed $150,000,000, to (b) Consolidated EBITDA for the most recent four fiscal quarter period preceding such date for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the latest financial statements referred to in Section 3.04).

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the availability of baskets, commitment increases or incremental facilities, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the latest financial statements referred to in Section 3.04). In connection with the foregoing, (a) with respect to any Disposition (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction (it being agreed that with respect to any Disposition, such pro forma calculations may include a reasonable estimate of corporate overhead costs and expenses attributable to the property, assets or Subsidiary Disposed of that will no longer be incurred following such Disposition) and (ii) Debt which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, and (b) with respect to any Asset Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP and (B) such items are supported by financial statements or other information (it being agreed that with respect to any Asset Acquisition, such pro forma calculations may include a reasonable good faith estimate of factually supportable and identifiable cost savings resulting from such Asset Acquisition that have been realized or for which the steps necessary for realization have been taken and are expected to be realized within 12 months of the relevant transaction, in an amount not to exceed 10% of Consolidated EBITDA before giving effect to such synergies for any measurement period, which cost savings can be reasonably computed, as certified in writing in an Officer’s Certificate executed by a Responsible Officer of the Borrower and delivered to the Administrative Agent) and (ii) any Debt incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Debt of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.

“Pro Rata Extension Offer” has the meaning assigned to such term in Section 2.17(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 9.17.

“Purchase Offer” has the meaning assigned to such term in Section 2.19(a).

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Borrower.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Recovery Event” means any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, or to issue other Debt in exchange or replacement for, such Debt.

“Refinancing Amendment” has the meaning assigned to such term in Section 2.18(c).

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.18(a).

“Refinancing Term Loans” has the meaning assigned to such term in Section 2.18(a).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Related Business” means (a) any business in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business, (b) the businesses of media, business services or business outsourcing and (c) any business or activity related, ancillary, incidental, synergistic or complementary to any business of the Borrower or any Restricted Subsidiary in which the Borrower or any Restricted Subsidiary was engaged on the Closing Date or any reasonable extension of such business (which shall include other businesses related to the handling and/or distribution of data used or processed in the businesses engaged in by the Borrower or any Subsidiary on the Closing Date).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Repricing Event” means (i) any prepayment or repayment of Term B Loans with the proceeds of, or conversion of all or any portion of the Term B Loans into, any new or replacement term loans bearing interest with an All-in Yield less than the All-in Yield applicable to the Term B Loans subject to such event or (ii) any amendment, waiver or consent to this Agreement which reduces the All-in Yield applicable to the Term B Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.15(c)); provided that in no event shall any prepayment or repayment of Term B Loans in connection with a Change of Control or a Transformative Acquisition constitute a Repricing Event.

“Required Lenders” means, at any time, Lenders having Aggregate Exposure that, taken together, represents more than 50% of the Aggregate Exposure of all Lenders at such time; provided, that the Aggregate Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” means, with respect to any Excess Cash Flow Period, 50%; provided, that, if the Total Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to 3.70 to 1.00 but greater than 3.20 to 1.00, such percentage shall be 25% or (y) less than or equal to 3.20 to 1.00, such percentage shall be 0%.

“Requirements of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or official administrative pronouncement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) in respect of any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests (other than convertible Debt instruments or securities) or (c) any Junior Debt Restricted Payment.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than Unrestricted Subsidiaries. Each Subsidiary of the Borrower that is a Specified Pledgor shall constitute a Restricted Subsidiary at all times.

“Retained Excess Cash Flow Amount” means, as at any date of determination, an amount determined on a cumulative basis equal to, without duplication, (a) the cumulative amount of Excess Cash Flow for all Excess Cash Flow Periods completed prior to such date, minus (b) the amount of such Excess Cash Flow required to be applied to prepay the Loans pursuant to Section 2.07(c) during or with respect to such applicable Excess Cash Flow Periods (without giving effect to any reduction in respect of prepayments of Debt as provided in clause (ii) thereof).

“Revocation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Sanction(s)” means any sanction, law, rule or regulation administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.10(b)(ii).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.05 and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means a security agreement in substantially the form of Exhibit D-1, as amended, modified, supplemented or restated, among the Administrative Agent and the Loan Parties.

“Senior Representative” means, with respect to any series of Debt permitted by this Agreement to be secured by the Collateral on a pari passu or junior or subordinated basis, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Debt is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” has the meaning assigned to such term in Section 5.05(d).

“Specified Pledgor” means any direct or indirect domestic subsidiary of the Borrower that is not a Loan Party that holds Equity Interests of a first tier Foreign Subsidiary; provided that, for purposes of the definition of Specified Pledgor, the Equity Interests of Courier Tecnologia em Serviços Gráficos and Consolidated Graphics de Mexico S. de R.L. de C.V. shall not constitute Equity Interests of a first tier Foreign Subsidiary so long as Courier Tecnologia em Serviços Gráficos and Consolidated Graphics de Mexico S. de R.L. de C.V. have no material assets. As of the Closing Date, the only Specified Pledgor is RRD Netherlands, LLC.

“Specified Prepayment” means the application by the Borrower of the net cash proceeds of any Asset Sale to repay up to $172,000,000 of (a) the aggregate principal amount outstanding of the 2019 Notes or (b) amounts outstanding under the ABL Credit Agreement drawn to repay the aggregate principal amount outstanding of the 2019 Notes; provided, however, that the Specified Prepayment must occur on or prior to December 31, 2019.

“Specified Representations” means Section 3.01 (solely with respect to the organizational existence of the Borrower and, except where the failure to be validly existing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the other Loan Parties), Section 3.02 (solely as it relates to (x) organizational power and authority of the Loan Parties to duly authorize, execute, deliver and perform the Loan Documents and (y) the due authorization, execution, delivery and enforceability of the Loan Documents), Section 3.03 (solely as it relates to no conflicts of the Loan Documents (with respect to the execution and delivery by the Borrower and the Subsidiary Guarantors of this Agreement, the incurrence of indebtedness hereunder and the granting of the guarantees and security interests hereunder) with the organizational documents of the Loan Parties), Section 3.08, Section 3.12, Section 3.15, Section 3.17, Section 3.18 and Section 3.22.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other business entity (a) of which a majority of the shares of Voting Stock is at the time beneficially owned by such Person, (b) over which such Person has the ability to direct the management, or (c) whose financial results are consolidated into the financial statements of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Domestic Subsidiary that is a party to the Guarantee Agreement and any other Domestic Subsidiary that becomes a Subsidiary Guarantor after the date hereof (whether required to by this Agreement or otherwise).

“Survey” has the meaning assigned to such term in Section 5.09(e).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, the termination value thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offers” means the tender offers made by the Borrower pursuant to that certain offer to purchase, dated September 18, 2018, in respect of certain of its outstanding (a) 7.625% senior notes due 2020, (b) 7.875% senior notes due 2021, (c) 8.875% debentures due 2021 and (d) 7.000% senior notes due 2022.

“Term B Commitment” means, as to any Term B Lender, the obligation of such Term B Lender to make Term B Loans in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A or in the Assignment and Assumption or Incremental Assumption Agreement pursuant to which such Term B Lender became a party hereto as the same may be changed from time to time pursuant to the terms of this Agreement (including as increased, extended or replaced as provided in Section 2.02, 2.17 and 2.18). The aggregate amount of all Term B Commitments as of the Closing Date is $550,000,000.

“Term B Facility” means the credit facility constituted by the Term B Commitments and the Term B Loans thereunder.

“Term B Lender” means each Lender that has a Term B Commitment or that holds Term B Loans.

“Term B Loans” means the Term Loans made pursuant to the Term B Commitment.

“Term B Maturity Date” means January 15, 2024.

“Term Facility” means a credit facility in respect of Term Loans hereunder, including the Term B Facility.

“Term Lender” means each Lender that holds Term Loans.

“Term Loan Commitment” means any Commitment in respect of Term Loans, including the Term B Commitments.

“Term Loans” means the Term B Loans, any Incremental Term Loan, Extended Term Loan or Refinancing Term Loans incurred hereunder.

“Term Yield Differential” has the meaning assigned to such term in Section 2.02(b)(iv).

“Title Insurer” has the meaning assigned to such term in Section 5.09(e)(iii)(A).

“Total Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Consolidated Debt as of such date, less Unrestricted Cash of the Borrower and its Restricted Subsidiaries as of such date, if any, in an amount not to exceed $150,000,000, to (b) Consolidated EBITDA for the most recent four fiscal quarter period preceding such date for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the latest financial statements referred to in Section 3.04).

“Transactions” means (i) the entry into the Loan Documents and the borrowings under this Agreement to occur on the Closing Date, (ii) the repayment of certain Debt outstanding under the ABL Credit Agreement, (iii) the consummation of the Tender Offers, including the payment of any tender premium in connection therewith and (iv) the payment of fees and expenses in connection with the foregoing.

“Transformative Acquisition” means any Asset Acquisition or other Investment by the Borrower or any Restricted Subsidiary, whether by purchase, merger or otherwise, that (i) is not permitted by the terms of this Agreement immediately prior to the consummation of such Asset Acquisition or other Investment or (ii) if permitted by the terms of this Agreement immediately prior to the consummation of such Asset Acquisition or other Investment, the terms of the Loan Documents would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility for the continuation or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” means, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States” means the United States of America.

“Unrestricted Cash” means, as of any date, all unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries and all cash and Permitted Investments restricted solely in favor of or pursuant to any Loan Document (and, to the extent also restricted in favor of or pursuant to any Loan Document, any ABL Loan Document or any document governing or securing any Incremental Equivalent Debt).

“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower after the Closing Date in a written notice to the Administrative Agent and (b) any subsidiary of any subsidiary described in clause (a) above or this clause (b); provided that (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to the designation of a subsidiary as an Unrestricted Subsidiary (a “Designation”) and (ii) at the time of and immediately after giving effect to such Designation, the Total Leverage Ratio determined on a Pro Forma Basis shall be less than or equal to 4.70 to 1.00; provided, further, that no subsidiary shall be designated as an Unrestricted Subsidiary unless (x) such subsidiary is not party to any transaction with the Borrower or any Restricted Subsidiary unless the terms of such transaction complies with Section 6.08 and (y) no Investments may be made in any such subsidiary by the Borrower or any Restricted Subsidiary except to the extent permitted under Section 6.02 (it being understood that, if a subsidiary is designated as an Unrestricted Subsidiary after the Closing Date, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall be subject to the limits set forth in Section 6.02). It is understood that, other than with respect to the net income of any Unrestricted Subsidiary to the extent such income has actually been distributed in cash to the Borrower or any Restricted Subsidiary during the applicable period, Unrestricted Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Borrower.

The Borrower may revoke the designation of a subsidiary as an Unrestricted Subsidiary pursuant to a written notice to the Administrative Agent so long as, after giving pro forma effect to such revocation, (i) the Total Leverage Ratio determined on a Pro Forma Basis shall be less than or equal to no 4.70 to 1.00 and (ii) no Event of Default shall be in existence (a “Revocation”). Upon any Revocation, such Unrestricted Subsidiary shall constitute a Restricted Subsidiary for all purposes of this Agreement and the Borrower shall comply with Section 5.09 if such subsidiary is a Domestic Subsidiary that is a Material Subsidiary. In the case of any Revocation, if the designation of such subsidiary as an Unrestricted Subsidiary caused the available basket amount referred to in Section 6.02 to be utilized by an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the subsidiary so designated (the amount so utilized, the “Designation Amount”), then, effective upon such Revocation, such available basket amount shall be increased by the lesser of (i) the Designation Amount and (ii) the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in such subsidiary at the time of such Revocation.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” when applied to any Debt at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Debt.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose common stock (other than directors’ qualifying shares or similar nominal shares to the extent required under applicable legal requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have 100% of the common equity interests (other than directors’ qualifying shares or similar nominal shares to the extent required under applicable legal requirements) at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Term Loan Borrowing”).

Section 1.03 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” (except when used as accounting terms, in which case GAAP shall apply) shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.04 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the statements referenced in Section 3.04. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Debt of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. Notwithstanding the foregoing or any other provision contained herein or in any other Loan Document, including Section 1.04(b) below, any obligations related to a lease (whether now or hereafter existing) that would be accounted for by such Person as an operating lease in accordance with GAAP as of the Closing Date (whether or not such lease exists as of the Closing Date or is thereafter entered into) shall be accounted for as an operating lease and not a capital lease for all purposes under this Agreement and the other Loan Documents.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP. Upon any agreement between the Borrower and the Administrative Agent as to any such amendment, the Administrative Agent shall provide the Lenders with prompt written notice of such amendment. Unless the Required Lenders shall have objected to such amendment within ten Business Days after the Lenders shall have been notified thereof by the Administrative Agent, such amendment shall become effective and shall be binding on all parties hereto; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.05 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06 Times of Day; Timing of Performance. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). When the performance of any covenant, duty or obligation is stated to be due or required on a day that is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

Section 1.07 Currencies. Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars. Notwithstanding anything to the contrary herein, no Default or Event of Default will arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates.

Section 1.08 Limited Conditionality. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (i) calculating any applicable ratio or basket amount in connection with incurrence of Debt, the creation of Liens, the making of any Disposition, the making of an Investment (including any Asset Acquisition), the making of any Restricted Payment or the repayment of Debt or (ii) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom and/or that representations and warranties be true and correct, in the case of each of clauses (i) and (ii) in connection with a Limited Condition Transaction, the date of determination of such ratio, of whether any Default or Event of Default has occurred, is continuing or would result therefrom and whether the representations and warranties are true and correct shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) such ratios and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred as of the first day of the most recent four fiscal quarter period ending prior to such LCT Test Date for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financials statements, the latest financial statements referred to in Section 3.04), the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Sections 7.01(a), (b) or (g) shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, unless on such date an Event of Default pursuant to Sections 7.01(a), (b) or (g) shall be continuing. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated, and be required to be satisfied, on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Borrower or its Restricted Subsidiaries (x) incurs Debt, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, or repays any Debt in connection with any Limited Condition Transaction under a ratio-based basket and (y) incurs Debt, creates Liens, makes Dispositions, makes Investments, makes

Restricted Payments, or repays any Debt in connection with such Limited Condition Transaction under a non-ratio-based basket (which shall occur simultaneously with the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction.

ARTICLE II

The Credits

Section 2.01 Commitments.

(a) Subject to the terms and conditions hereof, each Term B Lender severally agrees to make to the Borrower Term B Loans denominated in Dollars on the Closing Date in an amount equal to such Term B Lender’s Term B Commitment. Term B Loans that are repaid or prepaid may not be reborrowed.

(b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the applicable outstanding Commitment. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

Section 2.02 Incremental Term Loans.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or established (if commitments in respect of such Incremental Term Loans are established on a date prior to funding) from one or more Incremental Term Lenders (which may include any existing Lender (but no such Lender shall be required to participate in any such Incremental Facility without its consent), but shall be required to be Persons which would qualify as assignees of a Lender in accordance with Section 9.05) willing to provide such Incremental Term Loans in their sole discretion. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent) and (ii) the date on which such Incremental Term Loan Commitments are requested to become effective.

(b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation (including, without limitation, amendments to this Agreement) as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans; provided that:

(i) the Incremental Loans shall not be guaranteed by any subsidiaries of the Borrower that do not guarantee the Obligations and shall be secured on a pari passu basis by the same Collateral (and no additional Collateral) securing the Obligations and any Incremental Term Facility shall have the same payment priority as the Term B Facility,

(ii) (a) the scheduled final maturity date of any Incremental Term Facility shall be no earlier than the Term B Maturity Date and (b) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Facility,

(iii) no Incremental Term Facility shall participate on a greater than pro rata basis with the Term B Facility in any mandatory prepayment, and

(iv) any Incremental Facility shall be on terms (other than pricing, amortization, maturity, prepayment premiums and mandatory prepayments) and pursuant to documentation substantially similar to the Term B Facility or otherwise reasonably acceptable to the Administrative Agent; provided that such Incremental Facility shall not have negative covenants and/or default provisions that, taken as a whole, are materially more restrictive than those applicable to the Term B Facility as determined in good faith by the Borrower unless such terms (I) are, if favorable to all then-existing Lenders, in consultation with the Administrative Agent, incorporated into this Agreement for the benefit of all then-existing Lenders (without further amendment requirements); or (II) become applicable only after the Term B Maturity Date or all Term B Loans existing at such date have been paid in full; provided, however, with respect to any Incremental Term Loans, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Borrower, except that the All-in Yield in respect of any such Incremental Term Loans may exceed the All-in Yield in respect of the Term B Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Rate (or the “LIBOR floor” as provided in the following proviso) applicable to such Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided, that to the extent any portion of the Term Yield Differential is attributable to a higher “LIBOR floor” being applicable to such Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the adjusted LIBOR rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “LIBOR floor” applicable to the outstanding Term B Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Incremental Term Loans prior to any increase in the Applicable Rate applicable to such Term B Loans then outstanding.

(c) Incremental Term Loans may be in the form of an increase to any existing Class of Term Loans or a new Class of Term Loans. Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended or amended and restated to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 9.02 (including amendments to increase the amortization, extend the call protection or extend the “MFN” protection of an existing Class of Term Loans to ensure fungibility with Incremental Term Loans in the form of an increase to such Class). Any amendment or amendment and restatement to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.02 (including, without limitation, to provide for the establishment of Incremental Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

(d) Notwithstanding the foregoing, subject to Section 1.08, no Incremental Term Loan Commitment shall become effective under this Section 2.02 unless (i) no Default or Event of Default shall exist after giving pro forma effect to such Incremental Term Loan Commitment and the incurrence of Debt thereunder and use of proceeds therefrom; (ii) the conditions set forth in Section 4.02 have been complied with whether or not a Borrowing is made under the Incremental Facility on such date (other than clause (c) thereof which shall only be required to be complied with if a Borrowing is made on such date); and (iii) the Administrative Agent shall have received documents and legal opinions as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

Section 2.03 Procedure for Borrowing.

(a) To request a Term B Loan Borrowing on any Business Day, the Borrower shall notify the Administrative Agent of such request (x) in the case of ABR Loans, by telephone or Committed Loan Notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time on the requested Borrowing Date) or (y) in the case of Eurodollar Loans, by telephone or Committed Loan Notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time not less than three Business Days prior to the requested Borrowing Date). Any Committed Loan Notice shall be irrevocable (but may be conditioned on the occurrence of any event if the Committed Loan Notice includes a description of such event; provided that the relevant Lenders shall still be entitled to the benefits of Section 2.12) and any telephonic borrowing request must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such telephonic and written Committed Loan Notice shall specify the amount, Class and Type of Borrowing to be borrowed, the requested Borrowing Date and if applicable, the duration of the Interest Period with respect thereto. Upon receipt of such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. For the avoidance of doubt, subject to Section 2.10, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(b) If no election as to the Type of Borrowing is specified for a Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.04 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or to any other account as shall have been designated by the Borrower in writing to the Administrative Agent in the applicable Committed Loan Notice. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and such Lender shall not be entitled to any amounts payable under Section 2.11 or Section 2.13 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Sections 8.09 and 9.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Sections 8.09 or 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Sections 8.09 or 9.04(c).

Section 2.05 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Committed Loan Notice, and each Eurodollar Borrowing shall have an initial Interest Period as specified in such Committed Loan Notice. Thereafter, the Borrower may elect to convert any Borrowing to a different Type or to continue such Borrowing as the same Type and may elect successive Interest Periods for any Eurodollar Borrowing, all as provided in this Section. The Borrower may elect different Types or Interest Periods, as applicable, with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising the relevant portion of such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or in writing by the time that a request for a Borrowing would be required under Section 2.03, if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and any telephonic notice shall be confirmed promptly in writing.

(c) Each telephonic and written Interest Election Request shall specify (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as such for an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the

Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Repayment of Loans; Evidence of Debt.

(a) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

(b) The Borrower shall repay principal of outstanding Term B Loans on the last Business Day of each March, June, September and December of each year (commencing on the applicable day of the first full fiscal quarter of the Borrower after the Closing Date) prior to the Term B Maturity Date in an amount equal to $1,375,000, and on the Term B Maturity Date, in an amount equal to the then unpaid principal amount of such Term B Loans outstanding.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each relevant Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.07 Prepayments.

(a) The Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty (except as specifically provided in the proviso of this sentence and in the penultimate sentence of this Section 2.07(a)), upon notice delivered to the Administrative Agent no later than 12:00 noon, New York City time, not less than three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 noon, New York City time, on the date of such notice, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and the Loans to be prepaid; provided that, if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.12. Each such notice may be conditioned on the occurrence of one or more events (it being understood that the Administrative Agent and Lenders shall be entitled to assume that the Loans contemplated to be prepaid by such notice are to be prepaid on the date indicated in such notice unless the Administrative Agent shall have received written notice revoking such notice of prepayment on or prior to the date of such prepayment). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given and not revoked on or prior to the date of prepayment indicated in such notice, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. In the case of each prepayment of Loans pursuant to this Section 2.07(a), the Borrower may in its sole discretion select the Loans (of any Class) to be repaid, and such prepayment shall be paid to the appropriate Lenders in accordance with their respective pro rata share of such Loans. If any Repricing Event occurs prior to the date occurring 12 months after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term B Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 2.15(c) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Term B Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.

(b) Beginning on the Closing Date, the Borrower shall apply all Net Proceeds within ten (10) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (d) and (e) below.

(c) Not later than ten (10) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.01(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow is greater than $0, the Borrower shall apply an amount to prepay Term Loans equal to (i) the Required Percentage of such Excess Cash Flow minus (ii) to the extent not financed using the proceeds of long-term Debt (it being understood that drawings under the ABL Credit Agreement are not considered to be proceeds of long-term Debt), the amount of any voluntary payments of Term Loans and amounts used to repurchase outstanding principal of Term Loans during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any such voluntary payments and amounts so used to repurchase principal of Term Loans after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) pursuant to Sections 2.07(a) and Section 2.19 (it being understood that the amount of any such payments pursuant to Section 2.19 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith). Such calculation will be set forth in an Officer’s Certificate delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(d) Amounts to be applied in connection with prepayments of Term Loans pursuant to this Section 2.07 shall be applied to the prepayment of the Term Loans in accordance with Section 2.14(a) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.07, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans; provided that with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied (i) first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.12 and (ii) on a pro rata basis with respect to each Class of Term Loans except to the extent any Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment provides that the Class of Term Loans incurred thereunder is to receive less than its pro rata share, in which case such prepayment shall be allocated to such Class of Term Loans as set forth in such Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment and to the other Classes of Term Loans on a pro rata basis. Each prepayment of the Term Loans under this Section 2.07 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.07(b) or 2.07(c) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.07(b) or 2.07(c) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the Declined Prepayment Amount is greater than $0, such Declined Prepayment Amount shall be retained by the Borrower. For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.07(a).

(f) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (“Foreign Asset Sale”), the Net Proceeds of any Recovery Event from a Foreign Subsidiary (a “Foreign Recovery Event”) or Excess Cash Flow attributable to Foreign Subsidiaries would be prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the Net Proceeds or Excess Cash Flow that would be so affected were the Borrower or a Restricted Subsidiary to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.07 so long, but only so long, as the applicable local law would not permit repatriation to the United States and, if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any such affected Net Proceeds or Excess Cash Flow is permissible under the applicable local law, even if such cash is not actually repatriated at such time, an amount equal to the amount of such Net Proceeds or Excess Cash Flow, as applicable, will be promptly (and in any event not later than ten Business Days) applied (net of an amount equal to the additional taxes of the Borrower, the Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower or the Restricted Subsidiaries to the repayment of the Term Loans pursuant to this Section 2.07 to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale or Foreign Recovery Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.07; provided that the Borrower will use commercially reasonable efforts to eliminate or reduce any such material adverse tax consequences to enable such repayment to be made.

(g) Any prepayment of Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.06 as directed by the Borrower and if not directed by the Borrower, in direct order of maturity thereof, or as otherwise provided in any Extension Amendment, any Incremental Assumption Amendment or any Refinancing Amendment.

Section 2.08 Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

Section 2.09 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). The applicable Alternate Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.10 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for a Loan or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for a Loan or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (ii) above) notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and the Loans shall be converted to an ABR Borrowing and (ii) if any borrowing request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary,

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (b)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Alternate Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 2.11 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board);

(ii) subject any Lender to any Taxes (other than any Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of paragraph (ii), any Loan) (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.12 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (for a reason other than the failure of any Lender to make a Loan) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market (but not less than the available Eurodollar Rate quoted for the Eurodollar interest period equal to the period from the date of such event to the last day of the then current Interest Period, or if there is no such Eurodollar interest period, the lower of the Eurodollar Rates quoted for the closest Eurodollar interest periods that are longer and shorter than such period). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.13 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, except to the extent required by applicable laws, be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any Loan Party or any other applicable withholding agent shall be required by any applicable laws to withhold or deduct any Taxes from or in respect of any payment made by any Loan Party under any Loan Document (as determined by the applicable withholding agent), then (A) the applicable withholding agent shall withhold or make such deductions as are determined by such withholding agent to be required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 2.13) the Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent), receives an amount equal to the sum it would have received had no withholding or deduction on account of Indemnified Taxes or Other Taxes been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c) Tax Indemnification. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) paid or payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. Upon request by any of the Loan Parties or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 2.13, the applicable Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the applicable Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by any Loan Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or other applicable Loan Party or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Loan Parties hereunder or under any other Loan Document are subject to withholding or deduction for any Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Loan Party pursuant to this Agreement or any other Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding the preceding sentence, the completion, execution and submission of any documentation with respect to any Tax other than United States federal withholding tax shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) duly completed, executed originals of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), duly completed, executed originals of whichever of the following is applicable

(1) Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN E, as applicable (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) Internal Revenue Service Form W-8ECI (or any successor form),

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G (a “Non-Bank Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and that no payments in connection with any Loan Document are effectively connected with such Foreign Lender’s conduct of a United States trade or business and (y) Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN E, as applicable (or any successor form),

(4) to the extent a Foreign Lender is not the beneficial owner, Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W 8BEN, Internal Revenue Service Form W-8BEN E, a Non-Bank Certificate, Internal Revenue Service Form W-9, and/or other certification documents (or successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, a Non-Bank Certificate may be provided by such Foreign Lender on behalf of such direct and indirect partner(s), or

(5) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(iv) Notwithstanding any other provisions of this Section 2.13(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(v) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any document provided by such Lender to the Administrative Agent pursuant to this Section 2.13(e).

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.13, it shall pay to the indemnifying Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 2.13 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to any Loan Party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed.

Section 2.14 Pro Rata Treatment and Payments.

(a) Each prepayment by the Borrower on account of principal of any Loans of any Class shall be made pro rata according to the respective outstanding principal amounts of Loans of such Class then held by the Lenders entitled to such payment (subject in the case of Term B Loans to Section 2.07(e)). All repayments of principal of any Loans at stated maturity or upon acceleration shall be allocated pro rata according to the respective outstanding principal amounts of the matured or accelerated Loans then held by the relevant Lenders. All payments of interest in respect of any Loans shall be allocated pro rata according to the outstanding interest payable then owed to the relevant Lenders. Notwithstanding the foregoing, (A) any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise but excluding any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15 and Section 9.05) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated interest-bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent: (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder (including amounts owed under Section 2.08(b) or 9.04(c)), (2) second, to the funding of any Loan required by this Agreement, as determined by the Administrative Agent, (3) third, if so determined by the Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (4) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (5) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, and (B) if such payment is a prepayment of the principal amount of Loans, such payment shall be applied solely to prepay the Loans of all Non-Defaulting Lenders pro rata (based on the amounts owing to each) prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the date when due. All payments received by the Administrative Agent after 2:00 p.m., New York City time, may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest and fees thereon. All such payments shall be made to the Administrative Agent’s Office except that payments pursuant to Sections 2.11, 2.12, 2.13, 2.19 and 9.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal, interest thereon shall be payable at the then applicable rate during such extension. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

(c) Subject to the terms of the ABL Intercreditor Agreement, after the exercise of remedies provided for in Section 7.01 or the Collateral Documents (or after any Loans have automatically become immediately due and payable as contemplated by Section 7.01) and irrespective of any other provision of any Loan Document to the contrary, any amounts (including cash, equity securities, debt securities or any other property; provided that if any such amounts are not in the form of cash, then the amount of such securities or other property applied to each of clauses First through Last below shall be an amount with a fair market value equal to the stated amount required to be applied pursuant to each such clause) received on account of the Collateral or in consideration of any waiver of any rights to receive any payment of the Obligations (whether received as a consequence of the exercise of such remedies or as a distribution under any Insolvency or Liquidation Proceeding including payments in respect of “adequate protection” for the use of Collateral during such proceeding or under any Plan of Reorganization or on account of any liquidation of any Loan Party) shall be turned over to the Administrative Agent (to the extent not received directly by the Administrative Agent) and applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and fees with respect to the Loans, but including amounts payable under Section 9.04) payable to the Administrative Agent in its capacity as such (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any Insolvency or Liquidation Proceeding) until paid in full;

Second, to payment of that portion of all other Obligations ratably among the Secured Parties in proportion to the amount of such Obligations owing to the Secured Parties described in this Clause Second until paid in full;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Section 2.15 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender gives notice to the Borrower (through the Administrative Agent) pursuant to Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13, as the case may be, or permit such Lender to rescind any notice delivered to the Borrower pursuant to Section 2.21, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Each Lender may designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(b) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender gives notice to the Borrower (through the Administrative Agent) pursuant to Section 2.21, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 requires the consent of all Lenders or all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all amounts owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender (each such Lender, a “Replacement Lender”) shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the Replacement Lender shall otherwise comply with Section 9.05.

(d) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of Section 2.15(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The Commitments and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this Section 2.16(a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification effecting the reduction or excuse of principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or the postponement of the scheduled date of payment of such principal amount, interest or fees to such Defaulting Lender.

(b) The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.17 Extensions of Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders, each acting in its sole and individual discretion, that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans of such Class and to otherwise modify the terms of such Lender’s Loans of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing a Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made, which shall be a date not earlier than five (5) Business Days after the date on which the Pro Rata Extension Offer is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans; provided, that (i) except as to interest rates, fees and any other pricing terms, amortization, final maturity date, participation in prepayments and covenants and other provisions applicable only to the period after the maturity date of the existing Class of Term Loans from which such Extended Term Loans are extended (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall, subject to clauses (ii) and (iii) of this proviso, have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the maturity date of the Class of Term Loans to which such offer relates, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, and (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans evidenced thereby as provided for in Section 9.02(c). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan.

(d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.17), (i) no Extended Term Loan is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Term Loans pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan), (iii) there shall be no condition to any Extension of any Loan at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan implemented thereby, (iv) all Extended Term Loans and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended and (v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of any such Extended Term Loans.

(e) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Section 2.18 Refinancing Amendments.

(a) Notwithstanding anything to the contrary in this Agreement, the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all proceeds of which are used to refinance in whole or in part any Class of Term Loans pursuant to Section 2.07(b). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided, that:

(i) before and after giving effect to the Borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date of the refinanced Term Loans;

(iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, expenses, commissions, underwriting discounts and premiums and accrued interest associated therewith;

(v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms, optional prepayment or mandatory prepayment or redemption terms shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Borrower in good faith) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent);

(vi) there shall be no borrower (other than the Borrower) and no guarantors (other than the Subsidiary Guarantors) in respect of such Refinancing Term Loans;

(vii) Refinancing Term Loans shall not be secured by any asset of the Borrower and its subsidiaries other than the Collateral; and

(viii) Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.07(b)) hereunder, as specified in the applicable Refinancing Amendment.

(b) The Borrower may approach any Lender or any other person that would be a permitted assignee pursuant to Section 9.05 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(c) The Borrower and each Lender providing the applicable Refinancing Term Loans shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans. For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have a Term Loan having the terms of such Refinancing Term Loan. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.18), (i) no Refinancing Term Loan is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan at any time or from time to time other than those set forth in clause (a) above and (iii) all Refinancing Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the refinanced Term Loans and all Obligations in respect thereof.

(d) Each party hereto hereby agrees that, upon the Refinancing Effective Date of any Refinancing Term Loans, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans evidenced thereby as provided for in Section 9.02. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.18 (including, without limitation, to provide for the establishment of Refinancing Term Loans) and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing between the Administrative Agent and the Borrower and furnished to the other parties hereto.

Section 2.19 Loan Repurchases.

(a) Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed by a financial institution chosen by the Borrower and reasonably acceptable to the Administrative Agent (in such capacity, the “Auction Manager” (it being understood that the Administrative Agent shall be under no obligation to act as Auction Manager)), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.19 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii) the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(v) no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi) any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis;

(vii) no Purchase Offer may be funded with drawings under the ABL Credit Agreement; and

(viii) all parties to the relevant transactions shall render customary “big-boy” disclaimer letters.

(b) The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.19, the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.19; provided, that notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.12, 2.14 and 9.05 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.19. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.04 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

Section 2.20 MIRE Event. Notwithstanding anything to the contrary herein, the making, increasing, extension or renewal of any Loans pursuant to this Agreement (including any incremental credit facilities, but excluding any continuation or conversion of Borrowings) after the Closing Date shall be subject to flood insurance due diligence in accordance with Section 5.09(e)(i) and flood insurance compliance in accordance with Section 5.05 hereto.

Section 2.21 Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to maintain Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to maintain or continue Eurodollar Rate Loans or to convert ABR Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender maintaining ABR Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each Loan Party (i) is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of this clause (ii), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions (including the performance of the Loan Documents) are within the corporate or other organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other organizational action. This Agreement has been and each other Loan Document will be duly executed and delivered by each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (including the performance of the Loan Documents) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or those which the failure to obtain would not be reasonably expected to result in a Material Adverse Effect and (ii) the filings referred to in Section 3.12, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other Loan Party or any order of any Governmental Authority except where any such violation would not reasonably expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any other Loan Party or its assets except as would not reasonably expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries (other than any Permitted Lien).

Section 3.04 Financial Position.

(a) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 2017, and the related consolidated statements of income, cash flow and shareholders’ equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with in accordance with GAAP consistently applied throughout the period covered thereby.

(b) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of March 31, 2018, and June 30, 2018, and the related consolidated statements of income, cash flow and shareholders’ equity of the Borrower and its Consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied throughout the period covered thereby.

Section 3.05 Properties; Flood Documentation.

(a) Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in, all of the Real Property and all its personal property material to its business, except for minor defects in title and Permitted Liens that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Borrower and its Material Subsidiaries owns, or is validity licensed to use, all Intellectual Property used or held for use by such entities or necessary to operate their respective business as currently conducted and contemplated to be conducted, and the operation of their respective businesses by the Borrower and its Material Subsidiaries does not infringe upon or otherwise violate the rights of any other Person, except for any such Intellectual Property or infringements or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) As to all improved Mortgaged Properties, (i) the Administrative Agent has received the Flood Documentation with respect to such Mortgaged Property on or prior to the granting of such Mortgage thereon, and (ii) all flood hazard insurance policies required pursuant to Section 5.05 with respect to any such Mortgaged Property have been obtained and remain in full force and effect to the extent required by such Section 5.05.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) on the Closing Date, that would reasonably be expected to materially and adversely affect the legality, validity or enforceability of this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any liability under Environmental Law, (iii) has received written notice of any Environmental Action or (iv) knows of any basis reasonably likely to result in any liability under Environmental Law.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (a) in such instances in which such compliance (or failure to comply) is being contested in good faith by appropriate proceedings diligently conducted or (b) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status; Margin Stock.

(a) No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

(b) Following application of the proceeds of each Loan to the Borrower, less than 25% of the value of the assets of the Borrower and its Consolidated Subsidiaries will consist of Margin Stock.

(c) The Borrower is not principally engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

Section 3.09 Taxes. Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.10 ERISA.

(a) Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws and each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status, except to the extent that it could not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) The assets of the Borrower are not and will not be deemed to include “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans.

Section 3.11 Disclosure.

(a) Neither the Lender Presentation nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.12 Liens; Security Interests in the Collateral.

(a) The Security Agreement and the Pledge Agreement (and the other Collateral Documents, upon execution thereof will, to the extent required thereby) are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral described therein (subject to any limitations specified therein). When financing statements specified on Schedule 3.12 in appropriate form are filed in the offices specified on Schedule 3.12, the Administrative Agent shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties and the Specified Pledgors in such Collateral (subject to any limitations specified therein) to the extent perfection of such security interest can be perfected by the filing of a financing statement, as security for the Obligations, in each case prior and superior in right to any other Person (subject to Permitted Liens). Upon the taking of possession or control by the Administrative Agent of Collateral with respect to which a security interest may be perfected by possession or control, the Liens created by the Collateral Documents shall constitute first priority perfected Liens on, and security interests in, such Collateral (subject to Permitted Liens).

(b) When the Security Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral listed in such ancillary document (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c) The Mortgages shall be effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) or, if so contemplated by the respective Mortgage, the Administrative Agent and the other Secured Parties, legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are validly filed, registered or recorded in the proper real estate filing, registration or recording offices, and all required mortgage Taxes and recording and registration charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have valid Liens with record or registered notice to third parties on all rights, titles and interests of the Loan Parties in such Mortgaged Property.

Section 3.13 No Change. Since December 31, 2017, there has been no material adverse change in the business, financial condition, results of operations or properties of the Borrower and its Restricted Subsidiaries, taken as a whole.

Section 3.14 Subsidiaries. (a) Schedule 3.14 sets forth, as of the Closing Date, (i) the name and jurisdiction of organization of each Subsidiary that is a Loan Party and each of its direct Subsidiaries, (ii) the name and jurisdiction of organization of each Subsidiary that is a Specified Pledgor and each of its direct Foreign Subsidiaries and (iii) as to each such Subsidiary and first tier Foreign Subsidiary, the number of each class of its Equity Interests authorized, the number outstanding, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights and the percentage of each class of Equity Interests owned by any Loan Party or Specified Pledgor on the Closing Date, (b) all Equity Interests of the Borrower and its Subsidiaries are duly and validly issued and are fully paid and, in the case of common stock of a corporation that is a Domestic Subsidiary or a first tier Foreign Subsidiary, non-assessable, and, as of the Closing Date, other than the Equity Interests of the Borrower and except as set forth in Schedule 3.14, are owned by the Borrower, directly or indirectly through Wholly Owned Subsidiaries, (c) each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, except the security interest created by the Security Agreement and Permitted Liens, (d) each Specified Pledgor is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Pledge Agreement, free of any and all Liens, except the security interest created by the Pledge Agreement and Permitted Liens and (e) as of the Closing Date, no party other than the Borrower or its Subsidiaries owns any outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors and directors’ qualifying shares or similar nominal shares to the extent required under applicable legal requirements) of any nature relating to any Equity Interest of any of the Domestic Subsidiaries and the first tier Foreign Subsidiaries. No consent of any Person, including any other general or limited partner any other member of a limited liability company, any shareholder or any trust beneficiary, that has not been received is necessary in connection with the creation, perfection or first priority status (subject to Permitted Liens) of the security interest of the Administrative Agent in any Equity Interests pledged to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement or the Pledge Agreement or the exercise by the Administrative Agent of the voting or other rights provided for in the Security Agreement or the Pledge Agreement or the exercise of remedies in respect thereof.

Section 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, the Borrower and its Subsidiaries on a consolidated basis are Solvent.

Section 3.16 No Default. No Default or Event of Default has occurred and is continuing.

Section 3.17 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any Person that is (i) the target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

Section 3.18 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (collectively, “Anti-Corruption Laws”) and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 3.19 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 3.20 Use of Proceeds. The Borrower will use the proceeds of the Term B Loans to finance the Transactions, to pay fees and expenses in connection therewith, and for working capital and other general corporate purposes.

Section 3.21 Insurance. The Borrower and its Material Subsidiaries maintain, with financially sound and responsible insurance companies (which may include so-called captive insurance companies), such insurance against such risks as are customarily insured against by Persons engaged in similar businesses; provided that the Borrower and its Material Subsidiaries may self-insure to the same extent as such other Persons.

Section 3.22 USA PATRIOT Act. Borrower and each of its subsidiaries is in compliance with the applicable provisions of the USA PATRIOT Act in all material respects.

ARTICLE IV

Conditions

Section 4.01 Closing Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (including by telecopy or email transmission) from each Loan Party party to the relevant Loan Document, a counterpart of this Agreement, the Guarantee Agreement, the Security Agreement, the Pledge Agreement and the ABL Intercreditor Agreement, in each case signed on behalf of such Loan Party.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders as of the Closing Date and dated the Closing Date) of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower and certain of the Loan Parties and (ii) the local counsel identified on Schedule 4.01, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a certificate of the Secretary of each Loan Party certifying (x) copies attached thereto of the resolutions of the board of directors or other applicable authorizing body or Person of such Loan Party authorizing and empowering certain officers of such Loan Party to effect such borrowings or other transactions hereunder as such officers may deem necessary or desirable for proper corporate purposes, subject to the limitations set forth in such resolutions, (y) copies attached thereto of the Certificate of Incorporation and by-laws (or similar organizational documents) of such Loan Party and (z) the names and true signatures of the officers of such Loan Party executing this Agreement and the other documents to be executed and delivered by such Loan Party hereunder, substantially in the form of Exhibit E, and (ii) a certificate from the relevant Secretary of State dated a date reasonably close to the date hereof as to the good standing of and organizational documents filed by each Loan Party.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Borrower, confirming that (a) the representations and warranties contained in Article III are correct in all material respects on and as of the Closing Date and (b) as of the Closing Date, no Default or Event of Default has occurred and is continuing.

(e) There shall have been delivered to the Administrative Agent an executed Perfection Certificate.

(f) The Administrative Agent shall have received a solvency certificate in the form of Exhibit I, dated the Closing Date and signed by a Financial Officer of the Borrower.

(g) Substantially concurrently with the funding of the Loans on the Closing Date, the Administrative Agent, the Lead Arrangers and the Lenders shall have received all reasonable accrued fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable and documented fees of Cahill Gordon & Reindel LLP, legal counsel to the Administrative Agent, the Lead Arrangers and the Lenders) required to be reimbursed or paid by the Borrower hereunder.

(h) (i) Since December 31, 2017, there has been no material adverse change in the business, financial condition, results of operations or properties of the Borrower and its Restricted Subsidiaries, taken as a whole and (ii) there shall exist no action, suit or proceeding (investigative, judicial or otherwise) against the Borrower or any of its Subsidiaries pending before any court or arbitrator or any governmental body, agency or official, or to the knowledge of the Borrower, threatened, that could reasonably be expected to have a Material Adverse Effect.

(i) The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.05 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall have received, to the extent required to be delivered to the Administrative Agent pursuant to the Security Agreement and/or the Pledge Agreement, the certificates representing the certificated Equity Interests pledged pursuant to the Security Agreement and/or the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and all Debt owing to any Loan Party, other than Excluded Property, shall have been pledged or assigned for security purposes pursuant to the Collateral Documents and the Administrative Agent shall have received, to the extent required to be delivered to the Administrative Agent pursuant to the Security Agreement and/or the Pledge Agreement, instruments evidencing such Debt, endorsed in blank.

(k) Each Uniform Commercial Code financing statement or other filing required by the Security Agreement shall be in proper form for filing.

(l) (i) Each Loan Party shall have provided the documentation and other information requested by the Lenders that is required by authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act, in each case as requested at least five (5) Business Days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have provided a Beneficial Ownership Certification in relation to the Borrower at least three (3) Business Days prior to the Closing Date.

(m) The Administrative Agent shall have received an executed promissory note with respect to each Lender that requested such promissory note at least one Business Day prior to the Closing Date and in a form approved by the Administrative Agent.

(n) The Borrower shall have paid as of the Closing Date immediately after giving effect thereto to the Administrative Agent for the account of each of the Lenders, an upfront fee as separately agreed.

(o) Substantially concurrently with the funding of the Loans on the Closing Date, the debt securities tendered in connection with the Tender Offers on or prior to the Early Tender Date (as defined in the offering materials for the Tender Offers) and accepted for purchase by the Borrower will be repurchased by the Borrower pursuant to the Tender Offers.

(p) The Administrative Agent shall have received an executed amendment to the ABL Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a continuation or conversion of an existing Borrowing) and any extension of credit pursuant to Section 2.02, 2.17 or 2.18 is subject to the satisfaction of the following conditions, subject to Section 1.08 with respect to Incremental Term Loans only:

(a) The representations and warranties contained in this Agreement shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date); provided that in the case of any Incremental Facility used to finance a Limited Condition Transaction permitted hereunder, to the extent the Lenders participating in such Incremental Facility agree, this Section 4.02(a) shall require only the Specified Representations and customary “acquisition agreement representations” (i.e., those representations of the seller or target (as applicable) in the applicable acquisition agreement that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable subsidiary has the right to terminate its obligations under the applicable acquisition agreement as a result of the failure of such representations to be accurate) be true and correct in all material respects (except, in the case of the Specified Representations, to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received a Committed Loan Notice in accordance with Section 2.03.

Each Borrowing (other than a continuation or conversion of an existing Borrowing) shall be deemed to constitute a representation and warranty by the Borrower or other applicable Loan Party on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the principal of and interest on each Loan, all fees payable hereunder and all other Obligations (other than contingent obligations not yet accrued and payable) shall have been paid in full and all Commitments have been terminated, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent (for delivery to the Lenders) and, in the case of clause (h), each requesting Lender:

(a) within 120 days after the end of each fiscal year of the Borrower, but in no case earlier than when such report shall be required to be filed with the Commission, a copy of the Borrower’s Annual Report on Form 10 K filed with the Commission for such year, or any similar annual report required to be filed by the Borrower with the Commission (provided that if the Borrower shall no longer be required to so file with the Commission, the Borrower will nonetheless thereafter continue to furnish to the Lenders such financial statements and related materials as would have comprised such filings, at such times as the Borrower would have otherwise delivered the same to the Commission), together with (x) customary management discussion and analysis of financial condition and results of operations and (y) an audit opinion by Deloitte & Touche LLP or other independent public accountants of recognized national standing with respect to the Borrower’s consolidated financial statements for such fiscal year (without a “going concern” or like qualification or exception (other than with respect to, or resulting from, an upcoming maturity date of Debt that is scheduled to occur within one year from the time such opinion is delivered or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) and without any qualification or exception as to the scope of such audit except as to the effectiveness of internal control over financial reporting with respect to any subsidiary acquired during such fiscal year in accordance with Regulation S-X under the Exchange Act, as interpreted by the implementation guidance of the U.S. Securities Exchange Commission) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as approved by such accountants and disclosed therein);

(b) within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, but in no case earlier than when such report shall be required to be filed with the Commission, a copy of the Borrower’s Quarterly Report on Form 10 Q filed with the Commission for such quarter, or any similar quarterly report required to be filed by the Borrower with the Commission (provided that if the Borrower shall no longer be required to so file with the Commission, the Borrower shall nonetheless thereafter continue to furnish to the Lenders such financial statements and related materials as would have comprised such filings, at such times as the Borrower would have otherwise delivered the same to the Commission), together with customary management discussion and analysis of financial condition and results of operations;

(c) not later than 120 days following the first day of each fiscal year of the Borrower, a forecast (including projected quarterly income and cash flow statements and annual balance sheets for the Borrower and its Subsidiaries on a consolidated basis) with appropriate principal assumptions upon which such forecast is based;

(d) simultaneously with the delivery of the reports referred to in clauses (a) and (b) above, a certificate of a Responsible Officer of the Borrower (i) stating whether there exists on the date of such certificate any Default or Event of Default and setting forth the details thereof and the action which the Borrower is taking with respect thereto and (ii) in the case of certificates delivered simultaneously with the delivery of the reports referred to in clause (a) above, setting forth in reasonable detail the calculations for Excess Cash Flow for such period and Available Amount as of the end of such period;

(e) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements (other than Form S-8 or any similar form) which the Borrower files with the Commission or any national securities exchange;

(f) concurrently with the delivery of financial statements pursuant to clause (a) above, a Perfection Certificate Supplement (or a certificate confirming that there has been no change in information since the date of the Perfection Certificate or latest Perfection Certificate Supplement), signed by a Responsible Officer of the Borrower;

(g) simultaneously with the delivery of the reports referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements (or other reconciliation reasonably acceptable to the Administrative Agent);

(h) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(i) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request.

Documents required to be delivered pursuant to this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on the Platform (or such other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver (including by electronic mail) paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent for delivery to each Lender written notice of the following promptly following any Responsible Officer’s knowledge thereof:

(a) the occurrence of any Default;

(b) the institution of, or any adverse final judgment in, any litigation, arbitration proceeding or governmental proceeding which, in the Borrower’s judgment, would reasonably be expected to have a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except in each case (i) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect or (ii) as such action is not prohibited under Sections 6.05 or 6.06 or pursuant to a Disposition not prohibited by the terms of this Agreement.

Section 5.04 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities that, if not paid, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to:

(a) Keep and maintain all property useful and necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

(b) Maintain, with financially sound and reputable insurance companies (which may include so-called captive insurance companies), or in accordance with self-insurance policies to the extent as companies engaged in similar businesses, insurance (subject to customary deductibles and retentions) against such risks as are customarily insured against by companies engaged in the same or similar business as reasonably determined by the Borrower and cause the Administrative Agent to be listed as a lender’s loss payee or additional insured, as applicable, on the general and umbrella liability and property insurance (including business interruption) of the Borrower and the other Loan Parties. Notwithstanding the foregoing, Borrower and the subsidiaries may (i) maintain all such insurance with any combination of primary and excess insurance, and (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or other Real Property which does not constitute Collateral (and in such event the loss payee endorsement shall be limited or otherwise modified accordingly).

(c) At the time of delivery of the applicable Mortgage (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), cause such property insurance policy with respect to the Mortgaged Property subject to such Mortgage to be endorsed or otherwise amended to include a “standard” lender’s loss payable mortgage endorsement, in form and substance reasonably satisfactory to the Administrative Agent; deliver a certificate of insurance with respect to such Mortgaged Property to the Administrative Agent; and deliver to the Administrative Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (c), a copy of a renewal or replacement (or other evidence of renewal of a policy previously delivered to the Administrative Agent) insurance certificate with respect thereto.

(d) If any building or mobile home on an improved Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all financial transactions of the Borrower and each such Restricted Subsidiary in accordance with generally accepted accounting principles. The Borrower will, and will cause each of its Restricted Subsidiaries to, upon reasonable notice from the Administrative Agent, permit any representatives designated by the Administrative Agent to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants all at such reasonable times during normal business hours as are mutually agreed by the Borrower and as often as reasonably requested, provided that such visits, inspections, examinations and discussions shall, so long as no Event of Default has occurred and is continuing, take place no more often than one time per fiscal year on a date to be determined by, and shall be coordinated by, the Borrower and the Administrative Agent; provided further, that the Administrative Agent shall have delivered a written request for such inspection to the Borrower prior to the date of any such inspection and that the information provided to the Lenders pursuant to this Section 5.06 shall be subject to the provisions of Section 9.13; provided further, that neither the Administrative Agent nor any of its representatives shall discuss the affairs of the Borrower with the Borrower’s independent accountants except in the presence of a Responsible Officer of the Borrower. Neither the Administrative Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party. Notwithstanding anything to the contrary in this Section 5.06, none of the Borrower nor any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that (i) in respect of which disclosure to the Administrative Agent is then prohibited by law, rule or regulation or any agreement binding on the Borrower or any of its Restricted Subsidiaries, as long as such agreement was not entered into in contemplation of or in connection with such inspection or (ii) in any of the Borrower or any of its Restricted Subsidiaries’ reasonable judgment, would compromise, or likely cause the Borrower or any Restricted Subsidiary of the Borrower to lose the benefit of protection in respect of, any attorney-client privilege, privilege afforded to attorney work product or similar privilege.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds. The proceeds of the Loans will be used only to finance the general corporate purposes of the Borrower and its Restricted Subsidiaries, including to fund the Transactions. No proceeds of any Loan will be used, directly or indirectly, or contributed or otherwise made available to any Subsidiary or other Person, in violation of Anti-Corruption Laws, or to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the target of Sanctions, or in any other manner that will result in a violation by a party to this Agreement or any of its Related Parties (including any individual or entity participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent or otherwise) of Sanctions.

Section 5.09 Guarantors and Collateral.

(a) Subject to the terms of the ABL Intercreditor Agreement and, with respect to any Material Real Property, clause (e) below, with respect to any property acquired after the Closing Date by any Loan Party (including, without limitation, any acquisition pursuant to an LLC Division) that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 90 days after the acquisition thereof, or such longer period as may be agreed to the Administrative Agent in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties.

(b) With respect to any Person that is or becomes a Domestic Subsidiary (including, without limitation, pursuant to an LLC Division) (other than (1) a Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (2) a Domestic Subsidiary that owns (directly or through one or more entities that are disregarded for U.S. federal income tax purposes) no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs, (3) an Unrestricted Subsidiary or (4) any Domestic Subsidiary that is prohibited (but only for so long as such Domestic Subsidiary would be prohibited) by applicable law or by contractual obligations existing at the time of acquisition (but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless in each case of clause (1), (2), (3) and (4), each Subsidiary is an obligor or guarantor under the ABL Credit Agreement) that is a Material Subsidiary after the Closing Date, (i) cause such new Domestic Subsidiary, promptly (and in any event within 90 days after such Person becomes a Material Subsidiary, or such longer period as may be agreed to by the Administrative Agent in its sole discretion) (A) to become a party to the Guarantee Agreement, (B) to become a party to the Security Agreement and (C) to take all actions necessary or advisable in the opinion of the Administrative Agent to cause the Liens or security interests created by the Collateral Documents to be duly perfected to the extent required by such agreement in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and (ii) deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary (and those held by such Subsidiary in other Subsidiaries to the extent required by the Security Agreement), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and, to the extent required by the Security Agreement, all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party.

(c) With respect to any Person that becomes a Specified Pledgor or any Specified Pledgor that acquires Equity Interests of a first tier Foreign Subsidiary, within 90 days (x) if such Specified Pledgor is not party to the Pledge Agreement, cause such Specified Pledgor to execute a joinder agreement to the Pledge Agreement in substantially the form annexed thereto and (y) cause such Specified Pledgor to take all actions necessary or advisable to cause the Liens created by the Pledge Agreement to be duly perfected to the extent required by the Pledge Agreement.

(d) For the avoidance of doubt and notwithstanding anything to the contrary in any of the Loan Documents, in no event shall any (i)(x) non-Wholly Owned Subsidiary or (y) newly-formed Subsidiary that is intended to be and becomes a non-Wholly Owned Subsidiary within 90 days of its formation, be required to become a Subsidiary Guarantor or party to the Security Agreement; and (ii) action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

(e) With respect to any Closing Date Mortgaged Property, within one hundred twenty (120) days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), and with respect to any Material Real Property acquired after the Closing Date, within one hundred twenty (120) days after such acquisition (but in no event prior to forty-five (45) days after the Borrower has given notice of such acquisition to the Administrative Agent and in no event prior to the Borrower receiving confirmation from the Administrative Agent that flood insurance due diligence and compliance in accordance with Section 5.09(e)(i) has been completed or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) or such later date as the Administrative Agent may agree to in its reasonable discretion), the Borrower shall, or shall cause the applicable Loan Party to, grant to the Administrative Agent a Mortgage on such Material Real Property, which Mortgage shall constitute valid and enforceable Liens on the applicable Loan Party’s right, title and interest in and to such Material Real Property, subject to no other Liens except Permitted Encumbrances, and record, register or file, the Mortgage in such manner and in such places as is required by law to establish the Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Loan Party to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording, registration or filing of the Mortgages. Unless otherwise waived by the Administrative Agent or the applicable Lender (solely with respect to clause (i)(B) below), with respect to each such Mortgage, the Borrowers shall cause the following requirements to be satisfied with respect to such Mortgaged Property:

(i) (A) the Administrative Agent shall have received with respect to each Mortgaged Property the Flood Documentation and (B) each Lender shall have received (through the Administrative Agent) any other reasonable documents or information reasonably requested by such Lender (through the Administrative Agent) to enable such Lender to comply, in the determination of the Administrative Agent, with any applicable Flood Insurance Laws and all applicable rules and regulations promulgated pursuant thereto;

(ii) the Administrative Agent shall have received:

(A) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording, registering or filing (together with any other forms or undertakings that are required or customary to effect such recording, registration or filing) in all filing, registration or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Encumbrances, at the time of filing, registration or recordation thereof, and

(B) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of local counsel regarding the enforceability of the Mortgages and such other matters customarily covered in real estate mortgage counsel opinions as the Administrative Agent may reasonably request, if and to the extent, and in such form, as local counsel customarily provides such opinions as to such other matters, and

(iii) the Administrative Agent shall have received:

(A) a policy or policies or marked up unconditional binder of title insurance (“Mortgage Policy”), in the amount of the book value of the respective Mortgaged Property, issued by a nationally recognized title insurance company (“Title Insurer”) insuring the Lien of each Mortgage as a valid first priority Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located (provided, however, that in lieu of a zoning endorsement, Administrative Agent shall accept a zoning report from a nationally recognized zoning report provider), and

(B) either (x) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid, which (A) complies in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) is sufficient for such Title Insurer to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Administrative Agent; provided, however, that so long as the Title Insurer shall accept the same to eliminate the standard survey exceptions from such policy or policies, in lieu of a new or revised survey Borrowers may provide a “no material change” affidavit with respect to any prior survey for the respective Mortgaged Property (which prior survey otherwise substantially complies with the foregoing survey requirements), or (y) if Borrower so elects, an ExpressMap (each of (x) and (y), a “Survey”).

Section 5.10 Further Assurances. Promptly upon the reasonable request by the Administrative Agent, the Borrower shall, and shall cause the Subsidiary Guarantors to, (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s assets, including Equity Interests to the Liens granted by the Security Agreement and the other Collateral Documents to the extent required thereunder and (iii) except as otherwise contemplated by the Collateral Documents, perfect and maintain the validity, effectiveness and priority (subject to the terms of the ABL Intercreditor Agreement) of the Collateral Documents and any of the Liens created thereunder. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent may reasonably require. If requested by the Administrative Agent or any Lender, the Borrower will, and will cause each of its Subsidiary Guarantors to cooperate with and provide any information necessary for the Administrative Agent or such Lender, as the case may be, to conduct its flood due diligence and flood insurance compliance.

Section 5.11 Information Regarding Collateral and Loan Documents. The Borrower shall not and shall not permit any other Loan Party or Specified Pledgor to effect any change in (i) such Loan Party’s or Specified Pledgor’s legal name, (ii) the location of such Loan Party’s or Specified Pledgor’s chief executive office, (iii) such Loan Party’s or Specified Pledgor’s identity or organizational structure, (iv) such Loan Party’s or Specified Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) such Loan Party’s or Specified Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than 10 days’ prior written notice (in a form bearing the signature of a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified organization documents reflecting any of the changes described in the preceding sentence.

Section 5.12 Conference Calls. The Borrower shall, within 10 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the date of the delivery of the quarterly and annual financial information pursuant to clause (a) or (b) of Section 5.01, hold a conference call or teleconference, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or year, as the case may be, of the Borrower (it being understood that any such call may be combined with any similar call held for any of the Borrower’s other lenders or security holders).

Section 5.13 Ratings. The Borrower shall use commercially reasonable efforts to obtain and to maintain public ratings from Moody’s and S&P for the Term Loans; provided, however, that the Borrower shall not be required to obtain or maintain any specific rating.

Section 5.14 Post-Closing Requirements.

(a) Within 30 days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall deliver insurance certificates and endorsements contemplated by Section 5.05(b), in form and substance reasonably satisfactory to the Administrative Agent.

(b) Within 20 Business Days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the applicable Loan Parties shall, to the extent required under the Security Agreement, enter into new, or amend existing, Deposit Account Control Agreements (as defined in the Security Agreement) and Securities Account Control Agreements (as defined in the Security Agreement) in form and substance reasonably satisfactory to the Administrative Agent.

(c) Within 30 days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), (x) the Administrative Agent shall have received certified copies of UCC lien searches in such jurisdictions requested by the Administrative Agent, listing all effective financing statements that name Chicago Delivery Inc., Courier Advisory Group, Inc., Courier Logistics Services, LLC, Courier Corporation, Esselte Corporation, Esselte Newco, Inc., United Express System, Inc., and Valid USA, Inc., as debtor and (y) the Borrower will take such actions as may be reasonably requested by the Administrative Agent based on the results of the searches described in clause (x) above.

(d) Within 10 Business Days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received (x) all certificates, agreements or instruments representing or evidencing the Specified LLC Equity Interests (as defined in the Security Agreement) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, to the extent such Specified LLC Equity Interests are represented or evidenced by any such certificates, agreements or instruments and (y) a Pledge Amendment (as defined in the Security Agreement) with respect to the Specified LLC Equity Interests, which Pledge Amendment shall be deemed to supplement Schedule 9(a) of the Perfection Certificate and Schedule 1 of the Security Agreement with respect to the Specified LLC Equity Interests.

(e) Within 10 Business Days following the Closing Date (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion), the instrument described below shall have been properly endorsed, assigned and delivered to the Revolving Credit Collateral Agent (as defined in the ABL Intercreditor Agreement), accompanied by instruments of transfer or assignment duly executed in blank:

Issuer	Borrower	Amount	Date of Issuance	Interest Rate	Maturity Date
RR Donnelley & Sons Company	TMC SUPPLY CHAIN SOLUTIONS	$5,441,390.00	9/18/17	0%	1/1/27

ARTICLE VI

Negative Covenants

Until the principal of and interest on each Loan, all fees payable hereunder and all other Obligations (other than contingent obligations not yet accrued and payable) shall have been paid in full and all Commitments have been terminated, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Debt. The Borrower will not, and will not permit any Restricted Subsidiary to, create or suffer to exist any Debt other than:

(a) (i) Debt under the Loan Documents and (ii) Debt incurred pursuant to the ABL Credit Agreement and the related credit documents in an aggregate principal amount not to exceed $800,000,000, and, in the case of this clause (ii), to the extent constituting Debt, any Secured Cash Management Obligations (other than in respect of letters of credit or indebtedness for borrowed money) and any Secured Hedge Obligations (in each case, as defined in the ABL Credit Agreement) secured by the Collateral securing the obligations under the ABL Credit Agreement pursuant to the ABL Loan Documents, and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of the Debt referred to in this clause (ii) that meets the definition of Permitted Refinancing (it being understood that if the amount of any Debt is increased in connection with any extension, renewal or replacement, the amount permitted as a Permitted Refinancing shall be permitted under this clause (a)(ii) and the amount above the amount permitted as a Permitted Refinancing shall be permitted if permitted under another clause of this Section 6.01);

(b) Debt issued and outstanding or available under existing lines of credit or other facilities on the Closing Date so long as such Debt is listed on Schedule 6.01 hereto, and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof that meets the definition of Permitted Refinancing (it being understood that if the amount of any Debt is increased in connection with any extension, renewal or replacement, the amount permitted as a Permitted Refinancing shall be permitted under this clause (b) and the amount above the amount permitted as a Permitted Refinancing shall be permitted if permitted under another clause of this Section 6.01);

(c) Debt (i) among Loan Parties, (ii) from a Restricted Subsidiary that is not a Loan Party owing to a Loan Party to the extent permitted by Section 6.02, or (iii) among Restricted Subsidiaries that are not Loan Parties;

(d) cash management obligations and Debt incurred in respect of netting services, overdraft protection and similar arrangements;

(e) Debt of a Person that existed at the time such Person is acquired and becomes a Restricted Subsidiary of the Borrower or Debt of a Person that existed at the time such Person is merged or consolidated with a Restricted Subsidiary or Debt acquired by a Restricted Subsidiary in connection with an Asset Acquisition, in each case, to the extent such Debt was not created in contemplation of such acquisition, merger or consolidation and is not secured by any assets other than those acquired so long as (i) on a Pro Forma Basis after giving effect thereto, the Total Leverage Ratio does not exceed 5.00 to 1.00 and (ii) all such Debt outstanding pursuant to this clause (e) incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor shall not exceed $100,000,000 in the aggregate at any time;

(f) any earn-out obligation that comprises a portion of the consideration for an acquisition or Debt consisting of obligations under deferred compensation or other similar arrangements incurred in connection with an acquisition;

(g) capital lease obligations and purchase money obligations for the purchase of goods on ordinary trade terms, fixed assets or capital assets so long as all such Debt outstanding pursuant to this clause (g) shall not exceed $50,000,000 in the aggregate at any time;

(h) Guarantees with respect to Debt of Loan Parties permitted under this Section 6.01, but, in the case of any Guarantee by any Restricted Subsidiary of Debt of the Borrower, other than Debt incurred by the Borrower pursuant to clauses (b), (e) or (k)(i) of this Section 6.01;

(i) Debt at Restricted Subsidiaries that are not Subsidiary Guarantors, so long as all Debt outstanding pursuant to this clause (i) shall not exceed $150,000,000 in the aggregate;

(j) other Debt in the aggregate not to exceed $100,000,000;

(k) additional Debt so long as on a Pro Forma Basis after giving effect to such transaction, (i) in the case of unsecured Debt of the Borrower that is not Guaranteed by any Subsidiary of the Borrower, the Total Leverage Ratio is 5.00 to 1.00 or less, (ii) in the case of First Priority Debt of the Borrower or any Restricted Subsidiary, the First Priority Debt Leverage Ratio is 2.00 to 1.00 or less and (iii) in the case of Priority Debt that is not First Priority Debt, the Priority Debt Leverage Ratio is 3.00 to 1.00 or less; provided that all such Debt (other than Debt incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor) shall not mature prior to the Latest Maturity Date in effect at the time such Debt is incurred and shall not have a Weighted

Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans at the time such Debt is incurred; provided, further, that all such Debt outstanding pursuant to this clause (k) incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor shall not exceed $150,000,000 in the aggregate at any time;

(l) Debt of a Restricted Subsidiary that is a joint venture so long as all Debt outstanding pursuant to this clause (l) shall not exceed $75,000,000 in the aggregate;

(m) Incremental Equivalent Debt in an amount not to exceed, when taken together with all other Incremental Equivalent Debt and Incremental Facilities, the Incremental Amount, and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof that meets the definition of Permitted Refinancing (it being understood that if the amount of any Debt is increased in connection with any extension, renewal or replacement, the amount permitted as a Permitted Refinancing shall be permitted under this clause (m) and the amount above the amount permitted as a Permitted Refinancing shall be permitted if permitted under another clause of this Section 6.01);

(n) Debt in respect of bid, performance, surety bonds or completion bonds issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations; and

(o) Hedging Obligations under Swap Contracts entered into for non-speculative purposes.

Section 6.02 Investments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make or hold any Investments, except:

(a) Investments in cash and Permitted Investments;

(b) Investments by the Borrower and its Restricted Subsidiaries outstanding on the Closing Date and listed on Schedule 6.02 hereto and any modification or replacement thereof not involving an increase in the aggregate amount of such Investments as of the Closing Date (it being understood that if the amount of any Investment is increased in connection with any modification or replacement, the amount outstanding on the Closing Date shall be permitted under this clause (b)(i) and the increased amount shall be permitted if permitted under another clause or sub-clause of this Section 6.02);

(c) Investments in current assets, including extensions of credit in the nature of accounts receivable or notes receivable and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;

(d) Guarantees permitted by Section 6.01;

(e) Permitted Acquisitions;

(f) Investments (i) by the Borrower in any Subsidiary Guarantor, (ii) by any Subsidiary Guarantor in the Borrower, (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor, (iv) by a Restricted Subsidiary that is not a Loan Party in another Restricted Subsidiary (including a Loan Party to the extent any Debt of a Loan Party is subordinated to the Secured Obligations pursuant to a global intercompany note), and (v) not exceeding $100,000,000 in the aggregate at any time from the Borrower or a Subsidiary Guarantor in a Restricted Subsidiary that is not a Subsidiary Guarantor;

(g) Investments in an amount not to exceed the portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.02(g); provided that after giving effect thereto no Event of Default shall have occurred and be continuing;

(h) loans and advances to directors, employees and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate principal amount for the Borrower and its Restricted Subsidiaries not to exceed $10,000,000 at any one time outstanding;

(i) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower; provided that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(j) Investments arising out of the receipt by the Borrower or a Restricted Subsidiary of non-cash consideration for the sale of assets not prohibited by the terms of this Agreement; and

(k) other Investments not to exceed $150,000,000 in the aggregate at any time outstanding.

Section 6.03 Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, other than, in each case:

(a) the payment by the Borrower or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with this Section 6.03 (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time); provided that any Restricted Payment pursuant to this clause (a) shall be deemed to have utilized capacity under the exception that such Restricted Payment would have been permitted to have been made in reliance of at the time of declaration or notice of redemption, as applicable;

(b) a Restricted Subsidiary may make a dividend or distribution (A) to the Borrower or another Restricted Subsidiary (and, in the case of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to each owner of Equity Interests of such Restricted Subsidiary such that the Borrower or Restricted Subsidiary receives at least its pro rata share of such dividend or distribution) or (B) to the extent required by applicable law, regulation or order, any other Person;

(c) the Borrower or a Restricted Subsidiary may declare and pay dividends and other payments solely in Qualified Equity Interests of the Borrower or redeem any of its Equity Interests in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests of the Borrower or through accretion or accumulation of such dividends on such Equity Interests; provided that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(d) the Borrower or any Restricted Subsidiary may, in the ordinary course of business, (x) repurchase its equity interests owned by retiring directors, officers or employees of the Borrower and (y) make payments to directors, officers or employees of the Borrower or any of its Restricted Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity or equity-based incentives pursuant to management or other incentive plans or in connection with the death or disability of such employees;

(e) the Borrower or any Restricted Subsidiary may, in the ordinary course of business, repurchase restricted equity interests of the Borrower issued as compensation to officers, directors and employees upon the vesting of such restricted equity interests if the Fair Market Value of such repurchased equity interests represent an amount equal to the tax withholding obligations of such officers, directors and employees that result from the vesting of such restricted equity interests;

(f) any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests or Junior Debt of the same payment and lien priority of any Junior Debt being prepaid or exchanged therefor pursuant to this clause (f) of the Borrower (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Borrower from its stockholders; provided that such net cash proceeds are not included in any determination of the Available Amount;

(g) payments or distributions to dissenting stockholders of a Person acquired by the Borrower or a Restricted Subsidiary pursuant to an Asset Acquisition permitted by Section 6.02;

(h) Restricted Payments in the form of quarterly dividend payments on the Borrower’s common stock not to exceed $0.03 per share; provided that after giving effect thereto no Event of Default shall have occurred and be continuing;

(i) the Borrower may make other Restricted Payments of $60,000,000 in the aggregate, subject to no Event of Default immediately before and immediately after giving pro forma effect thereto;

(j) Restricted Payments in an amount not to exceed the portion of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.03(j); provided that after giving effect thereto on a Pro Forma Basis (i) no Event of Default shall have occurred and be continuing and (ii) the Total Leverage Ratio is equal to or less than 4.70 to 1.00;

(k) the Borrower may consummate the Tender Offers; and

(l) the Borrower may make Junior Debt Restricted Payments in respect of the Inside Maturity Notes.

Section 6.04 Burdensome Agreements. The Borrower shall not, nor shall it permit its Material Subsidiaries to, enter into, or permit to exist, any consensual Contractual Obligation that (a) encumbers or restricts the ability of such Material Subsidiary to (i) make dividends or distributions to the Borrower, (ii) pay any Debt or other obligation owed to the Borrower, (iii) make loans or advances to the Borrower or (iv) transfer any of its property to the Borrower or (b) encumbers or restricts the ability of the Borrower or such Material Subsidiary to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extensions thereof (other than pursuant to the ABL

Intercreditor Agreement), except, in each case, those (1) existing under (x) the Loan Documents and any other agreement in effect on the Closing Date and (y) the ABL Credit Agreement and the other ABL Loan Documents, and in each case any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in such existing agreement, (2) existing under, by reason of, or with respect to, applicable law, rule, regulation or order, (3) with respect to any Person or the property or assets of a Person acquired by the Borrower or any Material Subsidiary existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances or restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect at the time of the acquisition, (4) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or are customary provisions restricting the subletting or assignment thereof, (5) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Material Subsidiary not otherwise prohibited by the Loan Documents, (6) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, materially detract from the value of any property or assets of the Borrower or any Material Subsidiary, (7) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Material Subsidiary that restrict distributions by that Material Subsidiary pending such sale or other disposition, (8) existing under, by reason of, or with respect to, customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership or limited liability company agreements, (9) restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case, under contracts, leases or other agreements entered into in the ordinary course of business, (10) with respect to any Lien that is permitted to be incurred pursuant to Section 6.05, and (11) encumbrances or restrictions contained in the documents governing any Debt or other instrument or agreement entered into after the Closing Date that, as determined by the Borrower, will not materially adversely affect the Borrower’s ability to make payments on the Loans.

Section 6.05 Liens. The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, in each case to secure any Debt of any Person or entity, other than the following:

(a) Liens existing on the Closing Date and listed on Schedule 6.05 hereto;

(b) Liens arising in connection with the obligations of the Borrower or any Restricted Subsidiary under industrial revenue bonds;

(c) Liens on assets of a Restricted Subsidiary of a Loan Party to secure Debt of such Restricted Subsidiary to any Loan Party;

(d) purchase money Liens claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Liens, and provided that no such Lien shall extend to assets of any character other than the goods being acquired;

(e) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business not prohibited by this Agreement;

(f) Liens securing Debt or other obligations on property of a Person that becomes a Restricted Subsidiary of the Borrower or of any of its Restricted Subsidiaries after the date hereof in accordance with Section 6.02 and existing at the time such corporation is merged or consolidated with the Borrower or any Restricted Subsidiary, at the time such corporation or firm (or division thereof) becomes a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries, or at the time of a sale, lease or other disposition of the properties of a corporation or a firm (or division thereof) as an entirety or substantially as an entirety to the Borrower or a Restricted Subsidiary, provided that such Liens were not created in contemplation of such merger, consolidation, acquisition, sale, lease or disposition and do not extend to assets other than those of the Person merged into or consolidated with the Borrower or such Restricted Subsidiary or acquired by the Borrower or such Restricted Subsidiary and such Debt was permitted by Section 6.01(e); provided that such Liens, with respect to ABL Collateral only, are expressly made junior to the Liens in favor of the Administrative Agent;

(g) Liens on life insurance policies owned by the Borrower or any Restricted Subsidiary, securing Insurance Policy Debt;

(h) (i) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or other social security legislation, and deposits securing liability to insurance carriers under related insurance or self-insurance arrangements, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (i), or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (i) and (ii) of this clause (h);

(i) (i) deposits to secure the performance of bids, tenders, contracts (other than for borrowed money) or leases to which such Person is a party, (ii) deposits to secure public or statutory obligations of such Person, surety and appeal bonds, performance bonds and other obligations of a like nature, (iii) deposits as security for contested taxes, import duties or the payment of rent, and (iv) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of items set forth in clauses (i) and (ii) of this clause (i);

(j) Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable Governmental Authority;

(k) Liens imposed by law, such as (i) carriers’, warehousemen’s and mechanics’ materialmen’s, landlords’, or repairmen’s Liens, or (ii) other like Liens arising in the ordinary course of business securing obligations which are not overdue by more than 60 days or which if more than 60 days overdue, the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings;

(l) Liens arising out of judgments or awards not constituting an Event of Default;

(m) Liens for property taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained to the extent required in accordance with GAAP;

(n) survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of such Person;

(o) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;

(p) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(q) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding leases entered into by such Person;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s) purchase money Liens on fixed and capital assets financed with Debt permitted under Section 6.01(g), including Liens constituting the interest of a lessor under a lease that would be capitalized on the lessee’s balance sheet in accordance with GAAP as in effect on the Closing Date, or under a sale-leaseback transaction, in each case relating to equipment, provided that after giving effect thereto the related Debt was permitted under Section 6.01(g);

(t) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in the foregoing clause (a); provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and reasonable expenses of the Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property which is subject to the Lien so extended, renewed or replaced (plus improvements on such property);

(u) (i) Liens securing the Obligations and any Debt incurred pursuant to Section 6.01(m), and (ii) Liens securing Debt and other obligations at Restricted Subsidiaries that are not Subsidiary Guarantors if such Liens are solely on non-Subsidiary Guarantor assets;

(v) Liens on Collateral securing obligations in respect of Debt permitted by Section 6.01(a)(ii) or Section 6.01(k)(ii); provided that (x) with respect to ABL Collateral only, subject to the ABL Intercreditor Agreement, such Liens may be senior to the Liens in favor of the Administrative Agent (and if such Liens are senior to the Liens in favor of the Administrative Agent with respect to ABL Collateral, then such Liens must be junior to the Liens in favor of the

Administrative Agent with respect to Collateral not constituting ABL Collateral), (y) to the extent any such Debt is secured by Liens on Collateral ranking pari passu with the Term Loans, Section 2.02(b)(iv) shall apply and (z) such Debt shall be subject to the ABL Intercreditor Agreement or another customary intercreditor agreement reasonably acceptable to the Administrative Agent;

(w) additional Liens so long as the aggregate principal outstanding amount of the obligations secured thereby does not exceed $50,000,000 at any time;

(x) Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(y) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and any Permitted Refinancing in respect thereof;

(z) with respect to the Mortgaged Properties, (i) any exceptions listed on the Mortgage Policies accepted by the Administrative Agent with respect to such Mortgaged Properties and (ii) matters that are disclosed by a Survey accepted by the Administrative Agent;

(aa) licenses, sublicenses, covenants not to sue, releases or other rights under Intellectual Property granted to others in the ordinary course of business or in the reasonable business judgment of the Borrower or any Restricted Subsidiary;

(bb) Liens on the Equity Interests of any Unrestricted Subsidiary; and

(cc) Liens securing obligations in respect of Debt permitted by Section 6.01(k)(iii); provided that, if such Liens are on Collateral, (x) such Liens shall be junior to the Liens in favor of the Administrative Agent and (y) the Debt secured by such Liens shall be subject to the ABL Intercreditor Agreement or another customary intercreditor agreement reasonably acceptable to the Administrative Agent.

Section 6.06 Merger; Sale of Assets. The Borrower shall not, and shall not permit its Restricted Subsidiaries to, merge or consolidate with or into any other Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets (including, in each case, pursuant to an LLC Division) (whether now owned or hereafter required), except:

(a) the Borrower or a Restricted Subsidiary may merge or consolidate with or into any other Person; provided that, if the Borrower is a party to such merger or consolidation, the Borrower is the surviving entity and if a Subsidiary Guarantor is a party to such merger or consolidation a Subsidiary Guarantor is the surviving entity;

(b) any Restricted Subsidiary that is a Subsidiary Guarantor may sell or otherwise dispose of any or all of its assets to the Borrower or a Subsidiary Guarantor, and any Restricted Subsidiary that is not a Subsidiary Guarantor may sell or otherwise dispose of any or all of its assets to any other Person; provided that (i) after giving effect to such merger, consolidation, sale or other disposition, no Default or Event of Default shall exist, and (ii) in the case of a transaction involving a Restricted Subsidiary, the assets to be sold or conveyed do not constitute all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; and

(c) the Borrower or a Restricted Subsidiary may consummate Permitted Acquisitions not involving a merger of the Borrower.

For the avoidance of doubt, nothing contained in this Section 6.06 shall prohibit the ability of the Borrower and its Restricted Subsidiaries to make Investments not prohibited by Section 6.02, to make Restricted Payments not prohibited by Section 6.03 or to consummate Dispositions not prohibited by the terms of this Agreement.

Section 6.07 Conduct of Business. The Borrower and its Restricted Subsidiaries will not engage in any material line of business substantially different from the lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date and any Related Business.

Section 6.08 Transactions with Affiliates. The Borrower shall not, and shall not permit its Restricted Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Borrower that is not a Restricted Subsidiary of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions for Fair Market Value of less than $25,000,000, (b) transactions between or among the Borrower and its Restricted Subsidiaries, (c) entering into employment and severance arrangements with directors, officers and employees, (d) Restricted Payments not prohibited under Section 6.03, (e) Investments permitted under Section 6.02 that would be subject to this Section 6.08 because the Borrower or a Restricted Subsidiary owns Equity Interests in or otherwise Controls such Person, (f) any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is Qualified Equity Interests and (g) any other transaction approved by a majority of the disinterested members of the Borrower as being fair to the Borrower and its Restricted Subsidiaries.

For purposes of this Section 6.08, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in the language preceding the proviso in this Section 6.08, if such transaction has been approved by the board of directors of the Borrower or Restricted Subsidiary of the Borrower, as applicable.

Section 6.09 Changes in Fiscal Periods. The Borrower will not change its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld) and, in any event, no more than one (1) time while this Agreement is in effect.

Section 6.10 Restrictions on Amendments of Certain Documents.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, amend its organizational documents in a manner that is materially adverse to the Lenders.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, amend the terms of any Junior Debt in a manner that is materially adverse to the Lenders.

Section 6.11 Asset Sales. The Borrower shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) at the time of such Asset Sale, no Event of Default pursuant to clauses (a), (b) or (g) of Section 7.01 has occurred and is continuing or would result from such Asset Sale, and (ii) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Restricted Subsidiary in cash or Permitted Investments; provided that (1) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (1) from and after the Closing Date, not in excess of $250,000,000, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed cash and (2) any liabilities or obligations that are assumed by the transferee in connection with such Disposition shall be deemed cash and any securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee or Affiliates in connection with such Asset Sale shall be deemed cash if the Borrower or the applicable Restricted Subsidiary intends at the time of receipt to convert such securities, notes or other obligations to cash within fifteen months of receipt thereof (with the proceeds thereof being cash proceeds upon any such conversion); provided, further, that any such Asset Sale shall be for Fair Market Value.

ARTICLE VII

Events of Default

Section 7.01 Events of Default. If any of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any written representation or warranty, certification or statement made or deemed made by the Borrower or any other Loan Party in this Agreement or any other Loan Document or in any certificate furnished pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in clause (a), (b), (c) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(f) the Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Debt, any obligations in respect of acceptances, letters of credit or other similar instruments, of the Borrower or such Material Subsidiary which is outstanding in a principal amount of at least $75,000,000 in the aggregate (but excluding Debt arising under this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or other obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or other obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Debt or other obligation; or any Debt or other such obligation in which the outstanding principal exceeds $75,000,000 shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, defeased or otherwise repurchased by the Borrower or any Material Subsidiary (other than by a regularly-scheduled required prepayment), or any offer to prepay, redeem, defease or purchase such Debt shall be required to be made, prior to the stated maturity thereof; or there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Material Subsidiary as a result thereof is greater than $75,000,000;

(g) (i) the Borrower or any Material Subsidiary (A) shall generally not pay its debts as such debts become due, or (B) shall admit in writing its inability to pay its debts generally, or (C) shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding instituted against the Borrower or any Material Subsidiary (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days or shall result in the entry of an order for relief, the appointment of a trustee or receiver, or other action in such proceeding or result adverse to the Borrower or such Material Subsidiary, as applicable; (iii) the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (g)(i)(B), (i)(C) or (ii);

(h) one or more final judgments or orders for the payment of money, in an aggregate amount exceeding $75,000,000 at any one time outstanding (exclusive of judgment amounts fully covered by insurance, to the extent the insurer has not denied in writing liability in respect thereof), shall be rendered against the Borrower or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) such judgments or orders shall not be discharged (or provision shall not have been made for such discharge), a stay of execution thereof shall not be obtained, or such judgments or orders shall not be paid or bonded, within 60 days from the date of entry thereof, and the Borrower or such Material Subsidiary, as the case may be, shall not, within such 60-day period, appeal therefrom and cause the execution thereof to be stayed pending such appeal;

(i) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that would reasonably be expected to have a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any payment or payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $75,000,000;

(j) any Collateral Document after delivery thereof including pursuant to Section 5.09 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (in the case of Mortgaged Property, subject to Permitted Encumbrances and in the case of all other Collateral, subject to Permitted Liens) on the Collateral purported to be covered thereby; provided that it shall not be an Event of Default under this clause (j) if the Administrative Agent shall not have, or shall cease to have, a valid and perfected first priority Lien (subject to Permitted Liens) on Collateral purported to be covered thereby that has a fair market value, individually or in the aggregate, of less than $20,000,000;

(k) this Agreement or the Guarantee Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any Loan Party contests the validity or enforceability of any material provision of this Agreement or the Guarantee Agreement; or the Borrower or any Loan Party denies that it has any or further liability or obligation under any material provision of this Agreement (with respect to the Borrower) or the Guarantee Agreement (with respect to any other Loan Party), or purports to revoke, terminate or rescind any material provision of this Agreement or the Guarantee Agreement; or

(l) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable during the continuation of such event) by the Borrower, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind (other than notice from the Administrative Agent), all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) of this Section 7.01, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Section 8.01 Appointment and Authorization. Each of the Lenders hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, for the avoidance of doubt, exercising any discretion under Section 5.14 or otherwise). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section

8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.04, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02 Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.03 Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or otherwise, in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered under or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Without limiting the generality of the foregoing, the use of the term “contractual representative” or “agent” (or similar term) in this Agreement or any other Loan Document with reference to Bank of America, as Administrative Agent, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 8.04 Consultation with Experts. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct with respect to the actions of such sub-agents or their selection.

Section 8.06 Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 9.06 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 8.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 8.08 Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents. Notwithstanding anything to the contrary herein, none of the Lead Arrangers, the Co-Syndication Agents or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if applicable, as the Administrative Agent or a Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lead Arrangers, the Co-Syndication Agents or the Co-Documentation Agents in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

Section 8.09 Tax Indemnification by the Lenders. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.13, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from any amounts paid to or for the account of such Lender for any reason

(including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Taxes are correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.09. The agreements in this Section 8.09 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 8.10 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.11 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Requirements of Law, including United States Federal and state securities Requirements of Law, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, amended and restated or modified except as provided in Sections 2.02, 2.17 and 2.18 or pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and acknowledged by the Administrative Agent or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or reduce (subject to Section 2.10(b)) or forgive the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any obligation to pay amounts pursuant to Section 2.09(c) or a defined term related thereto shall not constitute a reduction or forgiveness of principal, interest or fees), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) except as provided in Section 9.15, release all or substantially all of the Collateral securing the Obligations or all or substantially all of the value of the Guarantees provided by the Guarantors taken as a whole without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided that such provisions may be amended or amended and restated pursuant to the establishment of Incremental Term Loans pursuant to Section 2.02, Extended Term Loans pursuant to Section 2.17 or Refinancing Term Loans pursuant to Section 2.18, in each case, in order to restrict affiliated lenders and other persons from being included in such definitions, (vi) change any of the provisions of Section 2.14 that would alter the waterfall or pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or (vii) subordinate the Obligations or, except as expressly permitted hereunder, the Liens securing the Obligations without the written consent of each Lender directly affected hereby; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made (including by amendment and restatement) with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to effectuate any Incremental Facilities, Refinancing Term Loans or Extended Term Loans in a manner consistent with Sections 2.02, 2.17 and 2.18 and as may be necessary to establish such Incremental Facilities, Refinancing Term Loans or Extended Term Loans as a separate Class or tranche from any existing Term Loans and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately, (B) to effectuate a transaction permitted pursuant to the second paragraph of the definition of “Change of Control,” (C) to implement a LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes in accordance with Section 2.10(b), (D) to incorporate terms favorable to the Lenders in accordance with Section 2.02 or (E) to cure any ambiguity, omission, error, defect or inconsistency and, in each case under this clause (E), such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

Section 9.03 Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document (but subject to the terms of the ABL Intercreditor Agreement), the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.09 (subject to the terms of Section 2.14 and the ABL Intercreditor Agreement), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) subject to the ABL Intercreditor Agreement, the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to the ABL Intercreditor Agreement and Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.04 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent and its Related Parties (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, restatements, modifications or waivers (or any proposed amendments, restatements, modifications or waivers) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable, documented, out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, each Lead Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented, out-of-pocket related expenses (including the reasonable, documented fees, charges and disbursements of (A) one primary counsel for all Indemnitees in any one action and (B) one local counsel in each applicable jurisdiction unless, in each case, in the reasonable opinion of such counsel representation of all Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest) that may be incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any Environmental Actions related in any way to a Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or by any such persons directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by the Borrower to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(d) To the fullest extent permitted by applicable law, the parties shall not assert, and each hereby waives, any claim against any Indemnitee, the Borrower or any of its Subsidiaries, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not in any way limit the indemnification obligations of the Borrower pursuant to clause (b) above to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with the applicable Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification pursuant to clause (b) above. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“assignee” or “assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Borrower shall be required for an assignment (i) of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) if an Event of Default pursuant to Section 7.01(a), (b) or (g) has occurred and is continuing, any other assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice of the proposed assignment; and

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans of any Class, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b) or (g) of Section 7.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) the assignee shall not be (i) the Borrower or any of the Borrower’s Affiliates except in accordance with Section 2.19 and clause (e) below or (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person); and

(F) no Ineligible Institution shall constitute a permitted assignee under this Agreement.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be subject to clause (f) below.

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption with respect to a permitted assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived), and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks, institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and/or obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 (subject to the requirements and limitations of such Sections and Section 2.15); provided that any documentation required to be provided pursuant to Section 2.13(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding or other governmental inquiry to establish that such Loans or other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law after the Participant becomes a Participant.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other applicable central bank that governs or regulates the activities of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or one of its Subsidiaries through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.19 or (y) notwithstanding any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that in connection with assignments pursuant to clauses (x) and (y) above:

(i) if a Subsidiary is the assignee, upon such assignment, transfer or contribution, such Subsidiary shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii) if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(iii) no such purchase shall be funded with a drawing under the ABL Credit Agreement;

(iv) all parties to the relevant transactions shall render customary “big-boy” disclaimer letters; and

(v) at the time any the Borrower or any of its Subsidiaries is making purchases of Term Loans it shall enter into an assignment and assumption agreement reasonably satisfactory to the Administrative Agent documenting the foregoing;

(f) (i) No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation, shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and/or obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 9.05, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interest, rights and obligations under this Agreement and related Loan Documents to another assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in clause (b)(ii)(C) of this Section 9.05, and (ii) such assignment does not conflict with applicable laws.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any Plan of Reorganization, each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by an applicable court of competent jurisdiction effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

Section 9.06 Survival. All covenants, agreements, representations and warranties made by any Loan Parties herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.11, 2.12, 2.13 and 9.04 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lead Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby (including any power of attorney set forth in the Loan Documents) and thereby shall be governed by and construed in accordance with the law of the State of New York.

(b) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any other Loan Party or their respective properties in the courts of any jurisdiction.

(c) The Borrower and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors)

to any swap or derivative transaction relating to the Borrower and its obligations (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant), (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or an agreement described in clause (f) hereof or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower, (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or any of its subsidiaries or the Loans hereunder, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (z) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the other Loan Documents or (j) subject to an agreement containing provisions substantially the same as those of this Section, to any Person to whom or for whose benefit that such Lender pledges or assigns a security interest pursuant to Section 9.05(d). For purposes of this Section, “Information” means all information received from the Borrower or its Affiliates relating to the Borrower, its subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or its Affiliates and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would reasonably accord to its own confidential information.

Subject to Section 9.18, each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

Subject to Section 9.18, all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 9.14 USA PATRIOT Act. Each Lender subject to the Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is hereby required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 9.15 Collateral and Guarantee Matters.

(a) The Lenders irrevocably authorize the Administrative Agent to enter into the ABL Intercreditor Agreement and any other customary intercreditor agreement or arrangement in form and substance reasonably satisfactory to the Administrative Agent with the holders of any Debt secured by Liens on the Collateral (or any agent thereof) permitted under this Agreement that in the good faith determination of the Administrative Agent is necessary to effectuate the incurrence of such Debt.

(b) Any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall, subject to the provisions of the ABL Intercreditor Agreement, automatically be released, and each of the Lenders irrevocably authorizes the Administrative Agent to take any action to release any such Lien on or to file any UCC-3 amendment related to any property granted to or held by the Administrative Agent under any Loan Document: (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold, transferred or conveyed to a Person that is not a Loan Party (and in the case of Equity Interests of first tier Foreign Subsidiaries, to a Person that is not a Loan Party or a Specified Pledgor) as part of or in connection with any sale, transfer or conveyance permitted hereunder or under any other Loan Document, (iii) that is or becomes Excluded Property or is not and is not required to be collateral to secure the Obligations, (iv) if approved, authorized or ratified in writing in accordance with Section 9.02, (v) that is owned by a Subsidiary Guarantor upon (or substantially simultaneously with) release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement pursuant to clause (c) below or (vi) as expressly provided in the ABL Intercreditor Agreement.

(c) Any Subsidiary Guarantor shall, subject to the provisions of the ABL Intercreditor Agreement, automatically be released from its obligations under the Guarantee Agreement, and each of the Lenders irrevocably authorizes the Administrative Agent to take any action to release any such Subsidiary Guarantor from its obligations under the Guarantee Agreement, if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

(d) Each of the Lenders irrevocably authorizes the Administrative Agent, upon request of the Borrower or any Subsidiary Guarantor, to subordinate (or release, in the case of Liens permitted under Section 6.05(d) or Section 6.05(s)) any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted (i) to exist or to be incurred pursuant to Section 6.05(d), Section 6.05(s) or Section 6.05(v) or (ii) to be superior to the Lien of the applicable Collateral Documents by Section 6.05.

(e) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, release any Subsidiary Guarantor from its obligations under the Guarantee Agreement, or enter into an intercreditor agreement pursuant to this Section 9.15. In each case as specified in this Section 9.15, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.15, subject to receipt by the Administrative Agent at its reasonable request of a certificate of an authorized officer of the Borrower certifying that such transaction and release or subordination are permitted under this Agreement and the other Loan Documents.

(f) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.16 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees for itself and on behalf of the Loan Parties that (i) the Loans provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agent Parties and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agent Parties and the Lenders is and has been acting solely as a principal and is not the agent or fiduciary for the Loan Parties; (iii) the Lead Arrangers, Agent Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Lead Arrangers or the Agent Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Agent Parties and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Section 9.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 9.18 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other loan notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20 California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 9.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

Section 9.21 ABL Intercreditor Agreement.

(a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE ABL INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS.

(b) THE PROVISIONS OF THIS SECTION 9.21 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT. A COPY OF THE ABL INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

[Remainder of page intentionally left blank.]

WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

R. R. DONNELLEY & SONS COMPANY
By:	/s/ Terry Peterson
Name: Terry Peterson
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent
By:	/s/ Vikas Singh
Name: Vikas Singh
Title: Director
BANK OF AMERICA, N.A., as a Lender
By:	/s/ Vikas Singh
Name: Vikas Singh
Title: Director

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of October 15, 2018, (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among R.R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the Lenders party thereto, Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[The][Each] Assignor identified on Schedule 1 hereto ([the][each, an] “Assignor”) and [the][each] Assignee identified on Schedule 1 hereto ([the][each, an] “Assignee”) agree as follows:

1. [The][Each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], without recourse to [the][each] Assignor, and [the][each] Assignee hereby irrevocably purchases and assumes from such Assignor, without recourse to [the][such] Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”), in and to [the][such] Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it has reviewed the list of Disqualified Lenders and the Assignee is not a Disqualified Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

3. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the

Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) it has reviewed the list of Disqualified Lenders and the Assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance upon eithe Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4. ERISA. (a) [The][Each] Assignee (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Credit Agreement, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) [the][such] Assignee is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to [the][such] Assignee’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Credit Agreement and acquisition and holding of the Assigned Interest,

(iii) (A) [the][such] Assignee is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of [the][such] Assignee to enter into, participate in, administer and perform the Loans, the Commitments and the Credit Agreement and acquire and hold the Assigned Interest, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and the Credit Agreement and the acquisition and holding of the Assigned Interest satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of [the][such] Assignee, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to [the][such] Assignee’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Credit Agreement and acquisition and holding of the Assigned Interest, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and [the][such] Assignee.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to [the][an] Assignee or [the][such] Assignee has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), [the][such] Assignee further (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Credit Agreement, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent and its Affiliates is a fiduciary with respect to the assets of [the][such] Assignee (including in connection with the reservation or exercise of any rights by the Administrative Agent under the Credit Agreement, any Loan Document or any documents related to thereto).

(c) The Administrative Agent hereby informs [the][each] Assignee that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby or by the Credit Agreement, and that it has a financial interest in the transactions contemplated hereby or by the Credit Agreement in that it or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and the Credit Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by [the][such] Assignee or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

For the purposes of this Section 4, the following terms shall have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

5. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][each] Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date or accrue subsequent to the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment and Assumption directly between themselves.

7. From and after the Effective Date, (a) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and shall be bound by the provisions hereof and (b) [the][each] Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement (but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.04 with respect to facts and circumstances prior to the Effective Date).

8. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Assignment and Assumption with respect to

the Credit Agreement, dated as of October 15, 2018,

among R.R. Donnelley & Sons Company (the “Borrower”),

the Lenders party thereto, Bank of America, N.A., as Administrative Agent,

and the other parties thereto

Name of Assignor[s]:

Name of Assignee[s]:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned[1]

Term B Facility	$____________	_______.________%

[Name of Assignee]		[Name of Assignor]

By:		By:
	Name:		Name:
	Title:		Title:

[Consented to and][2] Accepted for recordation in the Register:

Bank of America, N.A., as Administrative Agent

By:
Name:
Title:

[1]	Percentage of all Loans of all Lenders thereunder, carried out to the ninth decimal place.
[2]	Signature block to be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:][3]
R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

[3]	Signature block to be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

EXHIBIT B

FORM OF

BORROWER PURCHASING PARTY ASSIGNMENT

Reference is made to the Credit Agreement, dated as of October 15, 2018, (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among R.R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the Lenders party thereto, Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[The][Each] Assignor identified on Schedule 1 hereto ([the][each, an] “Assignor”) and [the][each] Assignee identified on Schedule 1 hereto ([the][each, an] “Assignee”) agree as follows:

1. [The][Each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees[, without recourse to [the][such] Assignor, and [the][each] Assignee hereby irrevocably purchases and assumes from [the][such] Assignor, without recourse to [the][such] Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”), in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

3. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) no Default or Event of Default has occurred or is continuing, and (iii) the purchase of the Assigned Facilities is not being funded with a drawing under the ABL Credit Agreement; and (b) agrees that [(i) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (ii) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (iii) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register]4[(i) it shall automatically be deemed to have contributed the

[4]	To be used if Assignee is the Borrower.

principal amount of such Term Loans, along with all accrued and unpaid interest thereon, to the Borrower, (ii) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (iii) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (iv) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register]5.

4. ERISA. (a) [The][Each] Assignee (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Credit Agreement, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) [the][such] Assignee is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to [the][such] Assignee’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Credit Agreement and acquisition and holding of the Assigned Interest,

(iii) (A) [the][such] Assignee is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of [the][such] Assignee to enter into, participate in, administer and perform the Loans, the Commitments and the Credit Agreement and acquire and hold the Assigned Interest, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and the Credit Agreement and the acquisition and holding of the Assigned Interest satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of [the][such] Assignee, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to [the][such] Assignee’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Credit Agreement and acquisition and holding of the Assigned Interest, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and [the][such] Assignee.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to [the][an] Assignee or [the][such] Assignee has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), [the][such] Assignee further (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective

[5]	To be used if Assignee is a Subsidiary of the Borrower.

Date to the date such Person ceases being a Lender party to the Credit Agreement, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of [the][such] Assignee (including in connection with the reservation or exercise of any rights by the Administrative Agent under the Credit Agreement, any Loan Document or any documents related to thereto).

(c) The Administrative Agent hereby informs [the][each] Assignee that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby or by the Credit Agreement, and that it has a financial interest in the transactions contemplated hereby or by the Credit Agreement in that it or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and the Credit Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by [the][such] Assignee or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

For the purposes of this Section 4, the following terms shall have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

5. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Borrower Purchasing Party Assignment, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall reflect the cancellation of the applicable Term Loans in the Register.

7. This Borrower Purchasing Party Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Borrower Purchasing Party Assignment to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1

to Borrower Purchasing Party Assignment with respect to

the Credit Agreement, dated as of October 15, 2018,

among R.R. Donnelley & Sons Company (the “Borrower”),

the Lenders party thereto, Bank of America, N.A., as Administrative Agent,

and the other parties thereto

Name of Assignor[s]:

Name of Assignee[s]:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned[6]

Term B Facility	$____________	_______.________%

[Name of Assignee]		[Name of Assignor]

By:		By:
	Name:		Name:
	Title:		Title:

Accepted for recordation in the Register:

Bank of America, N.A., as Administrative Agent

By:
Name:
Title:

[6]	Percentage of all Loans of all Lenders thereunder, carried out to the ninth decimal place.

[Consented to:][7] R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

[7]	Signature block to be added if Assignee is a Subsidiary.

EXHIBIT C

[SEE ATTACHED]

FORM OF GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of October 15, 2018, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties in connection with the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among R. R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the banks and other financial institutions or entities parties thereto as “Lenders” (the “Lenders”), the Administrative Agent, and certain other parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the making or maintaining of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Funding Office”: the office of the Administrative Agent specified in Section 4.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Termination Date”: the date when all Obligations (other than contingent obligations not yet accrued and payable) have been paid in full.

1.2 Other Definitional Provisions. The rules of construction and other interpretive provisions specified in Section 1.03, Section 1.04, Section 1.05, Section 1.06 and Section 1.07 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable foreign, federal and state bankruptcy, insolvency or receivership laws, any applicable law relating to fraudulent conveyance or fraudulent transfer or any similar foreign, federal or state law to the extent applicable to this guarantee and each Guarantor’s obligations hereunder (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until the Termination Date.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 2.14(c) of the Credit Agreement.

2.4 Amendments, etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent may be rescinded by the Administrative Agent and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, amended and restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Required Lenders or the Lenders, as the case may be, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this

Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations (other than any notice required pursuant to the terms of the Credit Agreement). Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments and Application. Payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office. If the Administrative Agent or any Secured Party shall receive any amount pursuant to this Section 2, such amount shall be applied to the payment of the Obligations in the order set forth in, and in accordance with, Section 2.14(c) of the Credit Agreement.

SECTION 3. THE ADMINISTRATIVE AGENT

3.1 Duty of Administrative Agent. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand or collect upon any guarantee obligation pursuant to Section 2 or for any delay in doing so or to take any other action whatsoever with regard to guarantee obligations pursuant to Section 2. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interests and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Guarantor for any act or failure to act hereunder, except as determined by a court of competent jurisdiction in a final non appealable judgment to have resulted from their own gross negligence, bad faith or willful misconduct. The exculpatory provisions of Article VIII of the Credit Agreement shall apply to the Administrative Agent and its Related Parties and shall apply to its activities as provided herein or in any Loan Document.

3.2 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 4. MISCELLANEOUS

4.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

4.2 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Borrower or any other Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

4.3 No Waiver by Course of Conduct; Cumulative Remedies. The Administrative Agent shall not by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

4.4 Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred hereunder and indemnify the Administrative Agent for its actions in connection herewith as provided in Section 9.04 of the Credit Agreement.

(b) The agreements in this Section 4.4 shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments, any assignment of rights by or replacement of a Lender or the termination of this Agreement or any provision hereof.

4.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and its successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement unless permitted under Section 9.05 of the Credit Agreement and the other Loan Documents.

4.6 Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured.

4.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

4.11 Governing Law; Jurisdiction; Consent to Service of Process. Section 9.10 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

4.12 WAIVER OF JURY TRIAL. Section 9.11 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

4.13 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

4.14 Additional Guarantors. Each subsidiary of the Borrower that is required to become a party to this Agreement after the Closing Date pursuant to Section 5.09 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such subsidiary of an Assumption Agreement in the form of Annex 1 hereto. Each subsidiary of the Borrower that elects to become a party to this Agreement may become a Guarantor for all purposes of this Agreement upon execution and delivery by such subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

4.15 Termination.

(a) On the Termination Date, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party in accordance with Section 9.15 of the Credit Agreement. At the request and sole expense of the Borrower or any Guarantor following any such termination, the Administrative Agent shall execute and deliver to the Borrower or such Guarantor such documents as the Borrower or such Guarantor shall reasonably request to evidence such termination.

(b) Each Subsidiary Guarantor shall be released from its obligations hereunder in the event that such Subsidiary Guarantor shall cease to be a subsidiary of the Borrower and each Subsidiary Guarantor shall be released from its obligations hereunder in the event that such Guarantor shall cease to be required to be a Guarantor in a transaction permitted by the Credit Agreement without delivery of any instrument or performance of any act by any party in accordance with Section 9.15 of the Credit Agreement, and, at the request and sole expense of the Borrower or any Guarantor, the Administrative Agent shall execute and deliver to the Borrower or such Guarantor all releases and other documents as the Borrower or such Guarantor shall reasonably request to evidence such release.

4.16 ABL Intercreditor Agreement. This Agreement and the other Loan Documents are subject to the provisions of the ABL Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement, the terms of the ABL Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Administrative Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Pledged Collateral by the Administrative Agent (or any Secured Party) under any Loan Document are subject to the provisions of the ABL Intercreditor Agreement and in the event of any conflict between the terms of the ABL Intercreditor Agreement and any Loan Document, the terms of the ABL Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

AMERICAN LITHOGRAPHERS, INC.

AGS CUSTOM GRAPHICS, INC.

BANTA CORPORATION

BANTA GLOBAL TURNKEY LLC

BRIDGETOWN PRINTING CO.

CHAS. P. YOUNG COMPANY

CLEAR VISIONS, INC.

COLUMBIA COLOR, INC.

CONSOLIDATED CARQUEVILLE PRINTING COMPANY

CONSOLIDATED GRAPHICS INTERNATIONAL, INC.

CONSOLIDATED GRAPHICS PROPERTIES II, INC.

CONSOLIDATED GRAPHICS SERVICES, INC.

CONSOLIDATED GRAPHICS, INC.

COPY-MOR, INC.

COURIER PRINTING COMPANY

CP SOLUTIONS, INC.

DDM-DIGITAL IMAGING, DATA PROCESSING AND MAILING SERVICES, L.C.

EGT PRINTING SOLUTIONS, LLC

ELECTRIC CITY PRINTING COMPANY

EMERALD CITY GRAPHICS, INC.

FREDERIC PRINTING COMPANY

GARNER PRINTING COMPANY

GILLILAND PRINTING, INC.

GSL FINE LITHOGRAPHERS

H&N PRINTING & GRAPHICS, INC.

HICKORY PRINTING SOLUTIONS, LLC

IRONWOOD LITHOGRAPHERS, INC.

KELMSCOTT COMMUNICATIONS LLC

LINCOLN PRINTING CORPORATION

By
Name:
Title:

MERCURY PRINTING COMPANY, LLC

METROPOLITAN PRINTING SERVICES, LLC

NIES/ARTCRAFT, INC.

OFFICETIGER HOLDINGS INC.

OFFICETIGER LLC

PBM GRAPHICS, INC.

PRECISION DIALOGUE DIRECT, INC.

PRECISION DIALOGUE MARKETING, LLC

PRECISION DIALOGUE, INC.

PRECISION LITHO, INC.

PRINTING CONTROL SERVICES INCORPORATED

RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.

RRD DUTCH HOLDCO, INC.

RRD WEST CALDWELL, LLC

SPANGLER GRAPHICS, LLC

STORTERCHILDS PRINTING CO., INC.

TEWELL WARREN PRINTING COMPANY

THE HENNEGAN COMPANY

THE JACKSON GROUP LLC

THE JARVIS PRESS, INC.

THE MCKAY PRESS, INC.

THEO. DAVIS SONS, INCORPORATED

THOUSAND OAKS PRINTING & SPECIALTIES, INC.

TUCKER PRINTERS, INC.

VERITAS DOCUMENT SOLUTIONS, LLC

WENTWORTH CORPORATION

WETZEL BROTHERS, LLC

By
Name:
Title:

Annex 1 to

Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of                             , 20        , made by                                                           (the “Additional Guarantor”), in favor of Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee Agreement referred to below.

W I T N E S S E T H :

WHEREAS, R. R. Donnelly & Sons Company (the “Borrower”), the Lenders, the Administrative Agent and certain other parties have entered into a Credit Agreement, dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, certain subsidiaries of the Borrower (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement or the Additional Guarantor has elected to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 4.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

EXHIBIT D-1

[SEE ATTACHED]

FORM OF SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), and each of the other entities (other than the Administrative Agent) listed on the signature pages hereof or that becomes a party hereto pursuant to Section 3.5 or otherwise (the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).

R E C I T A L S:

1. The Borrower, the Administrative Agent and the lending institutions listed therein have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement).

2. Each Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Obligations.

3. The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

4. This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

5. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Account Debtor”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Deposit Account”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “General Intangibles”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Account”; “Software”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” shall mean a control agreement reasonably satisfactory to the Administrative Agent executed by an institution maintaining a Deposit Account for a Loan Party, to perfect the Administrative Agent’s Lien on such Deposit Account.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Deposit Account” shall mean (a) any Deposit Account maintained by Loan Parties and used solely for payroll, payroll taxes, withholding tax, employee benefits, escrow, customs and other fiduciary accounts and any trust account, in each case of the foregoing for the benefit of unaffiliated third parties, (b) any zero-balance disbursement account (i.e., any account used only for disbursement purposes in which balance of zero is maintained by automatically transferring funds from another account in an amount only large enough to cover checks presented), (c) any segregated Deposit Account maintained by the Loan Parties that holds solely the identifiable proceeds of assets that do not constitute Pledged Collateral or Collateral (as defined in the Credit Agreement) and (d) other Deposit Accounts as long as the balance in any individual Deposit Account does not exceed $5,000,000 and the aggregate balance in all such other Deposit Accounts does not exceed $15,000,000 at any time.

“Excluded Property” shall mean

(a) any permit, license or other right issued or granted by a Governmental Authority to any Pledgor or any contract, agreement, instrument, undertaking or other arrangement to which any Pledgor is a party, in each case, only to the extent and for so long as (i) the terms of such permit, license, right, contract, instrument, undertaking, agreement or arrangement or any requirement of law applicable thereto, prohibit the creation by such Pledgor of a security interest in such permit, license, right, contract, instrument, undertaking, agreement or arrangement in favor of the Administrative Agent (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, or (ii) the grant of a security interest under the Loan Documents (A) would invalidate any underlying right of such Pledgor in such permit, license, right, contract, instrument, undertaking, agreement or arrangement, (B) would give any other party to such permit, license, right, contract, instrument, undertaking, agreement or arrangement the right to terminate its obligations or limit its performance thereunder or (C) is not permitted without consent of a third party (other than a Pledgor) (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law;

(b) any United States trademark or service mark application filed on the basis of any Pledgor’s intent-to-use such mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance by the U.S. Patent and Trademark Office of a verified “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto;

(c) assets owned by any Pledgor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a purchase money Lien permitted to be incurred pursuant to the provisions of the Credit Agreement to the extent and for so long as (i) the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Lien) prohibits the creation of any other Lien on such assets and proceeds, or (ii) the grant of a security interest under the Loan Documents (A) would invalidate any underlying rights of such Pledgor in such assets, (B) would give any other party to such contract or agreement the right to terminate its obligations or limit its performance thereunder or (C) is not permitted without consent of a third party (other than a Pledgor);

(d) any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Pledgor that is subject to a Lien permitted by Section 6.05(b) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law;

(e) (i) any Equity Interests acquired after the date hereof in accordance with the Credit Agreement if, and to the extent that, and for so long as the grant of such security interest under the Loan Documents would violate applicable law or any Contractual Obligation binding on such Equity Interests at the time of such acquisition (other than organization documents of wholly owned subsidiaries) or would require the consent of a Governmental Authority (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or other applicable law and (ii) any property or asset held any Pledgor if, and to the extent that, and for so long as, the creation by such Pledgor of a security interest therein (A) is prohibited pursuant to the terms of any requirement of law applicable thereto, (B) requires the consent of a Governmental Authority or (C) in the case of property or assets acquired after the date hereof (either through direct purchase or through the acquisition of the Equity Interests of the Person that owns such property or asset) is prohibited by a Contractual Obligation binding on such property or asset at the time of the acquisition and not entered in connection with such acquisition (in each case, after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or other applicable law;

(f) motor vehicles and any other assets subject to certificates of title;

(g) Margin Stock;

(h) voting Equity Interests in each (i) Foreign Subsidiary and (ii) Domestic Subsidiary that owns (directly or through one or more entities that are disregarded for U.S. federal income tax purposes) no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs, in each case in excess of 65% of the total combined voting power of the Equity Interests of such Subsidiary;

(i) any fee owned real property, other than Material Real Properties, and any leasehold rights and interests in real property;

provided, however, that Excluded Property shall not include (x) any assets included in the Borrowing Base (as defined in the ABL Credit Agreement) and (y) any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Excluded Securities Account” shall mean Securities Accounts as long as the balance in any individual Securities Account does not exceed $5,000,000 and the aggregate balance in all such other Securities Accounts does not exceed $15,000,000 at any time.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indenture Threshold Amount” shall have the meaning assigned to such term in Section 2.1.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property” shall mean, collectively, Patents, Trademarks, Copyrights and Technology.

“Intellectual Property Collateral” shall mean, collectively, all Patents, Trademarks, Copyrights, Technology and Intellectual Property Licenses of each Pledgor, whether now or hereafter owned, licensed or acquired.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Intellectual Property, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof and (iii) rights to sue for past, present and future infringements, breaches or violations thereof.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 10 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” means “investment property” as defined in the UCC, other than Pledged Securities.

“Patents” shall mean, collectively, all patents and all patent applications (whether issued, allowed, pending or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any such patents or patent applications, (ii) inventions, discoveries, designs and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, in each case other than Excluded Property, (i) all issued and outstanding Equity Interests owned by each Pledgor as of the date hereof, including all issued and outstanding Equity Interests of each issuer set forth on Schedules 9(a) and 9(b) to the Perfection Certificate as being owned by any Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clauses (i) and (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided that no Equity Interests of any first tier Foreign Subsidiary in excess of 65% shall constitute Pledged Securities.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) a right to payment evidenced by Chattel Paper or Instruments and (iii) Payment Intangibles, and all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered regardless of how classified under the UCC, together with all of the Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all collateral support and Supporting Obligations related thereto and all Records relating thereto.

“Restricted Property” shall have the meaning assigned to such term in Section 2.1.

“Securities Account Control Agreement” shall mean a control agreement reasonably satisfactory to the Administrative Agent executed by an institution maintaining a Securities Account for a Loan Party, to perfect the Administrative Agent’s Lien on such Securities Account.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions. The actions required to be taken with respect to the Securities Collateral shall be limited by the provisions of Sections 3.1 and 3.2.

“Specified LLC Equity Interests” means the Equity Interests of Banta Global Turnkey LLC, Digital Page Brazil, LLC, EGT Printing Solutions, LLC, Kelmscott Communications LLC, Mercury Printing Company, LLC, Metropolitan Printing Services, LLC, OfficeTiger LLC, Precision Dialogue Marketing, LLC, RRD Netherlands LLC, RRD West Caldwell, LLC, Spangler Graphics Property, LLC, Spangler Graphics, LLC, The Jackson Group LLC, Veritas Document Solutions, LLC and Wetzel Brothers, LLC.

“Technology” shall mean, collectively, all trade secrets, know how, technology (whether patented or not), rights in Software (including source code and object code), rights in data and databases, rights in Internet web sites, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, confidential information and the right to limit the use or disclosure thereof by any person, and confidential customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established, applied for or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) goodwill associated with the foregoing, (ii) rights and privileges arising under applicable law with respect to any of the foregoing, (iii) extensions and renewals thereof and amendments thereto, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2 Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement.

SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

SECTION 1.4 Perfection Certificate. The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1 Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, in all cases wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i) all Accounts and Receivables;

(ii) all General Intangibles;

(iii) all Equipment, Inventory and Goods;

(iv) all Securities Collateral;

(v) all Investment Property;

(vi) all Money, all Deposit Accounts and all Securities Accounts;

(vii) all Intellectual Property Collateral;

(viii) the Commercial Tort Claims described on Schedule 12 to the Perfection Certificate and on any joinder thereto pursuant to Section 3.5;

(ix) all Letter-of-Credit Rights and Supporting Obligations;

(x) all books and records relating to the foregoing;

(xi) all Documents, Instruments and Chattel Paper; and

(xii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property.

Notwithstanding any of the other provisions set forth in this Article II or anything else contained in this Agreement or any other Loan Document, the aggregate amount of all Obligations secured under the Collateral Documents by Principal Property (as defined in each Indenture) or any shares of capital stock or indebtedness (as defined in each Indenture) of any Restricted Subsidiary (as defined in each Indenture) and owned by the Borrower or any Restricted Subsidiary (as defined in each Indenture) (collectively, the “Restricted Property”) shall not, at any time, exceed the aggregate amount (such amount, the “Indenture Threshold Amount”) of indebtedness (as defined in each Indenture) that may be secured by Restricted Property under each Indenture, determined in accordance with the terms of each Indenture, without requiring holders of the Securities or Notes (as defined in and issued under each applicable Indenture) to be equally and ratably secured in accordance with the terms of such Indenture. It is understood and acknowledged by the parties hereto (including, by its acceptance of the benefit of this Agreement, each Secured Party) that (v) as of the Closing Date, the total amount of Obligations is in excess of the Indenture Threshold Amount as of the Closing Date, (w) from time to time after the Closing Date, the total amount of the Obligations may be in excess of the Indenture Threshold Amount then in effect, (x) as of the Closing Date, the Obligations in excess of the Indenture Threshold Amount are not secured by any Restricted Property hereunder or under any other Collateral Document, (y) at any time after the Closing Date, any Obligations in excess of the Indenture Threshold Amount in effect at such time shall not be secured by any Restricted Property hereunder or under any other Collateral Document and (z) in no event shall any mortgage (as defined in each Indenture) on any Restricted Property in favor of any Secured Party created hereunder or under any other Collateral Document at any time secure any Obligations in excess of the Indenture Threshold Amount then in effect. For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Debt (as defined in each Indenture) of all Sale and Lease-Back Transactions (as defined in each Indenture) permitted pursuant to the last paragraph of Section 407 or 1007 of each Indenture, as applicable, as of such date and all indebtedness (as defined in each Indenture) of the Borrower and its Restricted Subsidiaries (as defined in each Indenture) secured by mortgages (as defined in each Indenture) permitted pursuant to the last paragraph of Section 406 or 1006 of each Indenture as of such date.

SECTION 2.2 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law and that describe the Pledged Collateral in any manner as the Administrative Agent may determine, in its reasonable discretion, as is necessary to ensure the perfection of the security interest in the collateral granted to the Administrative Agent in connection herewith (including, without limitation, as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect or with greater detail). Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon reasonable request by the Administrative Agent.

(b) Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), including in the form of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other similar documents, for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Administrative Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered (and with respect to the Specified LLC Equity Interests will be delivered in accordance with Section 5.14 of the Credit Agreement) to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein (subject only to Permitted Liens) and subject to the terms of the Intercreditor Agreement. Each Pledgor hereby agrees that all certificates or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within 90 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations. Notwithstanding the foregoing, Section 5.1 hereof or anything herein to the contrary, certificated Securities Collateral shall not be required to be delivered to the Administrative Agent unless (a) such certificated Securities Collateral represents the Equity Interests of a Loan Party or a Specified Pledgor, (b) such certificated Securities Collateral represents the Equity Interests of a Material Subsidiary or (c) such certificated Securities Collateral represents the Equity Interests of a first tier Foreign Subsidiary.

SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest (subject only to Permitted Liens) and subject to the terms of the Intercreditor Agreement in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof under the UCC. Each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, upon request of the Administrative Agent to (i) cause such pledge to be recorded on the equityholder register of the books of the issuer and give the Administrative Agent the right to transfer such Pledged Securities in the pursuit of remedies under the terms hereof and (ii) cause such Pledged Securities to become certificated (to the extent possible under applicable law) and delivered to the Administrative Agent in accordance with the provisions of Section 3.1.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest (to the extent such security interests can be perfected by filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate) granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed in a form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest (to the extent such security interests can be perfected by filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate) subject only to Permitted Liens and file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral either (a) in excess of $5 million individually or (b) below $5 million individually but in excess of $20 million in the aggregate for all Pledged Collateral evidenced by any Instrument or Tangible Chattel Paper for all Pledgors with an amount below $5 million individually (in which event Pledged Collateral evidenced by any Instrument or Tangible Chattel Paper with an amount below $5 million shall be Pledged Collateral such that such aggregate amount under this clause (b) does not exceed $20 million) are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate either (a) in excess of $5 million individually or (b) below $5 million individually but in excess of $20 million in the aggregate for all Pledged Collateral evidenced by any Instrument or Tangible Chattel Paper for all Pledgors with an amount below $5 million individually (in which event Pledged Collateral evidenced by any Instrument or Tangible Chattel Paper with an amount below $5 million shall be Pledged Collateral such that such aggregate amount under this clause (b) does not exceed $20 million), in each case has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Administrative Agent either (a) exceeds $5 million individually or (b) is below $5 million individually but exceeds $20 million in the aggregate for all Pledged Collateral evidenced by any Instrument or Tangible Chattel Paper for all Pledgors with an amount below $5 million individually (in which event Pledged Collateral evidenced by any Instrument or Tangible Chattel Paper with an amount below $5 million shall be Pledged Collateral such that such aggregate amount under this clause (b) does not exceed $20 million), the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within 90 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit that constitutes Pledged Collateral now or hereafter issued in favor of such Pledgor for an amount either (a) in excess of $5 million individually or (b) below $5 million individually but in excess of $20 million in the aggregate for all Letters of Credit for all Pledgors with an amount below $5 million individually (in which event Letters of Credit with an amount below $5 million shall be notified hereunder such that such aggregate amount under this clause (b) not notified does not exceed $20 million), other than a Letter of Credit issued pursuant to the Credit Agreement, such Pledgor shall promptly (but in any event within 90 days after issuance thereof in favor of such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) notify the Administrative Agent thereof and such Pledgor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(c) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims that constitute Pledged Collateral individually in excess of $5 million other than those listed in Schedule 11 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim either (a) in excess of $5 million individually or (b) below $5 million individually but in excess of $20 million in the aggregate for all Commercial Tort Claims for all Pledgors with an amount below $5 million individually (in which event Commercial Tort Claims with an amount below $5 million shall be notified hereunder such that such aggregate amount under this clause (b) not notified does not exceed $20 million), such Pledgor shall promptly (but in any event within 90 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 10 to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly (but in any event within 90 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, either (a) does not exceed $5 million individually or (b) is below $5 million individually but exceeds $20 million in the aggregate for all amounts payable evidenced by Electronic Chattel Paper or any transferable record for all Pledgors with an amount below $5 million individually (in which event amounts payable evidenced by Electronic Chattel Paper or any transferable record with an amount below $5 million shall be pledged hereunder such that such aggregate amount under this clause (b) does not exceed $20 million). The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Schedule 1 hereto sets forth all Equity Interests constituting Pledged Securities held by a Pledgor as of the date hereof; provided that, with respect to the Specified LLC Equity Interests, the Pledgors may supplement Schedule 1 hereto by delivering a Pledge Amendment with respect thereto pursuant to Section 5.14 of the Credit Agreement, which Pledge Amendment shall be deemed to supplement Schedule 1 hereto with respect to the Specified LLC Equity Interests).

(f) As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate. Subject to Section 5.14(b) of the Credit Agreement, each Grantor shall deliver a Deposit Account Control Agreement to the Administrative Agent within 20 Business Days of the Closing Date with respect to each Deposit Account (other than Excluded Deposit Accounts) existing on the Closing Date, and, with respect to any Deposit Account (other than Excluded Deposit Accounts) established or acquired after the Closing Date, within 90 days of the date so acquired or established (or, in each case, such later date as may be agreed to in writing by the Administrative Agent in its sole discretion). Upon execution and delivery of a Deposit Account Control Agreement, the Administrative Agent will have a security interest in each such Deposit Account (other than an Excluded Deposit Account), which security interest will be perfected by control. Each Deposit Account (other than an Excluded Deposit Account) shall be subject to a Deposit Account Control Agreement which shall perfect the Administrative Agent’s security interest by control at all times after (x) with respect to Deposit Accounts maintained on the Closing Date, 20 Business Days after the Closing Date and (y) with respect to Deposit Accounts acquired or established after the Closing Date, 90 days after the date so acquired or established. Each Grantor agrees that, subject to the ABL Intercreditor Agreement, once the Administrative Agent sends an instruction or notice to a Bank exercising its control over any Deposit Account subject to a Deposit Account Control Agreement, such Grantor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account.

(g) As of the date hereof, no Grantor has any Securities Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate. Subject to Section 5.14(b) of the Credit Agreement, each Grantor shall deliver a Securities Account Control Agreement to the Administrative Agent within 20 Business Days of the Closing Date with respect to each Securities Account (other than Excluded Securities Accounts) existing on the Closing Date, and, with respect to any Securities Account (other than Excluded Securities Accounts) established or acquired after the Closing Date, within 90 days of the date so acquired or established (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion). Each Pledgor shall take all actions necessary to establish the Administrative Agent’s control of each such Securities Account (other than Excluded Securities Accounts). Each Securities Account (other than an Excluded Securities Account) shall be subject to a Securities Account Control Agreement which shall perfect the Administrative Agent’s security interest by control at all times after (x) with respect to Securities Accounts maintained on the Closing Date, 20 Business Days after the Closing Date and (y) with respect to Securities Accounts acquired or established after the Closing Date, 90 days after the date so acquired or established. Each Pledgor shall be the sole account holder of each Securities Account (other than Excluded Securities Accounts) maintained by it and shall not allow any other Person (other than, subject to the ABL Intercreditor Agreement, the Revolving Credit Administrative Agent (as defined in the ABL Intercreditor Agreement) and the Administrative Agent) to have control over a Securities Account (other than Excluded Securities Accounts) or any Property deposited therein. Each Pledgor shall promptly notify the Administrative Agent in writing of any opening or closing of a Deposit Account or Securities Account (other than Excluded Deposit Accounts or Excluded Securities Accounts as applicable), which notice shall include the account number and institution where such Deposit Account or Securities Account is maintained. Notwithstanding any other provisions contained in any Loan Documents, the Borrower and the other Pledgors shall not open or close any Deposit Account or Securities Account during the occurrence of an Event of Default without the Administrative Agent’s advance written consent. Each Pledgor hereby authorizes and directs each securities intermediary to deliver to the Administrative Agent, upon request, all balances in any Deposit Account or Securities Account (other than Excluded Deposit Accounts or Excluded Securities Accounts) maintained for such Pledgor without inquiry into the authority or right of the Administrative Agent to make such request.

SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form attached as Exhibit 2 hereto and (ii) a Perfection Certificate with respect to such Subsidiary, in each case, promptly after (but in any event within 90 days of) the date on which (i) it was acquired or created or (ii) it became a Material Subsidiary that is required to pledge any assets to the Administrative Agent for the benefit of the Security Parties pursuant to the provisions of the Credit Agreement, or, in each case, such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion, and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder and under the other Loan Documents with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder or any other Loan Party. The rights and obligations of each Pledgor hereunder and each other Loan Party under the other Loan Documents shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement and the Credit Agreement.

SECTION 3.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral, as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and except for Permitted Liens, such Pledgor owns or has rights, and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own or have rights, in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens. Schedule 14(a) and Schedule 14(b) of the Perfection Certificate set forth true, correct and complete lists (in all material respects) of all registered and applied for Patents, Trademarks and Copyrights owned by each such Pledgor and material exclusive licenses of registered Copyrights with respect to which such Pledgor is a licensee.

SECTION 4.2 Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral, except as otherwise permitted in this Agreement and subject to the limitations and deliveries contemplated pursuant to Sections 3.1 to 3.4 and the filings contemplated pursuant to Section 3.3 and Section 6.3. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral, except as otherwise provided in this Agreement and subject to the limitations set forth herein, will at all times constitute a perfected, continuing security interest therein (to the extent such security interests can be perfected by filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate), prior to all other Liens on the Pledged Collateral except for Permitted Liens. Upon the taking of possession or control by the Administrative Agent of Pledged Collateral with respect to which a security interest may be perfected by possession or control, the Liens created by this Agreement shall constitute first priority perfected Liens on, and security interests in such Pledged Collateral.

SECTION 4.3 Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party, other than Permitted Liens and except as to claims and demands that if determined adversely to such Pledgor would not reasonably be expected to have a Material Adverse Effect. Except as permitted by the Credit Agreement (including Permitted Liens and sales or other transfers permitted by Sections 6.06 and 6.11 of the Credit Agreement), this Agreement or any other Loan Document, there is no agreement to which any Pledgor is a party, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict in any material respect with such Pledgor’s obligations or the rights of the Administrative Agent hereunder (other than customary anti-assignment provisions in Intellectual Property Licenses).

SECTION 4.4 Other Financing Statements. It has not filed, nor to its knowledge has it authorized any third party to file, any currently valid and effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 8(b) to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5 Due Authorization and Issuance. All of the Pledged Securities issued by the Pledgor or a Subsidiary existing on the date hereof have been, and to the extent any Pledged Securities issued by the Pledgor or a Subsidiary are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other financial obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities, except as set forth in the organizational documents of such issuer of Pledged Securities with respect to non-corporate issuers.

SECTION 4.6 Consents, etc. In the event that, so long as an Event of Default shall have occurred and be continuing, the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.7 Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete when set forth or delivered, in all material respects.

SECTION 4.8 Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default shall have occurred and be continuing, such proceeds shall be held in trust for the benefit of the Administrative Agent and promptly after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit Agreement.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Pledge of Additional Securities Collateral. Subject to the limitations set forth in Section 3.1 and 3.2, each Pledgor shall, upon obtaining after the Closing Date any Pledged Securities of any person, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2 Voting Rights; Distributions; etc. So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would reasonably be expected to have a Material Adverse Effect.

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated securities shall be promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3 Defaults, etc. Each Pledgor hereby represents and warrants that such Pledgor is not in violation of any provisions of any agreement to which such Pledgor is a party relating to Pledged Securities pledged by it, or otherwise in default or violation thereunder, except for such defaults or violations that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto except as have been disclosed to the Administrative Agent, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the organizational documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4 Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Administrative Agent an irrevocable (during the term of this Agreement), non-exclusive, worldwide, and royalty-free (and free of any other obligation of payment) license or sublicense to use or otherwise exploit any of the Intellectual Property Collateral now owned, licensed or hereafter acquired by such Pledgor, wherever the same may be located; provided, that (i) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, (ii) the quality of any services or products in connection with which any Trademarks included in the Intellectual Property Collateral are used will not be material inferior to the quality of such services and products sold by such Pledgor under such Trademarks immediately prior to such Event of Default, and such Pledgor shall have the reasonable right to inspect any such services and products to monitor compliance with such standard, and (iii) to the extent such license is a sublicense of Pledgor’s rights as licensee under an Intellectual Property License, the license to the Administrative Agent shall be in accordance with any limitations in such Intellectual Property License, including any prohibitions on further sublicensing. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2 Protection of Administrative Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Administrative Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any material Intellectual Property Collateral, such Pledgor’s right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect (other than office actions or other determinations in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterpart), (ii) maintain and not permit to lapse or become abandoned any material Intellectual Property Collateral that is not obsolete or used in services or products sold by such Pledgor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iii) upon such Pledgor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any material Intellectual Property Collateral or the rights and remedies of the Administrative Agent in relation thereto including a levy or threat of levy or any legal process against any such Intellectual Property Collateral, (iv) not license any Intellectual Property Collateral or otherwise disclose any confidential Technology or source code other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business or as part of a commercially reasonable licensing strategy, or amend or permit the amendment of any of the Intellectual Property Licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Administrative Agent (v) diligently keep adequate records respecting all Intellectual Property Collateral and (vi) furnish to the Administrative Agent from time to time upon the Administrative Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Administrative Agent may from time to time request.

SECTION 6.3 After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (c) of the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. In connection with the delivery of each Perfection Certificate Supplement, each Pledgor shall, upon the Administrative Agent’s request, confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in the Copyright Security Agreement, the Patent Security Agreement or the Trademark Security Agreement, or other form reasonably acceptable to the Administrative Agent, and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent’s security interest in such Intellectual Property Collateral, including prompt recordals with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. Further, each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Schedules 11(a) and 11(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

SECTION 6.4 Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent and/or obtain a recovery for the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6.4 in accordance with Section 8.03 of the Credit Agreement. In the event that an Event of Default has occurred and is continuing and the Administrative Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense accurate records of each Receivable in all material respects. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2 Modification of Terms, etc. After the occurrence of and during the continuation of an Event of Default, Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof in any manner that would adversely affect the value as Pledged Collateral or make any adjustment with respect thereto except in the ordinary course of business consistent with current or past business practice, or extend or renew any such obligations except in the ordinary course of business consistent with current or past business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with current or past business practice without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

SECTION 7.3 Collection. After the occurrence of and during the continuation of an Event of Default, Pledgor shall use commercially reasonable efforts to cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with current or past business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with current or past business practice, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Administrative Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1 Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder in a manner prohibited by the Credit Agreement.

ARTICLE IX

REMEDIES

SECTION 9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion) pay such amounts to the Administrative Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) promptly cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (B) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;

(vi) Retain and apply the Distributions to the Obligations as provided in Article X hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

SECTION 9.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (ii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4 Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

(b) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent an assignment or assignments of such Pledgor’s rights in the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Administrative Agent, each Pledgor shall make available to the Administrative Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Administrative Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the Intellectual Property Collateral, and such persons shall be made reasonably available to perform their prior functions on the Administrative Agent’s behalf.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1 Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Concerning Administrative Agent.

(a) The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the ratable benefit of the Secured Parties in accordance with the terms of this Agreement. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral expressly states that such document.

(e) The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.11 of the Credit Agreement. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 11.2 Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement in any material respect or if any representation or warranty on the part of any Pledgor contained herein shall be breached in any material respect, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all reasonable and documented amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 9.04 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion, to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Collateral Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4 Termination; Release. The Pledged Collateral and the Obligations of any Pledgor shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement, including upon the transfer or sale of the Pledged Collateral (to a person that is not a Loan Party or Specified Pledgor) in a manner not prohibited by the Credit Agreement. Furthermore, upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), this Agreement shall terminate. Upon such termination of this Agreement the Pledged Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 11.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 9.10 and 9.11 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11 No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 11.12 No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13 No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.14 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.15 Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement (other than Section 2.1 hereof), the terms of the ABL Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Administrative Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Pledged Collateral by the Administrative Agent (or any Secured Party) hereunder or under any other Loan Document are subject to the provisions of the ABL Intercreditor Agreement and in the event of any conflict between the terms of the ABL Intercreditor Agreement and any Loan Document, the terms of the ABL Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Notwithstanding anything herein to the contrary, prior to the Discharge of Revolving Credit Obligations (as defined in the ABL Intercreditor Agreement), (i) the delivery or granting of “control” (as defined in the UCC) to the extent only one Person can be granted “control” therein under applicable law of any ABL Collateral (as defined in the ABL Intercreditor Agreement) by the administrative agent under the ABL Credit Agreement pursuant to the terms of the Revolving Credit Collateral Documents (as defined in the ABL Intercreditor Agreement) shall satisfy any such “control” requirement hereunder or under any other Loan Document with respect to any ABL Collateral to the extent that such “control” is consistent with the terms of the ABL Intercreditor Agreement and (ii) the possession of any ABL Collateral by the administrative agent under the ABL Credit Agreement pursuant to the terms of the Revolving Credit Collateral Documents (as defined in the ABL Intercreditor Agreement) shall satisfy any such possession requirement hereunder or under any other Loan Document with respect to ABL Collateral to the extent that such possession is consistent with the terms of the ABL Intercreditor Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

R. R. DONNELLEY & SONS COMPANY, as Pledgor

By:
Name: Title:

AMERICAN LITHOGRAPHERS, INC.

AGS CUSTOM GRAPHICS, INC.

BANTA CORPORATION

BANTA GLOBAL TURNKEY LLC

BRIDGETOWN PRINTING CO.

CHAS. P. YOUNG COMPANY

CLEAR VISIONS, INC.

COLUMBIA COLOR, INC.

CONSOLIDATED CARQUEVILLE PRINTING COMPANY

CONSOLIDATED GRAPHICS INTERNATIONAL, INC.

CONSOLIDATED GRAPHICS PROPERTIES II, INC.

CONSOLIDATED GRAPHICS SERVICES, INC.

CONSOLIDATED GRAPHICS, INC.

COPY-MOR, INC.

COURIER PRINTING COMPANY

CP SOLUTIONS, INC.

DDM-DIGITAL IMAGING, DATA PROCESSING AND MAILING SERVICES, L.C.

EGT PRINTING SOLUTIONS, LLC

ELECTRIC CITY PRINTING COMPANY

EMERALD CITY GRAPHICS, INC.

FREDERIC PRINTING COMPANY

GARNER PRINTING COMPANY

GILLILAND PRINTING, INC.

GSL FINE LITHOGRAPHERS

H&N PRINTING & GRAPHICS, INC.

HICKORY PRINTING SOLUTIONS, LLC

IRONWOOD LITHOGRAPHERS, INC.

KELMSCOTT COMMUNICATIONS LLC

LINCOLN PRINTING CORPORATION

as Pledgors

By
Name: Title:

MERCURY PRINTING COMPANY, LLC

METROPOLITAN PRINTING SERVICES, LLC

NIES/ARTCRAFT, INC.

OFFICETIGER HOLDINGS INC.

OFFICETIGER LLC

PBM GRAPHICS, INC.

PRECISION DIALOGUE DIRECT, INC.

PRECISION DIALOGUE MARKETING, LLC

PRECISION DIALOGUE, INC.

PRECISION LITHO, INC.

PRINTING CONTROL SERVICES INCORPORATED

RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.

RRD DUTCH HOLDCO, INC.

RRD WEST CALDWELL, LLC

SPANGLER GRAPHICS, LLC

STORTERCHILDS PRINTING CO., INC.

TEWELL WARREN PRINTING COMPANY

THE HENNEGAN COMPANY

THE JACKSON GROUP LLC

THE JARVIS PRESS, INC.

THE MCKAY PRESS, INC.

THEO. DAVIS SONS, INCORPORATED

THOUSAND OAKS PRINTING & SPECIALTIES, INC.

TUCKER PRINTERS, INC.

VERITAS DOCUMENT SOLUTIONS, LLC

WENTWORTH CORPORATION

WETZEL BROTHERS, LLC

as Pledgors

By
Name: Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Title:

SCHEDULE 1

PLEDGED SECURITIES

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	% Pledged

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                ], 20[ ] is delivered pursuant to Section 5.14 of the Credit Agreement and Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of October 15, 2018, made by R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the Guarantors party thereto and BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

PLEDGED SECURITIES

ISSUER	RECORD OWNER	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER	% PLEDGED	REQUIRED TO BE DELIVERED (Yes, or reason for exclusion)

[ ], as Pledgor

By:
Name: Title:

AGREED TO AND ACCEPTED: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Title:

EXHIBIT 2

[Form of]

JOINDER TO SECURITY AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to (i) the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of October 15, 2018, made by R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), and the Guarantors party thereto, as pledgors, assignors and debtors in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacity, the “Administrative Agent”) and (ii) the Credit Agreement, dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as the administrative agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable.

This Joinder to Security Agreement and Guaranty (this “Joinder Agreement”) supplements the Security Agreement and the Guaranty and is delivered by the undersigned, [                ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement and Section 5.09(b) of the Credit Agreement.

The New Pledgor hereby agrees to be bound as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. New Pledgor makes all of the representations and warranties in the Security Agreement as of the date hereof.

Notwithstanding any of the other provisions set forth in this Joinder Agreement or anything else contained in the Security Agreement or any other Loan Document, the aggregate amount of all Obligations secured under the Collateral Documents by Principal Property (as defined in each Indenture) or any shares of capital stock or indebtedness (as defined in each Indenture) of any Restricted Subsidiary (as defined in each Indenture) and owned by the Borrower or any Restricted Subsidiary (as defined in each Indenture) (collectively, the “Restricted Property”) shall not, at any time, exceed the aggregate amount (such amount, the “Indenture Threshold Amount”) of indebtedness (as defined in each Indenture) that may be secured by Restricted Property under each Indenture, determined in accordance with the terms of each Indenture, without requiring holders of the Securities or Notes (as defined in and issued under each applicable Indenture) to be equally and ratably secured in accordance with the terms of such Indenture. It is understood and acknowledged by the parties hereto (including, by its acceptance of the benefit of this Agreement, each Secured Party) that (v) as of the date hereof, the total amount of Obligations is in excess of the Indenture Threshold Amount as of the Closing Date, (w) from time to time after the Closing Date, the total amount of the Obligations may be in excess of the Indenture Threshold Amount then in effect, (x) as of the date hereof, the Obligations in excess of the Indenture Threshold Amount are not secured by any Restricted Property hereunder or under any other Collateral Document, (y) at any time after the date hereof, any Obligations in excess of the Indenture Threshold Amount in effect at such time shall not be secured by any Restricted Property hereunder or under any other Collateral Document and (z) in no event shall any mortgage (as defined in each Indenture) on any Restricted Property in favor of any Secured Party created hereunder or under any other Collateral Document at any time secure any Obligations in excess of the Indenture Threshold Amount then in effect. For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Debt (as defined in each Indenture) of all Sale and Lease-Back Transactions (as defined in each Indenture) permitted pursuant to the last paragraph of Section 407 or 1007 of each Indenture, as applicable, as of such date and all indebtedness (as defined in each Indenture) of the Borrower and its Restricted Subsidiaries (as defined in each Indenture) secured by mortgages (as defined in each Indenture) permitted pursuant to the last paragraph of Section 406 or 1006 of each Indenture as of such date.

Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name: Title:

AGREED TO AND ACCEPTED: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Title:

[Schedules to be attached]

EXHIBIT 3

[Form of]

Copyright Security Agreement

Copyright Security Agreement (this “Copyright Security Agreement”), dated as of [                ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of October 15, 2018, made by R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the Guarantors party thereto in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. For purposes of this Copyright Security Agreement, “Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under all the following property, in all cases wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Copyright Collateral”):

(a) all Copyrights of such Pledgor, including those listed on Schedule I attached hereto;

(b) all material Intellectual Property Licenses under which such Pledgor is the exclusive licensee with respect to any registered Copyright; and

(c) all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (c) above, the security interest created by this Copyright Security Agreement shall not extend to any Excluded Property.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, this Copyright Security Agreement shall terminate, and the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the lien and security interest in the Copyright Collateral granted under this Copyright Security Agreement.

SECTION 5 Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent pursuant to this Copyright Security Agreement and the exercise of any right or remedy in respect of the Copyright Collateral by the Administrative Agent (or any Secured Party) hereunder are subject to the provisions of the ABL Intercreditor Agreement and in the event of any conflict between the terms of the ABL Intercreditor Agreement and this Copyright Security Agreement, the terms of the ABL Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy.

SECTION 6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Governing Law. This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,
[PLEDGORS]
By:
Name:
Title:

Accepted and Agreed:
BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

EXHIBIT 4

[Form of]

Patent Security Agreement

Patent Security Agreement (this “Patent Security Agreement”), dated as of [                ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of October 15, 2018, made by R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the Guarantors party thereto in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. For purposes of this Patent Security Agreement, “Patents” shall mean, collectively, all patents and all patent applications (whether issued, allowed, pending or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any such patents or patent applications, (ii) inventions, discoveries, designs and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under all the following property, in all cases wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Patent Collateral”):

(a) all Patents of such Pledgor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing

Notwithstanding anything to the contrary contained in clauses (a) or (b) above, the security interest created by this Patent Security Agreement shall not extend to any Excluded Property.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, this Patent Security Agreement shall terminate, and the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the lien and security interest in the Patent Collateral granted under this Patent Security Agreement.

SECTION 5. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent pursuant to this Patent Security Agreement and the exercise of any right or remedy in respect of the Patent Collateral by the Administrative Agent (or any Secured Party) hereunder are subject to the provisions of the ABL Intercreditor Agreement and in the event of any conflict between the terms of the ABL Intercreditor Agreement and this Patent Security Agreement, the terms of the ABL Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy.

SECTION 6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Governing Law. This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 5

[Form of]

Trademark Security Agreement

Trademark Security Agreement (this “Trademark Security Agreement”), dated as of [                 ], by [________] and [________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E  T H:

WHEREAS, the Pledgors are party to a Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of October 15, 2018, made by R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the Guarantors party thereto in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. For purposes of this Trademark Security Agreement, “Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, brand names, and trade names, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established, applied for or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) goodwill associated with the foregoing, (ii) rights and privileges arising under applicable law with respect to any of the foregoing, (iii) extensions and renewals thereof and amendments thereto, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements, dilutions or violations thereof.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under all the following property, in all cases wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Trademark Collateral”):

(a) all Trademarks of such Pledgor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) or (b) above, the security interest created by this Trademark Security Agreement shall not extend to any Excluded Property, including any United States trademark or service mark application filed on the basis of any Pledgor’s intent-to-use such mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance by the U.S. Patent and Trademark Office of a verified “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, this Trademark Security Agreement shall terminate, and the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the lien and security interest in the Trademark Collateral granted under this Trademark Security Agreement.

SECTION 5. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent pursuant to this Trademark Security Agreement and the exercise of any right or remedy in respect of the Trademark Collateral by the Administrative Agent (or any Secured Party) hereunder are subject to the provisions of the ABL Intercreditor Agreement and in the event of any conflict between the terms of the ABL Intercreditor Agreement and this Trademark Security Agreement, the terms of the ABL Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy.

SECTION 6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Governing Law. This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

EXHIBIT D-2

[SEE ATTACHED]

FORM OF PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by RRD NETHERLANDS LLC, a Delaware limited liability company (“RRD Netherlands”) and each of the other entities that becomes a party hereto pursuant to Section 3.5 or otherwise, as pledgors, assignors and debtors (in such capacities, together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).

R E C I T A L S:

6. R.R. Donnelley and Sons Company, a Delaware corporation (the “Borrower”), the Administrative Agent and the lending institutions listed therein have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of October 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement).

7. Each Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

8. This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

9. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE XII

DEFINITIONS AND INTERPRETATION

SECTION 12.1 Definitions

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC;

(b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in Recital A hereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Equity” means any Equity Interests in any first tier Foreign Subsidiary in excess of 65% of the Equity Interest in such Issuer.

“Indenture Threshold Amount” shall have the meaning assigned to such term in Section 2.1.

“Issuer” means each of the entities listed under the heading “Issuer” on Schedule 1 hereto.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, (i) all of the Equity Interests issued by RRD Holdings C.V., a Dutch commanditaire vennototschap other than Excluded Equity, (ii) all of the Equity Interests of each first tier Foreign Subsidiary, now owned or hereafter acquired, including, without limitation, the Equity Interests set forth on Schedule 1 hereto, together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clauses (i) and (ii) upon any consolidation or merger of any issuer of such Equity Interests; other than, in the case of clauses (ii) and (iii), Excluded Equity.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Restricted Property” shall have the meaning assigned to such term in Section 2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions. The actions required to be taken with respect to the Securities Collateral shall be limited by the provisions of Sections 3.1 and 3.2.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 12.2 Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

SECTION 12.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

SECTION 12.4 Perfection Certificate. The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto (including each Perfection Certificate Supplement) are and shall at all times remain a part of this Agreement.

ARTICLE XIII

GRANT OF SECURITY AND OBLIGATIONS

SECTION 13.1 Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property , in all cases wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i) all Pledged Securities;

(ii) all Distributions;

(iii) all books and records relating to the foregoing; and

(iv) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding any of the other provisions set forth in this Article II or anything else contained in this Agreement or any other Loan Document, the aggregate amount of all Obligations secured under the Collateral Documents by Principal Property (as defined in each Indenture) or any shares of capital stock or indebtedness (as defined in each Indenture) of any Restricted Subsidiary (as defined in each Indenture) and owned by the Borrower or any Restricted Subsidiary (as defined in each Indenture) (collectively, the “Restricted Property”) shall not, at any time, exceed the aggregate amount (such amount, the “Indenture Threshold Amount”) of indebtedness (as defined in each Indenture) that may be secured by Restricted Property under each Indenture, determined in accordance with the terms of each Indenture, without requiring holders of the Securities or Notes (as defined in and issued under each applicable Indenture) to be equally and ratably secured in accordance with the terms of such Indenture. It is understood and acknowledged by the parties hereto (including, by its acceptance of the benefit of this Agreement, each Secured Party) that (v) as of the Closing Date, the total amount of Obligations is in excess of the Indenture Threshold Amount as of the Closing Date, (w) from time to time after the Closing Date, the total amount of the Obligations may be in excess of the Indenture Threshold Amount then in effect, (x) as of the Closing Date, the Obligations in excess of the Indenture Threshold Amount are not secured by any Restricted Property hereunder or under any other Collateral Document, (y) at any time after the Closing Date, any Obligations in excess of the Indenture Threshold Amount in effect at such time shall not be secured by any Restricted Property hereunder or under any other Collateral Document and (z) in no event shall any mortgage (as defined in each Indenture) on any Restricted Property in favor of any Secured Party created hereunder or under any other Collateral Document at any time secure any Obligations in excess of the Indenture Threshold Amount then in effect. For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Debt (as defined in each Indenture) of all Sale and Lease-Back Transactions (as defined in each Indenture) permitted pursuant to the last paragraph of Section 407 or 1007 of each Indenture, as applicable, as of such date and all indebtedness (as defined in each Indenture) of the Borrower and its Restricted Subsidiaries (as defined in each Indenture) secured by mortgages (as defined in each Indenture) permitted pursuant to the last paragraph of Section 406 or 1006 of each Indenture as of such date.

SECTION 13.2 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law and that describe the Pledged Collateral in any manner as the Administrative Agent may determine, in its reasonable discretion, as is necessary to ensure the perfection of the security interest in the collateral granted to the Administrative Agent in connection herewith. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon reasonable request by the Administrative Agent.

(b) Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE XIV

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 14.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein (subject only to Permitted Liens) under the UCC. Each Pledgor hereby agrees that all certificates or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within 90 days after acquisition thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 14.2 Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest (subject only to Permitted Liens) in all uncertificated Pledged Securities pledged by it hereunder under the UCC that are in existence on the date hereof. Each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, upon request of the Administrative Agent to (i) cause such pledge to be recorded on the equityholder register of the books of the issuer and give the Administrative Agent the right to transfer such Pledged Securities in the pursuit of remedies under the terms hereof and (ii) cause such Pledged Securities to become certificated (to the extent possible under applicable law) and delivered to the Administrative Agent in accordance with the provisions of Section 3.1.

SECTION 14.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest (to the extent such security interests can be perfected by filing under the UCC) granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed in a form for filing in the filing offices listed on Schedule 6 to the Perfection Certificate. Set forth on Schedule 6 to the Perfection Certificate is the correct filing office with respect to such filings. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest (to the extent such security interests can be perfected under the UCC) subject only to Permitted Liens and file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 14.4 [Reserved]

SECTION 14.5 Joinder of Additional Pledgors. From time to time, after the date hereof, additional Specified Pledgors required pursuant to the provisions of the Credit Agreement to become a Pledgor hereunder shall execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form attached as Exhibit 2 hereto and (ii) a Perfection Certificate with respect to such Specified Pledgor, and, upon such execution and delivery, such Specified Pledgor shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 14.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral, as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE XV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 15.1 Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and except for Permitted Liens, such Pledgor owns or has rights, and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own or have rights, in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens.

SECTION 15.2 Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations under the UCC, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate a perfected security interest in all the Pledged Collateral under the UCC. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral, except as otherwise provided in this Agreement and subject to the limitations set forth herein, will at all times constitute a perfected, continuing security interest therein (to the extent such security interests can be perfected by filing under the UCC), prior to all other Liens on the Pledged Collateral except for Permitted Liens. Upon the taking of possession or control by the Administrative Agent of Pledged Collateral with respect to which a security interest may be perfected by possession or control, the Liens created by this Agreement shall constitute first priority perfected Liens on, and security interests in such Pledged Collateral.

SECTION 15.3 Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party, other than Permitted Liens and except as to claims and demands that if determined adversely to such Pledgor would not reasonably be expected to have a Material Adverse Effect. Except as permitted by the Credit Agreement (including Permitted Liens and sales or other transfers permitted by Sections 6.06 and 6.11 of the Credit Agreement), this Agreement or any other Loan Document, there is no agreement to which any Pledgor is a party, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict in any material respect with such Pledgor’s obligations or the rights of the Administrative Agent hereunder.

SECTION 15.4 Other Financing Statements. It has not filed, nor to its knowledge has it authorized any third party to file, any currently valid and effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 15.5 Due Authorization and Issuance. All of the Pledged Securities issued by a Subsidiary existing on the date hereof have been, and to the extent any Pledged Securities issued by the Pledgor or a Subsidiary are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other financial obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities, except as set forth in the organizational documents of such issuer of Pledged Securities with respect to non-corporate issuers.

SECTION 15.6 Consents, etc. In the event that, so long as an Event of Default shall have occurred and be continuing, the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 15.7 Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete when set forth or delivered, in all material respects.

SECTION 15.8 Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default shall have occurred and be continuing, such proceeds shall be held in trust for the benefit of the Administrative Agent and promptly after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit Agreement.

SECTION 15.9 Equity Interests. Schedule 1 hereto sets forth all Equity Interests of first tier Foreign Subsidiaries held by a Pledgor as of the date hereof.

ARTICLE XVI

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 16.1 Pledge of Additional Securities Collateral. Subject to the limitations set forth in Section 3.1, each Pledgor shall, upon obtaining after the Closing Date any Pledged Securities of any person, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 1 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 16.2 Voting Rights; Distributions; etc. So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would reasonably be expected to have a Material Adverse Effect.

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated securities shall be promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall promptly (but in any event within 90 days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 16.3 Defaults, etc. Each Pledgor hereby represents and warrants that such Pledgor is not in violation of any provisions of any agreement to which such Pledgor is a party relating to Pledged Securities pledged by it, or otherwise in default or violation thereunder, except for such defaults or violations that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto except as have been disclosed to the Administrative Agent, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the organizational documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 16.4 Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a) [Reserved]

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE XVII

[RESERVED]

ARTICLE XVIII

TRANSFERS

SECTION 18.1 Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder in a manner prohibited by the Credit Agreement.

ARTICLE XIX

REMEDIES

SECTION 19.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Retain and apply the Distributions to the Obligations as provided in Article IX hereof;

(ii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(iii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 8.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

SECTION 19.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 19.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (ii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 19.4 Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to persons who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may request, and shall indemnify and shall cause the issuer of the Pledged Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Pledged Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Administrative Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of securities included in the Pledged Collateral which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 19.5 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

(b) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE XX

APPLICATION OF PROCEEDS

SECTION 20.1 Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE XXI

MISCELLANEOUS

SECTION 21.1 Concerning Administrative Agent.

(a) The Administrative Agent has been appointed as administrative agent and collateral agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) [Reserved]

(e) The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.11 of the Credit Agreement. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 21.2 Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement in any material respect or if any representation or warranty on the part of any Pledgor contained herein shall be breached in any material respect, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all reasonable and documented amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 9.04 of the Credit Agreement. Neither the provisions of this Section 10.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion, to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Collateral Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 21.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 21.4 Termination; Release. The Pledged Collateral and the Obligations of any Pledgor shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement, including upon the transfer or sale of the Pledged Collateral (to a person that is not a Loan Party or Specified Pledgor) in a manner not prohibited by the Credit Agreement. Furthermore, upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), this Agreement shall terminate. Upon such termination of this Agreement the Pledged Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 21.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 21.6 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.

SECTION 21.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 9.10 and 9.11 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 21.8 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 21.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 21.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 21.11 No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 21.12 No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 21.13 No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 10.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 21.14 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 10.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 21.15 Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement (other than Section 2.1 hereof), the terms of the ABL Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Administrative Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Pledged Collateral by the Administrative Agent (or any Secured Party) hereunder or under any other Loan Document are subject to the provisions of the ABL Intercreditor Agreement and in the event of any conflict between the terms of the ABL Intercreditor Agreement and any Loan Document, the terms of the ABL Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Notwithstanding anything herein to the contrary, prior to the Discharge of Revolving Credit Obligations (as defined in the ABL Intercreditor Agreement), (i) the delivery or granting of “control” (as defined in the UCC) to the extent only one Person can be granted “control” therein under applicable law of any ABL Collateral (as defined in the ABL Intercreditor Agreement) to the administrative agent under the ABL Credit Agreement pursuant to the terms of the Revolving Credit Collateral Documents (as defined in the ABL Intercreditor Agreement) shall satisfy any such delivery or granting of “control” requirement hereunder or under any other Loan Document with respect to any ABL Collateral to the extent that such delivery or granting of “control” is consistent with the terms of the ABL Intercreditor Agreement and (ii) the possession of any ABL Collateral by the administrative agent under the ABL Credit Agreement pursuant to the terms of the Revolving Credit Collateral Documents (as defined in the ABL Intercreditor Agreement) shall satisfy any such possession requirement hereunder or under any other Loan Document with respect to ABL Collateral to the extent that such possession is consistent with the terms of the ABL Intercreditor Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

RRD NETHERLANDS LLC, as Pledgor

By:
Name:
Title:

[Signature Page to Pledge Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Pledge Agreement]

SCHEDULE 1

PLEDGED SECURITIES

PLEDGOR	ISSUER	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER	PERCENTAGE PLEDGED

EXHIBIT 1

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                ], 20[    ] is delivered pursuant to Section 5.1 of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of October 15, 2018, made by RRD NETHERLANDS LLC, a Delaware limited liability company, the other Pledgors party thereto and BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Pledge Agreement and that the Pledged Securities listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

PLEDGED SECURITIES

ISSUER	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

[ ], as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 2

[Form of]

JOINDER AMENDMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of October 15, 2018, made by RRD NETHERLANDS LLC, a Delaware limited liability company and each of the other entities that becomes a party thereto, as pledgors, assignors and debtors (in such capacities, together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacity, the “Administrative Agent”).

This Joinder Agreement supplements the Pledge Agreement and is delivered by the undersigned, [                ] (the “New Pledgor”), pursuant to Section 3.5 of the Pledge Agreement. The New Pledgor hereby agrees to be bound as a Pledgor party to the Pledge Agreement by all of the terms, covenants and conditions set forth in the Pledge Agreement to the same extent that it would have been bound if it had been a signatory to the Pledge Agreement on the date of the Pledge Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Pledgor thereunder. The New Pledgor makes all of the representations and warranties in the Pledge Agreement as of the date hereof.

Annexed hereto are supplements to each of the schedules to the Pledge Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Pledge Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT E

[SEE ATTACHED]

Form of Secretary’s Certificate

[DATE]

I, [NAME], am the duly elected, qualified and acting [TITLE] of [COMPANY], a [JURISDICTION] [ENTITY TYPE] (the “Company”).

In connection with the execution and delivery of that certain Credit Agreement, dated as of October 15, 2018 (the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement), among R. R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto as guarantors, certain financial institutions party thereto as lenders (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), [and the delivery of an opinion of ________________,] on behalf of the Company, I hereby certify as of the date hereof that:

I am familiar with the facts herein certified.

Attached hereto as Exhibit A is a true, correct and complete copy of the Company’s [CHARTER]. No amendment, restatement or modification thereto has been approved by the [GOVERNING ENTITY] of the Company or filed with any public official, except for such amendments, restatements or modifications that are contained in Exhibit A.

Attached hereto as Exhibit B is a true, correct and complete copy of the Company’s [GOVERNING DOCUMENTS], as amended, as in effect at the date on which the resolutions described in paragraph 4 below were adopted for the Company and at all subsequent times to and including the date hereof. No amendment, restatement, supplement or modification thereto has been approved by the [GOVERNING ENTITY] of the Company, except for such amendments, restatements, supplements or modifications that are contained in Exhibit B.

Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions duly adopted by the Company’s [GOVERNING ENTITY] relating to the execution and delivery of the Credit Agreement, the other Loan Documents and certain other agreements, instruments and documents relating thereto and the performance of the Company’s obligations thereunder. Such resolutions constitute the only actions and resolutions taken by the Company’s [GOVERNING ENTITY] or [any committee thereof] relating to the foregoing. Such resolutions have not been amended, modified or rescinded since their adoption and are in full force and effect.

Attached hereto as Exhibit D is a true and correct listing of the acting officers and other authorized signatories of the Company, who are duly elected or appointed to and qualified for the offices set forth opposite their respective names and are authorized to execute and deliver the Credit Agreement, the other Loan Documents and other agreements, instruments and documents relating thereto on behalf of the Company. The signature appearing opposite the name of each such officer or other authorized signatory in Exhibit D is such person’s genuine signature.

[Signature Page Follows]

IN WITNESS WHEREOF, I, the undersigned, have duly executed this Certificate on behalf of the Company as of the date first written above.

By:
Name:
Title:

I, [NAME], the duly elected, qualified and acting [TITLE] of the Company, do hereby certify as of the date first written above that [NAME] is the duly elected, qualified and acting [TITLE] of the Company and, as such, is authorized to execute this Certificate on behalf of the Company, and that the signature set forth above is the genuine signature of such person.

By:
Name:
Title:

[Signature Page—Secretary’s Certificate]

Exhibit A

See attached.

Exhibit B

See attached.

Exhibit C

See attached.

Exhibit D

Name	Title	Specimen

EXHIBIT F

[SEE ATTACHED]

FORM OF ABL INTERCREDITOR AGREEMENT

This ABL INTERCREDITOR AGREEMENT, is dated as of October 15, 2018, and is entered into by and among Bank of America, N.A. (“Bank of America”), as Administrative Agent for the holders of the Revolving Credit Obligations (together with its permitted successors and assigns (including in connection with any Refinancing), the “Revolving Credit Collateral Agent”) and Bank of America, as Administrative Agent for the holders of the Initial Fixed Asset Obligations (together with its permitted successors and assigns (including in connection with any Refinancing), the “Initial Fixed Asset Collateral Agent”) and acknowledged and agreed to by R.R. Donnelley & Sons Company, a Delaware corporation (the “Term Loan Borrower”) and certain subsidiaries of the Term Loan Borrower that sign an acknowledgment hereto from time to time as a Grantor.

RECITALS

The Revolving Credit Borrower, the lenders and agents from time to time party thereto, the other Revolving Loan Parties from time to time party thereto and the Revolving Credit Collateral Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of September 29, 2017, providing a revolving credit and letter of credit facility to the Revolving Credit Borrower, as amended by Amendment No. 1 dated as of the date hereof (the “Revolving Amendment”), (as further amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Revolving Credit Agreement”);

The Term Loan Borrower, the lenders and agents from time to time party thereto and the Initial Fixed Asset Collateral Agent, have entered into that certain Credit Agreement, dated as of the date hereof, providing a term loan facility to the Term Loan Borrower (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Initial Fixed Asset Facility Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”);

The Revolving Credit Agreement and the Initial Fixed Asset Facility Agreement permit the Revolving Credit Borrower and the Term Loan Borrower, respectively, to incur additional indebtedness secured by a Lien on the Collateral ranking senior to the Lien securing the applicable Credit Agreement;

In order to induce the Revolving Credit Collateral Agent and the Revolving Credit Lenders to enter into the Revolving Amendment and to make credit extensions under the Revolving Credit Agreement, and in order to induce the Initial Fixed Asset Collateral Agent and the Initial Fixed Asset Lenders to enter into the Initial Fixed Asset Facility Agreement, the Revolving Credit Collateral Agent and the Initial Fixed Asset Collateral Agent have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below or, if not otherwise defined, the Revolving Credit Agreement (as such term is defined above). As used in the Agreement, the following terms shall have the following meanings:

“ABL Collateral” means the following assets of the Revolving Credit Borrower and the other Revolving Loan Parties: (a) all Accounts and Receivables; (b) all Payment Intangibles representing the right to payment for goods sold or services rendered, in each case, in the ordinary course of business; (c) all Equipment and Inventory; (d) all ABL Securities Collateral, (e) all ABL Investment Property; (f) all Money, all Deposit Accounts and all Securities Accounts; (f) all Supporting Obligations; (g) all books and records and General Intangibles relating to the foregoing (other than, for the avoidance of doubt, Intellectual Property, Fixed Asset Pledged Equity Interests and Intercompany Debt); (h) all Documents, Instruments (other than Intercompany Debt) and Chattel Paper evidencing the foregoing; and (i) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing; provided, however, that to the extent that identifiable Proceeds of Fixed Asset Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute ABL Collateral after an Enforcement Notice, then (as provided in Section 3.5 below) such Collateral or other identifiable Proceeds shall be treated as Fixed Asset Collateral for purposes of this Agreement. Terms used in this definition and not otherwise defined herein shall have the meanings given to such terms in the UCC.

“ABL Investment Property” means “investment property” as defined in the UCC, other than Intercompany Debt and Equity Interests that are not ABL Pledged Equity Interests.

“ABL Pledged Equity Interests” means, collectively, (i) 65% of the Equity Interests of each first tier Foreign Subsidiary, now owned or hereafter acquired by any Grantor, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner and (ii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) upon any consolidation or merger of any issuer of such Equity Interests, provided that (x) no Equity Interests of any first tier Foreign Subsidiary in excess of 65% shall constitute ABL Pledged Equity Interests and (y) no Excluded Property (as defined in the Revolving Security Agreement) shall constitute ABL Pledged Equity Interests.

“ABL Securities Collateral” means, collectively, (i) the ABL Pledged Equity Interests and (ii) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the ABL Pledged Equity Interests, from time to time received, receivable or otherwise distributed to any Grantor in respect of or in exchange for any or all of the ABL Pledged Equity Interests.

“Access Acceptance Notice” has the meaning assigned to that term in Section 3.3(b).

“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that the Revolving Credit Collateral Agent provides the Controlling Fixed Asset Collateral Agent with the notice of its election to request access to any Mortgaged Premises pursuant to Section 3.3(b) below and ends on the earliest of (i) the 180th day after the Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Collateral located on such Mortgaged Premises following a Collateral Enforcement Action plus such number of days, if any, after the Revolving Credit

Collateral Agent obtains access to such Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, (ii) the date on which all or substantially all of the ABL Collateral located on such Mortgaged Premises is sold, collected or liquidated, (iii) the date on which the Discharge of Revolving Credit Obligations occurs and (iv) the date on which the Revolving Credit Default or the Fixed Asset Default that was the subject of the applicable Enforcement Notice relating to such Enforcement Period has been cured to the reasonable satisfaction of the Revolving Credit Collateral Agent or the Controlling Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Agreement.

“Additional Fixed Asset Claimholders” means, at any relevant time, the holders of Additional Fixed Asset Obligations at that time and the trustees, agents and other representatives of the holders of any Additional Fixed Asset Obligations, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Fixed Asset Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Fixed Asset Document outstanding at such time.

“Additional Fixed Asset Collateral Agent” means, in the case of any Additional Fixed Asset Instrument and the Additional Fixed Asset Claimholders thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Fixed Asset Instrument that is named as the Collateral Agent in respect of such Additional Fixed Asset Instrument in the applicable Joinder Agreement.

“Additional Fixed Asset Collateral Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Fixed Asset Obligations owed thereunder to any Additional Fixed Asset Claimholders or under which rights or remedies with respect to such Liens are governed.

“Additional Fixed Asset Debt” means the principal amount of Indebtedness issued or incurred under any Additional Fixed Asset Instrument.

“Additional Fixed Asset Documents” means any Additional Fixed Asset Instrument, Additional Fixed Asset Collateral Document and any other Loan Document (or equivalent term as defined in any Additional Fixed Asset Instrument) and each of the other agreements, documents and instruments providing for or evidencing any other Additional Fixed Asset Obligations, including any document or instrument executed or delivered at any time in connection with any Additional Fixed Asset Obligations, including any intercreditor or joinder agreement among holders of Additional Fixed Asset Obligations, to the extent such are effective at the relevant time.

“Additional Fixed Asset Instrument” means any (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, Refinanced, restated, increased, replaced or refunded in whole or in part from time to time in accordance with each applicable Secured Revolver/Fixed Asset Facility Document; provided that none of the Revolving Credit Agreement, the Initial Fixed Asset Facility Agreement or any Refinancing of any of the foregoing in this proviso shall constitute an Additional Fixed Asset Instrument at any time.

“Additional Fixed Asset Obligations” means all obligations of every nature of each Grantor from time to time owed to any Additional Fixed Asset Claimholders or any of their respective Affiliates under any Additional Fixed Asset Documents that are secured on a pari passu or junior basis with the Initial Fixed Asset Obligations, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “Additional Fixed Asset Obligations” shall include all Post-Petition Interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Additional Fixed Asset Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Additional Junior Fixed Asset Obligations” means any Additional Fixed Asset Obligations that are not Pari Fixed Asset Obligations.

“Additional Pari Fixed Asset Obligations” means any Additional Fixed Asset Obligations issued or incurred pursuant to an Additional Fixed Asset Instrument ranking equal in right of security with the Initial Fixed Asset Obligations.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated, renewed or otherwise modified from time to time.

“Bank of America” has the meaning assigned to that term in the Preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state or foreign laws, rules or regulations for the relief of debtors or any reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally.

“Borrower” means the Term Loan Borrower and the Revolving Credit Borrower.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Claimholders” means, collectively, the Revolving Credit Claimholders and the Fixed Asset Claimholders.

“Collateral” means all of the assets and property now owned or at any time hereafter acquired by any Grantor, whether real, personal or mixed, constituting Revolving Credit Collateral and Fixed Asset Facility Collateral.

“Collateral Agents” means, collectively, (i) the Revolving Credit Collateral Agent, (ii) the Initial Fixed Asset Collateral Agent and (iii) each Additional Fixed Asset Collateral Agent.

“Collateral Enforcement Action” means, collectively or individually for one or more of the Collateral Agents, when a Revolving Credit Default or Fixed Asset Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Collateral Agent, any action by any Collateral Agent to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Credit Documents or under any applicable law, but in all cases (i) including, without limitation, (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (b) exercising any right of set-off or recoupment with respect to any Grantor or (c) exercising any remedy under any Deposit Account Control Agreement, Securities Account Control Agreement and Lien Waiver or similar agreement or arrangement and (ii) excluding the imposition of a default rate or late fee; provided, that notwithstanding anything to the contrary in the foregoing, the exercise of rights or remedies by the Revolving Credit Collateral Agent under any Deposit Account Control Agreement or Securities Account Control Agreement during a Liquidity Period shall not constitute a Collateral Enforcement Action under this Agreement.

“Contingent Obligations” means at any time, any indemnification or other similar contingent obligations which are not then due and owing at the time of determination and with respect to which no claim has been asserted at the time of determination.

“Controlling Additional Fixed Asset Collateral Agent” means (i) at any time there is only one Series of Additional Fixed Asset Obligations, the Fixed Asset Collateral Agent for such Series, (ii) at any time there is only one Series of Additional Pari Fixed Asset Obligations, the Fixed Asset Collateral Agent for such Series, (iii) at any time there is more than one Series of Additional Pari Fixed Asset Obligations, the Fixed Asset Collateral Agent designated in writing to the Revolving Credit Collateral Agent by the Fixed Asset Collateral Agents for each Series of Additional Pari Fixed Asset Obligations and (iv) at any time when the Fixed Asset Obligations consist solely of two or more Additional Junior Fixed Asset Obligations, the Fixed Asset Collateral Agent designated in writing to the Revolving Credit Collateral Agent by the Fixed Asset Collateral Agents for each Series of Additional Junior Fixed Asset Obligations.

“Controlling Fixed Asset Collateral Agent” means (i) until the Discharge of Fixed Asset Obligations that are Initial Fixed Asset Obligations, the Initial Fixed Asset Collateral Agent and (ii) from and after the Discharge of Fixed Asset Obligations that are Initial Fixed Asset Obligations, the Controlling Additional Fixed Asset Collateral Agent.

“Credit Agreements” has the meaning assigned to that term in the Recitals to this Agreement.

“Credit Documents” means, collectively, the Revolving Credit Documents and the Fixed Asset Documents.

“Deposit Account” as defined in the UCC.

“DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Discharge of Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Sections 4.4, 5.5 and 6.4:

(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under Fixed Asset Documents and constituting Fixed Asset Obligations;

(b)    payment in full in cash of all other Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than Contingent Obligations); and

(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Fixed Asset Obligations.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Sections 4.4, 5.5 and 6.4:

(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Revolving Credit Documents and constituting Revolving Credit Obligations (other than (i) obligations that are not due and owing under any Secured Cash Management Obligations or Secured Hedge Obligations (in each case, as defined in the Revolving Credit Agreement) and (ii) Letters of Credit that are cash collateralized or backstopped in accordance with the Revolving Credit Agreement);

(b)    payment in full in cash of all other Revolving Credit Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than (i) obligations that are not due and owing under any Secured Cash Management Obligations or Secured Hedge Obligations (in each case, as defined in the Revolving Credit Agreement) and (ii) Letters of Credit that are cash collateralized or backstopped in accordance with the Revolving Credit Agreement);

(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations; and

(d)    termination of all letters of credit issued under the Revolving Credit Documents and constituting Revolving Credit Obligations or providing cash collateral or backstop letters of credit reasonably acceptable to the Revolving Credit Collateral Agent in an amount equal to 103% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the Revolving Credit Collateral Agent).

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Documents” as defined in the UCC.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Fixed Asset Default has occurred and is continuing, by either (a) in the case of a Revolving Credit Default, the Revolving Credit Collateral Agent to the Controlling Fixed Asset Collateral Agent or (b) in the case of a Fixed Asset Default, the Controlling Fixed Asset Collateral Agent to the Revolving

Credit Collateral Agent, in each case, announcing that an Enforcement Period has commenced, specifying the relevant event of default and stating the current balance of the Revolving Credit Obligations or the Fixed Asset Obligations, as applicable.

“Enforcement Period” means the period of time following the receipt by either the Revolving Credit Collateral Agent or the Controlling Fixed Asset Collateral Agent of an Enforcement Notice until the earliest of (i) in the case of an Enforcement Period commenced by the Controlling Fixed Asset Collateral Agent, the Discharge of Fixed Asset Obligations, (ii) in the case of an Enforcement Period commenced by the Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, (iii) the Revolving Credit Collateral Agent or the Controlling Fixed Asset Collateral Agent (as applicable) agrees in writing to terminate its Enforcement Period, or (iv) the date on which the Revolving Credit Default or the Fixed Asset Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the reasonable satisfaction of the Revolving Credit Collateral Agent or the Controlling Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Documents.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting; provided that “Equity Interests” shall not include convertible Debt securities.

“Fixed Asset Claimholders” means, at any relevant time, the holders of Fixed Asset Obligations at that time, including each Fixed Asset Collateral Agent, the Additional Fixed Asset Claimholders and the Initial Fixed Asset Claimholders.

“Fixed Asset Collateral” means all Real Estate Assets, Intellectual Property, Fixed Asset Pledged Equity Interests and other Collateral (other than ABL Collateral) and all Supporting Obligations, Documents and books and records relating to any of the foregoing; and all substitutions, replacements, accessions, products or Proceeds (including, without limitation, insurance proceeds) of any of the foregoing.

“Fixed Asset Collateral Agents” means the Initial Fixed Asset Collateral Agent and each Additional Fixed Asset Collateral Agent.

“Fixed Asset Collateral Documents” means the Initial Fixed Asset Collateral Documents and any Additional Fixed Asset Collateral Documents.

“Fixed Asset Default” means an “Event of Default” or equivalent term (as defined in any of the Fixed Asset Documents).

“Fixed Asset DIP Financing” has the meaning assigned to that term in Section 6.1(b).

“Fixed Asset Documents” means the Initial Fixed Asset Documents and any Additional Fixed Asset Documents.

“Fixed Asset Facility Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be as security for any Fixed Asset Obligations.

“Fixed Asset Loan Party” means each “Loan Party” as defined in the Initial Fixed Asset Facility Agreement and each “Specified Pledgor” as defined in the Initial Fixed Asset Facility Agreement.

“Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Fixed Asset Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Fixed Asset Obligations” means the Initial Fixed Asset Obligations and any Additional Fixed Asset Obligations.

“Fixed Asset Pledged Equity Interests” means Equity Interests in the Borrower, the other Grantors and their respective Domestic Subsidiaries, in each case other than ABL Pledged Equity Interests.

“Fixed Asset Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary.

“Grantors” means the Borrower, each Revolving Loan Party, each Fixed Asset Loan Party and each other Person that has or may from time to time hereafter execute and deliver a Fixed Asset Collateral Document or a Revolving Credit Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Indebtedness” means and includes all “Debt” (or comparable term) within the meaning of the Initial Fixed Asset Facility Agreement, the Revolving Credit Agreement or any Additional Fixed Asset Instrument, as applicable.

“Initial Fixed Asset Claimholders” means, at any relevant time, the holders of Initial Fixed Asset Facility Obligations at that time, including the “Secured Parties” as defined in the Initial Fixed Asset Facility Agreement.

“Initial Fixed Asset Collateral Agent” has the meaning assigned to it in the Preamble to this Agreement.

“Initial Fixed Asset Collateral Documents” means the “Collateral Documents” (as defined in the Initial Fixed Asset Facility Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Initial Fixed Asset Obligations or under which rights or remedies with respect to such Liens are governed.

“Initial Fixed Asset Documents” means the Initial Fixed Asset Facility Agreement, the Initial Fixed Asset Collateral Documents and the other Loan Documents (as defined in the Initial Fixed Asset Facility Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Initial Fixed Asset Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any Initial Fixed Asset Obligations, including any intercreditor or joinder agreement among holders of Initial Fixed Asset Obligations, to the extent such are effective at the relevant time.

“Initial Fixed Asset Facility Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Fixed Asset Lenders” means Lenders as defined under the Initial Fixed Asset Facility Agreement.

“Initial Fixed Asset Obligations” means all “Secured Obligations,” as defined in the Initial Fixed Asset Facility Agreement and shall include all obligations of every nature of each Grantor from time to time owed to any Initial Fixed Asset Claimholders or any of their respective Affiliates under the Initial Fixed Asset Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “Initial Fixed Asset Obligations” shall include all Post-Petition Interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Initial Fixed Asset Document whether or not the claim for such Post-Petition Interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Insolvency or Liquidation Proceeding” means:

(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

(b)    any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of the Revolving Credit Agreement and the Initial Fixed Asset Facility Agreement);

(c)    any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of the Revolving Credit Agreement and the Initial Fixed Asset Facility Agreement);

(d)    any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;

(e)    any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or

(f)    any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor;

“Instruments” has the meaning assigned to that term in the Revolving Security Agreement.

“Intercompany Debt” means, with respect to each Grantor, all intercompany indebtedness owed to such Grantor by the Borrower or a Subsidiary of the Borrower.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A, or in a form otherwise reasonably acceptable to each Collateral Agent, after giving effect to Sections 5.3 and 5.7, as applicable.

“Mortgaged Premises” means any Real Estate Assets which shall now or hereafter be subject to a Fixed Asset Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Non-Controlling Fixed Asset Collateral Agent” means each Fixed Asset Collateral Agent other than the Controlling Fixed Asset Collateral Agent.

“Notice of Occupancy” has the meaning assigned to that term in Section 3.3(b).

“Pari Fixed Asset Obligations” means the Initial Fixed Asset Obligations and any Additional Pari Fixed Asset Obligations.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Person” means an individual, partnership, corporation (including a company or business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Fixed Asset Documents or the Revolving Credit Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Laws of any applicable jurisdiction or in any such Insolvency or Liquidation Proceeding.

“Priority Collateral” with respect to the Revolving Credit Claimholders, all ABL Collateral, and with respect to the Fixed Asset Claimholders, all Fixed Asset Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

“Receivables” means mean all (i) Accounts, (ii) a right to payment evidenced by Chattel Paper or Instruments and (iii) Payment Intangibles, and all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including Commercial Tort Claims, regardless of how classified under the UCC, together with all of the Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all collateral support and Supporting Obligations related thereto and all Records relating thereto.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Obligations” has the meaning set forth in Section 5.5.

“Revolving Amendment” has the meaning assigned to that term in the Recitals to this Agreement.

“Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement, including, for the avoidance of doubt, any Refinancing of the Revolving Credit Agreement in effect on the Closing Date.

“Revolving Credit Borrower” means the “Borrower” under and as defined in the Revolving Credit Agreement.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the “Secured Parties” as defined in the Revolving Credit Agreement.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Revolving Credit Obligations.

“Revolving Credit Collateral Agent” has the meaning assigned to that term in the Preamble to this Agreement.

“Revolving Credit Collateral Documents” means the “Collateral Documents” (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit Documents” means the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement), any agreement in respect of any Secured Cash Management Obligations and Secured Hedge Obligations (each as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Lenders” means the “Lenders” under and as defined in the Revolving Credit Agreement.

“Revolving Credit Obligations” means all “Secured Obligations” (as defined in the Revolving Credit Agreement) and shall include all obligations of every nature of each Grantor from time to time owed to any Revolving Credit Claimholder or any of their respective Affiliates under the Revolving Credit Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “Revolving Credit Obligations” shall include all Post-Petition Interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Revolving Credit Document whether or not the claim for such Post-Petition Interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Revolving Credit Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Revolving Loan Party” means each “Loan Party” as defined in the Revolving Credit Agreement and each “Specified Pledgor” as defined in the Revolving Credit Agreement.

“Revolving Security Agreement” means the Third Amended and Restated Security Agreement, dated as of the date hereof, among the Borrower, each of the other grantors from time to time party thereto and Bank of America, as collateral agent, as it may be amended, supplemented, amended and restated, replaced, renewed or otherwise modified from time to time.

“Secured Revolver/Fixed Asset Documents” means the Fixed Asset Documents and the Revolving Credit Documents.

“Securities Account” as defined in the UCC.

“Securities Account Control Agreement” has the meaning assigned to that term in the Revolving Security Agreement.

“Series” means, with respect to any Fixed Asset Obligations, each of (i) the Initial Fixed Asset Obligations and (ii) the Additional Fixed Asset Obligations incurred pursuant to any Additional Fixed Asset Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional Fixed Asset Obligations).

“Supporting Obligations” as defined in the UCC.

“Term Loan Borrower” has the meaning assigned to that term in the Preamble to this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2.    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time as amended, supplemented, amended and restated, replaced, renewed or otherwise modified from time to time in accordance with the terms of this Agreement (including in connection with any Refinancing);

(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e)    all references to terms defined in the UCC in effect in the State of New York shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.    Lien Priorities.

2.1.    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Fixed Asset Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents or the Fixed Asset Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Fixed Asset Obligations, and whether or not such Liens securing, or purporting to secure, any Revolving Credit Obligations or Fixed Asset Obligations are subordinated to any Lien securing any other obligation of the Borrower, or any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed, or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and/or the Revolving Credit Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and/or the applicable Fixed Asset Claimholders, hereby each agrees that:

(a)    any Lien of the Revolving Credit Collateral Agent on the ABL Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Collateral Agent or any Revolving Credit Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the ABL Collateral securing or purporting to secure any Fixed Asset Obligations; and

(b)    any Lien of any Fixed Asset Collateral Agent on the Fixed Asset Collateral, whether now or hereafter held by or on behalf of such Fixed Asset Collateral Agent, any Fixed Asset Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Fixed Asset Collateral securing or purporting to secure any Revolving Credit Obligations.

2.2.    Prohibition on Contesting Liens. Each Fixed Asset Collateral Agent, for itself and on behalf of each applicable Fixed Asset Claimholder, and the Revolving Credit Collateral Agent, for itself and on behalf of each Revolving Credit Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Fixed Asset Claimholders in the Collateral, the allowability of the claims asserted with respect to the Fixed Assets Obligations or the Revolving Credit Obligations in any Insolvency or Liquidation Proceeding, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Revolving Credit Claimholder or Fixed Asset Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

2.3.    No New Liens. Until the Discharge of Revolving Credit Obligations and the Discharge of Fixed Asset Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Term Loan Borrower, the Revolving Credit Borrower or any other Grantor, the parties hereto acknowledge and agree that it is their intention that:

(a)    subject to Sections 2.5 and 2.6 below, there shall be no Liens on any asset or property to secure any Fixed Asset Obligation unless a Lien on such asset or property also secures the Revolving Credit Obligations; or

(b)    subject to Sections 2.5 and 2.6 below, there shall be no Liens on any asset or property of any Grantor to secure any Revolving Credit Obligations unless a Lien on such asset or property also secures the Fixed Asset Obligations.

To the extent any additional Liens are granted on any asset or property as described above, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that Liens are granted on any asset or property to secure any Fixed Asset Obligation or Revolving Credit Obligation, as applicable, and a corresponding Lien is not granted to secure the Revolving Credit Obligations or Fixed Asset Obligations, as applicable, without limiting any other rights and remedies available hereunder, the Revolving Credit Collateral Agent, on behalf of the Revolving Credit Claimholders and each Fixed Asset Collateral Agent, on behalf of the applicable Fixed Asset Claimholders, agree that, subject to Sections 2.5 and 2.6, (i) such applicable Collateral Agent that has been granted such Lien shall also hold such Lien on behalf of the other Collateral Agent subject to the relative priorities set forth in Section 2.1 and (ii) any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4.    Similar Liens and Agreements. Subject to Sections 2.5 and 2.6, the parties hereto agree that it is their intention that the Revolving Credit Collateral and the Fixed Asset Facility Collateral be identical. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, including Sections 2.5 and 2.6:

(a)    upon request by the Revolving Credit Collateral Agent or any Fixed Asset Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral and the Fixed Asset Facility Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Documents and the Fixed Asset Documents; and

(b)    that the Revolving Credit Collateral Documents, taken as a whole, and the Fixed Asset Collateral Documents, taken as a whole, shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the lending arrangements and the relative priorities of the liens securing the Obligations thereunder with respect to the Fixed Asset Collateral and the ABL Collateral.

2.5.    Cash Collateral; Real Property. Notwithstanding anything in this Agreement to the contrary, Sections 2.3 and 2.4 shall not apply to (i) any cash or cash equivalents pledged to secure Revolving Credit Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Revolving Credit Collateral Agent or any other Revolving Credit Claimholder pursuant to Sections 2.03, 2.05, 2.15, 2.16 or 9.03 of the Revolving Credit Agreement (or any equivalent successor provision) and any such cash and cash equivalents shall be applied as specified in the Revolving Credit Agreement and will not constitute Collateral hereunder or (ii) any real property a mortgage over which has been granted pursuant to the terms of the Fixed Assets Documents and has not been granted pursuant to the terms of the Revolving Credit Documents.

2.6.    Indenture Threshold Amount. Subject to Section 2.5, until the Discharge of Fixed Asset Obligations, Restricted Property (as defined in the Revolving Security Agreement) shall not, at any time, secure indebtedness in an aggregate amount exceeding the Indenture Threshold Amount (as defined in the Revolving Security Agreement), (x) if the aggregate amount of Fixed Asset Obligations outstanding exceeds the Indenture Threshold Amount, then such Restricted Property shall only secure Fixed Asset Obligations in an aggregate amount up to Indenture Threshold Amount, and shall not secure any additional Fixed Asset Obligations or any Revolving Credit Obligations and (y) if the aggregate amount of Fixed Asset Obligations outstanding is less than the Indenture Threshold Amount, then such Restricted Property shall secure (i) all then outstanding Fixed Asset Obligations plus (ii) an additional aggregate amount of Revolving Credit Obligations, in a total aggregate amount not to exceed the Indenture Threshold Amount.

SECTION 3.    Enforcement.

3.1.    Exercise of Remedies – Restrictions on Fixed Asset Collateral Agents.

(a)    Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders:

(1)    will not exercise or seek to exercise any rights or remedies with respect to any ABL Collateral (including the exercise of any right of setoff or recoupment or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Controlling Fixed Asset Collateral Agent or any Person authorized by it may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (A) the date on which such Controlling Fixed Asset Collateral Agent declared the existence of a Fixed Asset Default and demanded the repayment of all the principal amount of any Fixed Asset Obligations; and (B) the date on which the Revolving Credit Collateral Agent received notice from such Controlling Fixed Asset Collateral Agent of such declaration of a Fixed Asset Default and that the Fixed Assets Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Fixed Asset Documents (the “Fixed Asset Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Fixed Asset Collateral Agent or any Fixed Asset Claimholder exercise any rights or remedies with respect to the ABL Collateral if, notwithstanding the expiration of the Fixed Asset Standstill Period, (x) the Revolving Credit Collateral Agent (or any person authorized by it) or Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Controlling Fixed Asset Collateral Agent) or shall be stayed under applicable law from exercising such rights and remedies, or (y) the demand for repayment of all the principal amount of any Fixed Assets Obligations has been rescinded;

(2)    will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the ABL Collateral, whether under the Revolving Credit Documents or otherwise; and

(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Fixed Asset Obligations of the Fixed Asset Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

(b)    Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall (subject to Section 3.1(a)(1)) have the exclusive right to enforce rights and exercise remedies (including set-off, recoupment and the right to credit bid their debt) with respect to ABL Collateral and, in connection therewith (including voluntary Dispositions of ABL Collateral by the respective Grantors after a Revolving Credit Default) to make determinations regarding the release, disposition, or restrictions with respect to the ABL Collateral (including, without limitation, exercising remedies under Deposit Account Control Agreements and Securities Account Control Agreements) without any consultation with or the consent of any Fixed Asset Collateral Agent or any Fixed Asset Claimholder; provided, however, that the Lien securing the Fixed Asset Obligations shall remain on the Proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the ABL Collateral, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not seek, and hereby waives any right, to have any ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c)    Notwithstanding the foregoing, any Fixed Asset Collateral Agent and any Fixed Asset Claimholder may:

(1)    file a claim or statement of interest with respect to the Fixed Asset Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2)    take any action in order to create, perfect, preserve or protect (but not enforce subject to Section 3.1(a)(1) with respect to the ABL Collateral) its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the ABL Collateral, or the rights of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders to exercise remedies in respect thereof;

(3)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Fixed Asset Claimholders, including any claims secured by the ABL Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with, or prohibited by, the terms of this Agreement;

(5)    vote on any plan of reorganization or similar dispositive restructuring plan, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement (including Section 6.7(d)), with respect to the Fixed Asset Obligations and the Fixed Asset Collateral; and

(6)    exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Fixed Asset Standstill Period to the extent permitted by Section 3.1(a)(1).

Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that it will not take or receive any ABL Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders with respect to the ABL Collateral is to hold a Lien on such Collateral pursuant to the Fixed Asset Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d)    Subject to Sections 3.l(a) and (c) and Section 6.3(c)(1):

(1)    each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder or delay any exercise of remedies under the Revolving Credit Documents or that is otherwise prohibited hereunder with respect to ABL Collateral, including any sale, lease, exchange, transfer or other disposition of the ABL Collateral, whether by foreclosure or otherwise;

(2)    each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, hereby waives any and all rights it or the applicable Fixed Asset Claimholders may have as a junior lien creditor with respect to the ABL Collateral or otherwise to object to the manner in which the Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens on the ABL

Collateral securing the Revolving Credit Obligations granted in any of the Revolving Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Fixed Asset Claimholders; and

(3)    each Fixed Asset Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Fixed Asset Collateral Documents or any other Fixed Asset Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the ABL Collateral as set forth in this Agreement and the Revolving Credit Documents.

(e)    Except as otherwise set forth in, or otherwise prohibited by or inconsistent with, any provision of this Agreement (including Sections 3.1(a) and (d), Section 3.5 and any provision prohibiting or restricting them from taking various actions or making various objections), the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Fixed Asset Collateral, in each case, in accordance with the terms of the applicable Fixed Asset Documents and applicable law; provided, however, that in the event that any Fixed Asset Claimholder becomes a judgment Lien creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Fixed Asset Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Fixed Asset Obligations are subject to this Agreement.

(f)    Nothing in this Agreement shall prohibit the receipt by any Fixed Asset Collateral Agent or any Fixed Asset Claimholders of payments of interest, principal and other amounts owed in respect of the applicable Fixed Asset Obligations so long as such receipt is not the direct or indirect result of the exercise by such Fixed Asset Collateral Agent or any Fixed Asset Claimholders of rights or remedies with respect to ABL Collateral (including set-off or recoupment) or enforcement of any Lien on ABL Collateral held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Documents, other than with respect to the Fixed Asset Collateral solely to the extent expressly provided herein.

3.2.    Exercise of Remedies – Restrictions on Revolving Credit Collateral Agent.

(a)    Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders:

(1)    will not exercise or seek to exercise any rights or remedies with respect to any Fixed Asset Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Revolving Credit Collateral Agent may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (A) the date on which the Revolving Credit Collateral Agent declared the existence of any Revolving Credit Default and demanded the repayment of all the principal amount of any Revolving Credit Obligations; and (B) the date on which the Controlling Fixed Asset Collateral Agent received notice from the Revolving Credit Collateral Agent of such declaration of a Revolving Credit Default and that the Revolving Credit Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Revolving Credit Documents (the “Revolving Credit Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Fixed Asset Collateral if, notwithstanding the expiration of the Revolving Credit Standstill Period, (x) the Controlling Fixed Asset Collateral Agent (or any person authorized by it) shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Revolving Credit Collateral Agent) or shall be stayed under applicable law from exercising such rights and remedies or (y) the demand for repayment of all the principal amount of any Revolving Credit Obligations has been rescinded;

(2)    will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder or any other exercise by a Fixed Asset Collateral Agent or any Fixed Asset Claimholder of any rights and remedies relating to the Fixed Asset Collateral, whether under the Fixed Asset Documents or otherwise; and

(3)    subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by any Fixed Asset Collateral Agent or Fixed Asset Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the Revolving Credit Obligations of the Revolving Credit Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

(b)    Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Fixed Asset Collateral Agents and the Fixed Asset Claimholders shall (subject to Section 3.2(a)(1)) have the exclusive right to enforce rights and exercise remedies (including set-off, recoupment and the right to credit bid their debt) with respect to the Fixed Asset Collateral and, in connection therewith (including voluntary Dispositions of Fixed Asset Collateral by the respective Grantors after a Fixed Asset Default) to make determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Collateral without any consultation with or the consent of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder; provided, however, that the Lien securing the Revolving Credit Obligations shall remain on the Proceeds (other than those properly applied to the Fixed Asset Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Fixed Asset Collateral, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may enforce the provisions of the Fixed Asset Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Fixed Asset Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that it will not seek, and hereby waives any right, to have any Fixed Asset Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c)    Notwithstanding the foregoing, the Revolving Credit Collateral Agent and any Revolving Credit Claimholder may:

(1)    file a claim or statement of interest with respect to the Revolving Credit Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2)    take any action in order to create, perfect, preserve or protect (but not enforce subject to Section 3.2(a)(1) with respect to the Fixed Asset Collateral) its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Fixed Asset Collateral, or the rights of any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders to exercise remedies in respect thereof;

(3)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Revolving Credit Claimholders, including any claims secured by the Fixed Asset Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement;

(5)    vote on any plan of reorganization or similar dispositive restructuring plan, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement (including Section 6.7(d)), with respect to the Revolving Credit Obligations and the ABL Collateral; and

(6)    exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period to the extent permitted by Section 3.2(a)(1).

The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Fixed Asset Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Fixed Asset Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 3.4, 6.3(c)(2) and this Section 3.2(c), the sole right of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders with respect to the Fixed Asset Collateral is to hold a Lien on such Collateral pursuant to the Revolving Credit Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Fixed Asset Obligations has occurred.

(d)    Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):

(1)    the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will not, except as not prohibited herein, take any action that would hinder or delay any exercise of remedies under the Fixed Asset Documents or that is otherwise prohibited hereunder with respect to the Fixed Asset Collateral, including any sale, lease, exchange, transfer or other disposition of the Fixed Asset Collateral, whether by foreclosure or otherwise;

(2)    the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby waives any and all rights it or the Revolving Credit Claimholders may have as a junior lien creditor with respect to the Fixed Asset Collateral or otherwise to object to the manner in which the any Fixed Asset Collateral Agent or the Fixed Asset Claimholders seek to enforce or collect the Fixed Asset Obligations or the Liens on the Fixed Asset Collateral securing the Fixed Asset Obligations granted in any of the Fixed Asset Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

(3)    the Revolving Credit Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Revolving Credit Collateral Documents or any other Revolving Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders with respect to the Fixed Asset Collateral as set forth in this Agreement and the Fixed Asset Documents.

(e)    Except as otherwise set forth in, or otherwise prohibited by or inconsistent with, any provision of this Agreement (including Sections 3.2(a) and (d), Section 3.5 and any provision prohibiting or restricting them from taking various actions or making various objections), the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Collateral, in each case, in accordance with the terms of the Revolving Credit Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Fixed Asset Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Fixed Asset Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

(f)    Nothing in this Agreement shall prohibit the receipt by the Revolving Credit Collateral Agent or any Revolving Credit Claimholders of payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholders of rights or remedies with respect to Fixed Asset Collateral (including set-off or recoupment) or enforcement of any Lien on the Fixed Asset Collateral held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Fixed Asset Collateral Agents or the Fixed Asset Claimholders may have against the Grantors under the Fixed Asset Documents, other than with respect to the ABL Collateral solely to the extent expressly provided herein.

3.3.    Exercise of Remedies – Collateral Access Rights.

(a)    The Revolving Credit Collateral Agent and the Fixed Asset Collateral Agents agree not to commence any Collateral Enforcement Action until an Enforcement Notice has been given to the other Collateral Agent. Subject to the provisions of Sections 3.1 and 3.2 above, either Collateral Agent may join in any judicial proceedings commenced by the other Collateral Agent to enforce Liens on the Collateral, provided that neither Collateral Agent, nor the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, shall interfere with the Collateral Enforcement Actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

(b)    If any Fixed Asset Collateral Agent, or any agent or representative of any Fixed Asset Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises, such Fixed Asset Collateral Agent shall promptly notify the Revolving Credit Collateral Agent of that fact (such notice, a “Notice of Occupancy”) and the Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify the Controlling Fixed Asset Collateral Agent as to whether the Revolving Credit Collateral Agent desires to exercise access rights under this Agreement (such notice, an “Access Acceptance Notice”), at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Collateral Agent’s exercise of such access rights; provided, that it is understood and agreed that the Fixed Asset Collateral Agents shall obtain possession or physical control of the Mortgaged Premises in the manner provided in the applicable Fixed Asset Collateral Documents and in the manner provided herein. Access rights may apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period may apply to each such property. In the event that the Revolving Credit Collateral Agent elects to exercise its access rights as provided in this Agreement, each Fixed Asset Collateral Agent agrees, for itself and on behalf of the applicable Fixed Asset Claimholders, that in the event that any Fixed Asset Claimholder exercises its rights to sell or otherwise dispose of any Mortgaged Premises, whether before or after the delivery of a Notice of Occupancy to the Revolving Credit Collateral Agent, the Fixed Asset Collateral Agents shall (i) provide access rights to the Revolving Credit Collateral Agent for the duration of the Access Period in accordance with this Agreement and (ii) if such a sale or other disposition occurs prior to the Revolving Credit Collateral Agent delivering an Access Acceptance Notice during the time period provided therefor, or if applicable, the expiration of the applicable Access Period, shall ensure that the purchaser or other transferee of such Mortgaged Premises provides the Revolving Credit Collateral Agent the opportunity to exercise its access rights, and upon delivery of an Access Acceptance Notice to such purchaser or transferee, continued access rights to such Mortgaged Premises for the duration of the applicable Access Period, in the manner and to the extent required by this Agreement.

(c)    Upon delivery of notice to the Controlling Fixed Asset Collateral Agent as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the Revolving Credit Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Fixed Asset Collateral for the purpose of arranging for and effecting the sale or disposition of ABL Collateral, including the production, completion, packaging and other preparation of such ABL Collateral for sale or disposition. During any such Access Period, the Revolving Credit Collateral Agent and its agents, representatives and designees (and Persons employed on their respective behalves), may continue to operate, service, maintain, process and sell the ABL Collateral, as well as to engage in bulk sales of ABL Collateral. The Revolving Credit Collateral Agent shall take proper care of any Fixed Asset Collateral that is used by the Revolving Credit Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the Revolving Credit Collateral Agent or its agents, representatives or designees and the Revolving Credit Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Fixed Asset Collateral. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall (to the extent that there are sufficient available proceeds of ABL Collateral for the purposes of paying such indemnity) indemnify and hold harmless the Fixed Asset Collateral Agents and the Fixed Asset Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. The Revolving Credit Collateral Agent and the Fixed Asset Collateral Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Fixed Asset Collateral Agents to show the Fixed Asset Collateral to prospective purchasers and to ready the Fixed Asset Collateral for sale.

(d)    If any order or injunction is issued or stay is granted which prohibits the Revolving Credit Collateral Agent from exercising any of its rights hereunder, then at the Revolving Credit Collateral Agent’s option, the Access Period granted to the Revolving Credit Collateral Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. If any Fixed Asset Collateral Agent shall foreclose or otherwise sell any of the Fixed Asset Collateral, such Fixed Asset Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Fixed Asset Collateral subject to the terms of this Agreement.

(e)    The Grantors hereby agree with the Fixed Asset Collateral Agents that the Revolving Credit Collateral Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by the Revolving Credit Collateral Agent contemplated by this Section 3.3. Each Fixed Asset Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Controlling Fixed Asset Collateral Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a Fixed Asset Mortgage. The Revolving Credit Collateral Agent agrees that upon either a Discharge of Revolving Credit Obligations or the expiration of the final Access Period with respect to any parcel of property covered by a Fixed Asset Mortgage, it shall, upon request, execute and deliver to the Controlling Fixed Asset Collateral Agent, or if a Discharge of Fixed Asset Obligations has occurred, to the respective Grantor, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such Access Periods.

3.4.    Exercise of Remedies – Intellectual Property Rights/Access to Information. Each Fixed Asset Collateral Agent hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use all of the Fixed Asset Collateral constituting Intellectual Property, to complete the sale of Inventory or Equipment and (b) a royalty free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property, in each case, at any time in connection with its Collateral Enforcement Action; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of all such Inventory and Equipment.

3.5.    Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.

(a)    The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that, to the extent the Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercises its rights of setoff against any Grantors’ Deposit Accounts or Securities Accounts that contain identifiable Proceeds of Fixed Asset Collateral, a percentage of the amount of such setoff equal to the percentage that such Proceeds of Fixed Asset Collateral bear to the total amount on deposit in or credited to the balance of such Deposit Accounts or Securities Accounts shall be deemed to constitute Fixed Asset Collateral, which amount shall be held and distributed pursuant to Section 4.3; provided, however that the foregoing shall not apply to any setoff by the Revolving Credit Collateral Agent against any ABL Collateral to the extent applied to the payment of Revolving Credit Obligations.

(b)    Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, also agrees that prior to an issuance of an Enforcement Notice, all funds deposited in an account subject to a Deposit Account Control Agreement or a Securities Account Control Agreement that constitute ABL Collateral and then applied to the Revolving Credit Obligations shall be treated as ABL Collateral and, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, any claim that payments made to the Revolving Credit Collateral Agent through the Deposit Accounts and Securities Accounts that are subject to such Deposit Account Control Agreements or

Securities Account Control Agreements, respectively, are Proceeds of or otherwise constitute Fixed Asset Collateral are waived by the Fixed Asset Collateral Agents and the Fixed Asset Claimholders; provided that after the issuance of an Enforcement Notice by the Controlling Fixed Asset Collateral Agent, all identifiable proceeds of Fixed Asset Collateral shall be deemed Fixed Asset Collateral, whether or not held in an account subject to a control agreement.

(c)    The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, further agree that prior to an issuance of an Enforcement Notice, any Proceeds of Collateral, whether or not deposited in an account subject to a deposit account control agreement or a securities account control agreement, shall not (as between the Collateral Agents, the Revolving Credit Claimholders and the Fixed Asset Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral.

SECTION 4.    Payments.

4.1.    Application of Proceeds.

(a)    So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, shall be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver to the Controlling Fixed Asset Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Controlling Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in the Fixed Asset Documents.

(b)    So long as the Discharge of Fixed Asset Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to any intercreditor arrangements among the Fixed Asset Claimholders referred to in Section 8.17 hereof, all Fixed Asset Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder, shall be applied by the Controlling Fixed Asset Collateral Agent to the Fixed Asset Obligations in the order specified in the Fixed Asset Documents. Upon the Discharge of Fixed Asset Obligations, each Fixed Asset Collateral Agent shall deliver to the Revolving Credit Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the Revolving Credit Collateral Documents.

4.2.    Payments Over in Violation of Agreement. So long as neither the Discharge of Revolving Credit Obligations nor the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Collateral Agent or any Fixed Asset Claimholders or Revolving Credit Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral or otherwise received in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Collateral Agent for the benefit of the Fixed

Asset Claimholders or the Revolving Credit Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Collateral Agent is hereby authorized by the other Collateral Agent to make any such endorsements as agent for the other Collateral Agent or any Fixed Asset Claimholders or Revolving Credit Claimholders, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations.

4.3.    Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Documents and (b) the Fixed Asset Collateral Agents or the Fixed Asset Claimholders, subject to any intercreditor arrangements among the Fixed Asset Claimholders referred to in Section 8.17 hereof, may be applied, reversed and reapplied, in whole or in part, to the Fixed Asset Obligations to the extent provided for in the Fixed Asset Documents.

4.4.    Reinstatement.

(a)    To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff, recoupment or otherwise) is avoided or otherwise declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Fixed Asset Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Claimholders and the Fixed Asset Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Revolving Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Revolving Credit Claimholders and the Fixed Asset Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Revolving Credit Obligations.”

(b)    To the extent any payment with respect to any Fixed Asset Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff, recoupment or otherwise) is avoided or otherwise declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Fixed Asset Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Fixed Asset Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Fixed Asset Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Fixed Asset Obligations.”

SECTION 5.    Other Agreements.

5.1.    Releases.

(a)    (i) If in connection with the exercise of the Revolving Credit Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.1, the Revolving Credit Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the ABL Collateral, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on the ABL Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Fixed Asset Collateral Agent, for itself or on behalf of any such Fixed Asset Claimholders, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(ii)    If in connection with the exercise of the Controlling Fixed Asset Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.2, the Controlling Fixed Asset Collateral Agent, for itself or on behalf of any of the Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Collateral, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on the Fixed Asset Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Revolving Credit Collateral Agent, for itself or on behalf of any such Revolving Credit Claimholders, promptly shall execute and deliver to the Controlling Fixed Asset Collateral Agent or such Grantor such termination statements, releases and other documents as the Controlling Fixed Asset Collateral Agent or such Grantor may request to effectively confirm such release.

(b)    If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the Revolving Credit Documents and the Fixed Asset Documents (other than in connection with the exercise of the respective Collateral Agent’s rights and remedies in respect of the Collateral as provided for in Sections 3.1 and 3.2), (i) the Revolving Credit Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the ABL Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Fixed Asset Default, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Controlling Fixed Asset Collateral Agent, for itself or on behalf of any of the applicable Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Collateral, in each case other than (A) in connection with the Discharge of Fixed Asset Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders on such Collateral (or, if such Collateral includes the Equity Interests of any Subsidiary, the Liens on Collateral owned by such Subsidiary) shall be automatically, unconditionally and simultaneously released. The Revolving Credit Collateral Agent and each Fixed Asset Collateral Agent, each for itself and on behalf of any such Revolving Credit Claimholders or Fixed Asset Claimholders, as the case may be, promptly shall execute and deliver to the other Collateral Agents or such Grantor such termination statements, releases and other documents as the other Collateral Agents or such Grantor may request to effectively confirm such release.

(c)    Until the Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations shall occur, the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Collateral Agents and any officer or agent of the other Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Collateral Agent or such holder or in the Collateral Agent’s own name, from time to time in such Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d)    Until the Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations shall occur, to the extent that the Collateral Agents or the Revolving Credit Claimholders or the Fixed Asset Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then each other Collateral Agent, for itself and for the Revolving Credit Claimholders or applicable Fixed Asset Claimholders, as the case may be, shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement and subject to Sections 2.5 and 2.6 of this Agreement.

5.2.    Insurance.

(a)    Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Documents, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders agrees, that (i) in accordance with the terms of the applicable Credit Documents, the Revolving Credit Collateral Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Revolving Credit Documents shall be paid to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the rights of the Grantors under the Fixed Asset Documents, to the Fixed Asset Collateral Agents for the benefit of the Fixed Asset Claimholders to the extent required under the Fixed Asset Collateral Documents and then, to the extent no Fixed Asset Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) in accordance with the terms of the applicable Credit Documents, if any Fixed Asset Collateral Agent or any Fixed Asset Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Revolving Credit Collateral Agent in accordance with the terms of Section 4.2.

(b)    Unless and until the Discharge of Fixed Asset Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Fixed Asset Documents, the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that (i) in accordance with the terms of the applicable Credit Documents, the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Fixed Asset Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Fixed Asset Documents shall be paid to the Fixed Asset Collateral Agents for the benefit of the Fixed Asset Claimholders pursuant to the terms of the Fixed Asset Documents and thereafter, to the extent no Fixed Asset Obligations are outstanding, and subject to the rights of the Grantors under the Revolving Credit Documents, to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders to the extent required under the Revolving Credit Collateral Documents and then, to the extent no Revolving Credit Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) in accordance with the terms of the applicable Credit Documents, if the Revolving Credit Collateral Agent or any Revolving Credit Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Controlling Fixed Asset Collateral Agent in accordance with the terms of Section 4.2.

(c)     To the extent any Proceeds are received for business interruption or for any liability or indemnification and those Proceeds are not compensation for a casualty loss with respect to the Fixed Asset Collateral, such Proceeds shall first be applied to repay the Revolving Credit Obligations (to the extent required pursuant to the Revolving Credit Agreement) and then be applied, to the extent required by the Fixed Asset Documents, to the Fixed Asset Obligations.

5.3.    Amendments to Revolving Credit Documents and Fixed Asset Documents; Refinancing.

(a)    The Fixed Asset Documents may be amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with their terms (including, without limitation, any incremental term loans provided pursuant to Section 2.02 of the Initial Fixed Asset Facility Agreement) and the Fixed Asset Obligations may be Refinanced, in each case, without notice to, or the consent of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5 and shall not contravene any provision of this Agreement.

(b)    The Revolving Credit Documents may be amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with their terms (including, without limitation, any incremental increase in commitments provided pursuant to Section 2.01(b) of the Revolving Credit Agreement) and the Revolving Credit Agreement may be Refinanced, in each case, without notice to, or the consent of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5 and shall not contravene any provision of this Agreement.

(c)    On or after any Refinancing, and the receipt of notice thereof, which notice shall include the identity of a new or replacement Collateral Agent or other agent serving the same or similar function, each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as any Grantor or such new or replacement Collateral Agent may reasonably request in order to provide to such new or replacement Collateral Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(d)    The Revolving Credit Collateral Agent and each Fixed Asset Collateral Agent shall each use good faith efforts to notify the other parties hereto of any written amendment or modification to any Revolving Credit Document or any Fixed Asset Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

5.4.    Bailees for Perfection.

(a)    Except as provided in Section 2.5, each Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as bailee and non-fiduciary agent for the benefit or on behalf of the other Collateral Agent, the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be (such bailment or agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Documents and the Fixed Asset Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b)    No Collateral Agent shall have any obligation whatsoever to the other Collateral Agents, to any Revolving Credit Claimholder, or to any Fixed Asset Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Collateral Agents under this Section 5.4 shall be limited solely to holding possession or control of the Pledged Collateral as bailee and non-fiduciary agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Fixed Asset Obligations, as the case may be, as provided in paragraph (d) below.

(c)    No Collateral Agent acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Documents, the Fixed Asset Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agent, or any Revolving Credit Claimholders or any Fixed Asset Claimholders. Each Collateral Agent, for itself and on behalf of each applicable Grantor represented thereby, hereby waives and releases the other Collateral Agent from all claims and liabilities arising pursuant to such Collateral Agent’s role under this Section 5.4 as bailee with respect to the applicable Pledged Collateral.

(d)    Upon the Discharge of Revolving Credit Obligations or the Discharge of Fixed Asset Obligations, as the case may be, the Collateral Agent under the debt facility which has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements and without recourse or warranty, first, to the other Collateral Agent (for the avoidance of doubt, in the case of the Discharge of Revolving Credit Obligations, to the Controlling Fixed Asset Collateral Agent) to the extent the other Obligations (other than Contingent Obligations) remain outstanding, and second, to the applicable Grantor to the extent no Revolving Credit Obligations or Fixed Asset Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Collateral Agent further agrees, to the extent that any other Obligations (other than applicable Contingent Obligations) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by the other Collateral Agent, at the sole cost and expense of the Loan Parties, to permit such other Collateral Agent to obtain, for the benefit of the Revolving Credit Claimholders or Fixed Asset Claimholders, as applicable, a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e)    Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Documents, but only to the extent that such Collateral constitutes ABL Collateral, as if the Liens of the Fixed Asset Collateral Agents and Fixed Asset Claimholders did not exist and (ii) so long as the Discharge of Fixed Asset Obligations has not occurred, the Controlling Fixed Asset Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Fixed Asset Documents, but only to the extent that such Collateral constitutes Fixed Asset Collateral, as if the Liens of the Revolving Credit Collateral Agent and Revolving Credit Claimholders did not exist. In furtherance of the foregoing, promptly following the Discharge of Revolving Credit Obligations, unless a New Debt Notice in respect of new Revolving Credit Documents shall have been delivered as provided in Section 5.5 below, the Revolving Credit Collateral Agent hereby agrees to deliver, at the cost and expense of the Loan Parties, to each bank and securities intermediary, if any, that is counterparty to a deposit account control agreement or securities account control agreement, as applicable, written notice as contemplated in such deposit account control agreement or securities account control agreement, as applicable, directing such bank or securities intermediary, as applicable, to comply with the instructions of the Controlling Fixed Asset Collateral Agent (to the extent a party thereto), unless the Discharge of Fixed Asset Obligations has occurred (as certified to the Revolving Credit Collateral Agent by the Term Loan Borrower), in which case, such deposit account control agreement or securities account control agreement, as the case may be, shall be terminated.

(f)    Notwithstanding anything in this Agreement to the contrary:

(1)    each of the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that any requirement under any Revolving Credit Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Collateral to the Revolving Credit Collateral Agent, or that requires any Grantor to vest the Revolving Credit Collateral Agent with possession or “control” (as defined in the UCC) of any Collateral that constitutes Fixed Asset Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Fixed Asset Obligations (other than Contingent Obligations), such Collateral is delivered to the Controlling Fixed Asset Collateral Agent, or the Controlling Fixed Asset Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC, control may be given concurrently to the Revolving Credit Collateral Agent and the Controlling Fixed Asset Collateral Agent) “control,” in each case, subject to the provisions of Section 5.4; and

(2)    each of the Fixed Asset Collateral Agents, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that any requirement under any Fixed Asset Collateral Document that any Grantor deliver any Collateral that constitutes ABL Collateral to such Fixed Asset Collateral Agent, or that requires any Grantor to vest such Fixed Asset Collateral Agent with possession or “control” (as defined in the UCC) of any Collateral that constitutes ABL Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Revolving Credit Obligations (other than Contingent Obligations), such Collateral is delivered to the Revolving Credit Collateral Agent, or the Revolving Credit Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC, control may be given concurrently to the Fixed Asset Collateral Agent and the Revolving Credit Collateral Agent) “control,” in each case, subject to the provisions of Section 5.4.

5.5.    When Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations Deemed to Not Have Occurred. If in connection with the Discharge of Revolving Credit Obligations or the Discharge of Fixed Asset Obligations, any Borrower substantially concurrently or subsequently enters into any Refinancing of any Revolving Credit Obligation or Fixed Asset Obligation as the case may be, which Refinancing is permitted by both the Fixed Asset Documents and the

Revolving Credit Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of Revolving Credit Obligations or the Discharge of Fixed Asset Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of Revolving Credit Obligations or Discharge of Fixed Asset Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing (the “Refinanced Obligations”) shall automatically be treated as Revolving Credit Obligations or Fixed Asset Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agent or Fixed Asset Collateral Agent, as the case may be, under such new Revolving Credit Documents or new Fixed Asset Documents shall be the Revolving Credit Collateral Agent or a Fixed Asset Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that a Borrower has entered into new Revolving Credit Documents or new Fixed Asset Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the “New Agent”), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Borrower, any Grantor or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral (that is Fixed Asset Collateral, in the case of a New Agent that is the agent under any new Fixed Asset Documents or that is ABL Collateral, in the case of a New Agent that is the agent under any new Revolving Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents for the benefit of the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, to be bound by the terms of this Agreement by executing and delivering a Joinder Agreement in compliance with Section 5.7.

5.6.    [Reserved.]

5.7.    Additional Fixed Asset Debt and Refinanced Obligations. The Term Loan Borrower and the other applicable Grantors will be permitted to designate (i) as an additional holder of Fixed Asset Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of any Additional Fixed Asset Debt incurred by the Term Loan Borrower or such Grantor after the date of this Agreement in accordance with the terms of all then existing Secured Revolver/Fixed Asset Documents and (ii) as a holder of Refinanced Obligations hereunder, each Person who is, or becomes or who is to become, the registered holder of Refinanced Obligations hereunder in accordance with Section 5.5. Upon the issuance or incurrence of any such Additional Fixed Asset Debt or such Refinanced Obligations, as the case may be:

(a)    the Term Loan Borrower shall deliver to the Fixed Asset Collateral Agents and the Revolving Credit Collateral Agent a certificate of a Responsible Officer stating that the Term Loan Borrower or such Grantor intends to enter into an Additional Fixed Asset Instrument or incur Refinanced Obligations, as applicable, and certifying (x) in the case of any Additional Fixed Asset Obligations, that the issuance or incurrence of such Additional Fixed Asset Obligations under such Additional Fixed Asset Instrument is permitted by each then existing Secured Revolver/Fixed Asset Documents and specifying if such Additional Fixed Asset Obligations constitute Additional Pari Fixed Asset Obligations or Additional Junior Fixed Asset Obligations or (y) in the case of any Refinanced Obligations, the issuance or incurrence thereof is in accordance with Section 5.5;

(b)    the administrative agent or trustee and collateral agent for such Additional Fixed Asset Debt or the New Agent for such Refinanced Obligations, as applicable, shall execute and deliver to the Collateral Agents a Joinder Agreement;

(a)    the Fixed Asset Collateral Documents in respect of such Additional Fixed Asset Debt or the New Agent for such Refinanced Obligations, as applicable, shall be subject to, and shall comply with, Sections 2.3, 2.4, 2.5 and 2.6 of this Agreement; and

(b)    each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Term Loan Borrower or the administrative agent or trustee and collateral agent for such Additional Fixed Asset Debt or the New Agent for such Refinanced Obligations, as applicable, may reasonably request in order to provide to them the rights, remedies and powers and authorities contemplated hereby, in each consistent in all respects with the terms of this Agreement.

Upon satisfaction of the conditions set forth in the foregoing clauses (a) through (d), the Additional Fixed Asset Collateral Agent for such Additional Fixed Asset Debt or the New Agent for such Refinanced Obligations, as applicable, shall be a Collateral Agent hereunder and the respective obligations will be Additional Fixed Asset Obligations or Refinanced Obligations, as applicable, without further act on the part of any Person.

SECTION 6.    Insolvency or Liquidation Proceedings.

6.1.    Finance Issues.

(a)    Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Collateral on which the Revolving Credit Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing to be secured at least in part by the ABL Collateral, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”) then each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) the Fixed Asset Collateral Agents and the Fixed Asset Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Fixed Asset Collateral, and (ii) the terms of the DIP Financing (A) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order and (B) do not require that any Lien of the Fixed Asset Collateral Agents on the Fixed Asset Collateral be subordinated to or pari passu with any Lien on the Fixed Asset Collateral securing such DIP Financing. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (ii) above, each Fixed Asset Collateral Agent will subordinate its Liens in the ABL Collateral to (1) the Liens thereon securing such DIP Financing (and all Obligations relating thereto), (2) all adequate protection Liens thereon granted to the Revolving Credit Claimholders, and (3) to any “carve out” therefrom for professional and United States Trustee fees that has been agreed to by the Revolving Credit Collateral Agent, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Collateral Agent or to the extent permitted by Section 6.3).

(b)    Until the Discharge of Fixed Asset Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Controlling Fixed Asset Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Fixed Asset Collateral on which the Fixed Asset Collateral Agents or any other creditor has a Lien or to permit any Grantor to obtain financing to be secured at least in part by the Fixed Asset Collateral, whether from the Fixed Asset Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“Fixed Asset DIP Financing”) then the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will raise no objection to such Cash Collateral use or Fixed Asset DIP Financing so long as such Cash Collateral use or Fixed Asset DIP Financing meets the following requirements: (i) the Revolving Credit Collateral Agent and the Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the Fixed Asset DIP Financing that are materially prejudicial to their interests in the Revolving Credit Collateral, and (ii) the terms of the Fixed Asset DIP Financing (A) do not expressly require the liquidation of the Collateral prior to a default under the Fixed Asset DIP Financing documentation or Cash Collateral order and (B) do not require that any Lien of the Revolving Credit Collateral Agent on the ABL Collateral be subordinated to or pari passu with any Lien on the ABL Collateral securing such Fixed Asset DIP Financing. To the extent the Liens securing the Fixed Asset Obligations are subordinated to or pari passu with such Fixed Asset DIP Financing which meets the requirements of clauses (i) through (ii) above, the Revolving Credit Collateral Agent will subordinate its Liens in the Fixed Asset Collateral to (1) the Liens thereon securing such Fixed Asset DIP Financing (and all Obligations relating thereto), (2) all adequate protection Liens thereon granted to the Fixed Asset Claimholders, and (3) to any “carve out” therefrom for professional and United States Trustee fees that has been agreed to by the Controlling Fixed Asset Collateral Agent, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Controlling Fixed Asset Collateral Agent or to the extent permitted by Section 6.3).

6.2.    Relief from the Automatic Stay.

(a)    Until the Discharge of Revolving Credit Obligations has occurred, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Collateral, without the prior written consent of the Revolving Credit Collateral Agent.

(b)    Until the Discharge of Fixed Asset Obligations has occurred, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Fixed Asset Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Controlling Fixed Asset Collateral Agent.

6.3.    Adequate Protection.

(a)    Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)    any request by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders for adequate protection with respect to the ABL Collateral; provided that (A) until the Discharge of Fixed Asset Obligations has occurred, such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Revolving Credit Collateral and (B) if such additional assets or property shall also constitute Fixed Asset Collateral, (i) a Lien shall have been created in favor of the Fixed Asset Claimholders in respect of such Collateral and (ii) the Lien in favor of the Revolving Credit Claimholders on such Fixed Asset Collateral shall be subordinated to the extent set forth in this Agreement; or

(2)    any objection by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on the Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the ABL Collateral; provided that if the Revolving Credit Collateral Agent is granted adequate protection in the form of a Lien on additional or replacement collateral, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may seek or request adequate protection in the form of a Lien on such additional or replacement collateral; it being understood and agreed that (1) if such additional or replacement collateral shall also constitute Fixed Asset Collateral, the Lien on such additional or replacement collateral that constitutes Fixed Asset Collateral in favor of or providing adequate protection for the Revolving Credit Collateral Agent shall be subordinate to the Lien on such Fixed Asset Collateral in favor of or providing adequate protection for the Fixed Asset Collateral Agents and (2) if such additional or replacement collateral shall also constitute ABL Collateral, the Lien on such additional or replacement collateral that constitutes ABL Collateral in favor of or providing adequate protection for the Revolving Credit Collateral Agent shall be senior to the Lien on such ABL Collateral in favor of or providing adequate protection for the Fixed Asset Collateral Agents, in each case with respect to the foregoing clauses (1) and (2), to the extent required by this Agreement.

(b)    The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)    any request by the Controlling Fixed Asset Collateral Agent for adequate protection with respect to the Fixed Asset Collateral; provided that (A) until the Discharge of Revolving Credit Obligations has occurred, such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Fixed Asset Facility Collateral and (B) if such additional assets or property shall also constitute ABL Collateral, (i) a Lien shall have been created in favor of the Revolving Credit Claimholders in respect of such Collateral and (ii) the Lien in favor of the Fixed Asset Claimholders on such ABL Collateral shall be subordinated to the extent set forth in this Agreement; or

(2)    any objection by the Controlling Fixed Asset Collateral Agent to any motion, relief, action or proceeding based on the Controlling Fixed Asset Collateral Agent claiming a lack of adequate protection with respect to the Fixed Asset Collateral; provided that if the Fixed Asset Collateral Agents are granted adequate protection in the form of a Lien on additional or replacement collateral, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may seek or request adequate protection in the form of a Lien on such additional or replacement collateral; it being understood and agreed that (1) if such additional or replacement collateral shall also constitute ABL Collateral, the Lien on such additional or replacement collateral that constitutes ABL Collateral in favor of or providing adequate protection for the Fixed Asset Collateral Agents shall be subordinate to the Lien on such ABL Collateral in favor of and providing adequate protection for the Revolving Credit Collateral Agent and (2) if such additional or replacement collateral shall also constitute Fixed Asset Collateral, the Lien on such additional or replacement collateral that constitutes Fixed Asset Collateral in favor of or providing adequate protection for the Fixed Asset Collateral Agents shall be senior to the Lien on such Fixed Asset Collateral in favor of or providing adequate protection for the Revolving Credit Collateral Agent, in each case with respect to the foregoing clauses (1) and (2), to the extent required by this Agreement.

(c)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)    if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to the ABL Collateral in the form of a Lien on additional or replacement collateral of the Loan Parties (even if such collateral is not of a type which would otherwise have constituted ABL Collateral) in connection with any Cash Collateral use or DIP Financing or Fixed Asset DIP Financing, then the Controlling Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien on any assets that constitute ABL Collateral will be subordinated to the Liens securing or providing adequate protection for the Revolving Credit Obligations on the same basis as the other Liens of the Fixed Asset Collateral Agents on ABL Collateral;

(2)    if the Fixed Asset Claimholders (or any subset thereof) are granted adequate protection with respect to the Fixed Asset Collateral in the form of a Lien on additional or replacement collateral of the Loan Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Collateral) in connection with any Cash Collateral use or DIP Financing or Fixed Asset DIP Financing, then the Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien on any assets that constitute Fixed Asset Collateral will be subordinated to the Liens securing or providing adequate protection for the Fixed Asset Obligations on the same basis as the other Liens of the Revolving Credit Collateral Agent on Fixed Asset Collateral;

(3)    in the event the Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, seeks or requests adequate protection in respect of ABL Collateral and such adequate protection is granted in the form of a Lien on additional or replacement collateral of the Loan Parties (even if such collateral is not of a type which would otherwise have constituted ABL Collateral), then the Revolving Credit Collateral Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that the Fixed Asset Collateral Agents may also be granted a Lien on the same additional or replacement collateral as adequate protection for the Fixed Asset Obligations and for any Cash Collateral use or DIP Financing or Fixed Asset DIP Financing provided by the Fixed Asset Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and any of the applicable Fixed Asset Claimholders, agrees that any Lien on such additional or replacement collateral that constitutes ABL Collateral securing or providing adequate protection for the Fixed Asset Obligations shall be subordinated to the Liens on such collateral securing or providing adequate protection for the Revolving Credit Obligations in connection with any such use of Cash Collateral or any such DIP Financing or Fixed Asset DIP Financing provided by the Fixed Asset Claimholders (and all Obligations relating thereto), all on the same basis as the other Liens of the Fixed Asset Collateral Agents on ABL Collateral; and

(4)    in the event any Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, seeks or requests adequate protection in respect of Fixed Asset Collateral and such adequate protection is granted in the form of a Lien on additional or replacement collateral of the Loan Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Collateral), then each Fixed Asset Collateral Agent, on behalf of itself and any of the Fixed Asset Claimholders, agrees that the Revolving Credit Collateral Agent may also be granted a Lien on the same additional or replacement collateral as adequate protection for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing or Fixed Asset DIP Financing provided by the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that any Lien on such additional or replacement collateral that constitutes Fixed Asset Collateral securing or providing adequate protection for the Revolving Credit Obligations shall be subordinated to the Liens on such collateral securing or providing adequate protection for the Fixed Asset Obligations in connection with any such use of cash Collateral or any such DIP Financing or Fixed Asset DIP Financing provided by the Revolving Credit Claimholders (and all Obligations relating thereto), all on the same basis as the other Liens of the Revolving Credit Collateral Agent on Fixed Asset Collateral.

(d)    Except as otherwise expressly set forth in this Section 6 or in connection with the exercise of remedies with respect to (i) the ABL Collateral, nothing herein shall limit the rights of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders from seeking adequate protection with respect to their rights in the Fixed Asset Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, administrative claims or otherwise, other than from the proceeds of ABL Collateral) or (ii) the Fixed Asset Collateral, nothing herein shall limit the rights of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the ABL Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, administrative claims or otherwise, other than from the proceeds of Fixed Asset Collateral).

6.4.    Avoidance Issues. If any Revolving Credit Claimholder or Fixed Asset Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Revolving Credit Obligations or the Fixed Asset Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Fixed Asset Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Fixed Asset Obligations, as the case may be, with respect to all such recovered amounts for the purposes of this Agreement. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5.    Post-Petition Interest.

(a)    No Fixed Asset Collateral Agent nor any Fixed Asset Claimholder shall oppose or seek to challenge any claim by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Fixed Asset Collateral Agent on behalf of the Fixed Asset Claimholders on the Collateral.

(b)    Neither the Revolving Credit Collateral Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder for allowance in any Insolvency or Liquidation Proceeding of Fixed Asset Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Fixed Asset Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Collateral Agent on behalf of the Revolving Credit Claimholders on the Collateral.

6.6.    Waivers – 506(c) and 1111(b)(2) Issues.

(a)    Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, waives any claim it may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or out of any grant of a security interest in connection with the ABL Collateral in any Insolvency or Liquidation Proceeding.

(b)    The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, waives any claim it may hereafter have against any Fixed Asset Claimholder arising out of the election of any Fixed Asset Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or out of any grant of a security interest in connection with the Fixed Asset Collateral in any Insolvency or Liquidation Proceeding.

(c)    Until the Discharge of the Revolving Credit Obligations has occurred, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens on ABL Collateral securing the Revolving Credit Obligations for costs or expenses of preserving or disposing of any Collateral. Until the Discharge of the Fixed Asset Obligations has occurred, the Revolving Credit Collateral Agent, for itself and on behalf of the other Revolving Credit Claimholders, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens on Fixed Asset Collateral securing the Fixed Asset Obligations for costs or expenses of preserving or disposing of any Collateral.

6.7.    Separate Grants of Security and Separate Classification.

(a)    Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that the grants of Liens pursuant to the Revolving Credit Collateral Documents and the Fixed Asset Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Fixed Asset Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, the Fixed Asset Collateral Agent, each for itself and on behalf of the applicable Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, each agrees that the Fixed Asset Claimholders and the Revolving Credit Claimholders will vote as separate classes in connection with any plan of reorganization or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding and that no Collateral Agent nor any Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding.

(b)    To further effectuate the intent of the parties as provided in this Section 6.7, if it is held that the claims of the Fixed Asset Claimholders and the Revolving Credit Claimholders in respect of the Fixed Asset Facility Collateral constitute only one secured claim (rather than separate classes of secured claims subject to the relative Lien priorities set forth herein with respect to such Fixed Asset

Facility Collateral), then each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Fixed Asset Facility Collateral (with the effect being that, to the extent that the aggregate value of the Fixed Asset Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Credit Claimholders), the Fixed Asset Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Fixed Asset Documents, arising from or related to a default, whether or not a claim therefor is allowed or allowable in any Insolvency or Liquidation Proceeding) before any distribution is made from the Fixed Asset Collateral in respect of the claims held by the Revolving Credit Claimholders, with the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledging and agreeing to turn over to the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the Non-Controlling Fixed Asset Collateral Agent and the Fixed Asset Claimholders, amounts otherwise received or receivable by them from the Fixed Asset Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Revolving Credit Claimholders.

(c)    To further effectuate the intent of the parties as provided in this Section 6.7, if it is held that the claims of the Fixed Asset Claimholders and the Revolving Credit Claimholders in respect of the Revolving Credit Collateral constitute only one secured claim (rather than separate classes of secured claims subject to the relative Lien priority set forth herein with respect to such Revolving Credit Collateral), then each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Revolving Credit Collateral (with the effect being that, to the extent that the aggregate value of the ABL Collateral is sufficient (for this purpose ignoring all claims held by the Fixed Asset Claimholders), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Revolving Credit Agreement, arising from or related to a default, whether or not a claim therefor is allowed or allowable in any Insolvency or Liquidation Proceeding) before any distribution is made from the ABL Collateral in respect of the claims held by the Fixed Asset Claimholders, with each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, hereby acknowledging and agreeing to turn over to the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, amounts otherwise received or receivable by them from the ABL Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Fixed Asset Claimholders.

(d)    Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that no Revolving Credit Claimholder nor any Fixed Asset Claimholder (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote for, or otherwise support directly or indirectly any plan of reorganization or similar dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement.

(e)    If, in any Insolvency or Liquidation Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed or reinstated (in whole or in part) pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Revolving Credit Obligations and on account of the Fixed Asset Obligations, then, to the extent the debt obligations distributed on account of the Revolving Credit Obligations and on account of the Fixed Asset Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.8.    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency or Liquidation Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

6.9.    Sales. Subject to Sections 3.1(c)(5) and 3.2(c)(5) and 3.3, each Collateral Agent agrees that it will consent, and will not object or oppose, or support any party in opposing, a motion to dispose of any Priority Collateral of the other party free and clear of any Liens or other claims under Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law if the requisite Revolving Credit Claimholders under the Revolving Credit Agreement or Fixed Asset Claimholders under the applicable Fixed Asset Documents, as the case may be, have consented to such disposition of their respective Priority Collateral, such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (so long as the right of any Fixed Asset Claimholder to offset its claim against the purchase price for any ABL Collateral exists only after the Revolving Credit Obligations have been paid in full in cash, and so long as the right of any Revolving Credit Claimholder to offset its claim against the purchase price for any Fixed Asset Collateral exists only after the Fixed Asset Obligations have been paid in full in cash), and the terms of any proposed order approving such transaction provide for the respective Liens to attach to the proceeds of the Priority Collateral that is the subject of such disposition, subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement. Each Fixed Asset Collateral Agent and the Revolving Credit Collateral Agent further agrees that it will not oppose, or support any party in opposing, the right of the other party to credit bid under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to its respective Priority Collateral, subject to the provision of the immediately preceding sentence with respect to the Priority Collateral or the other party.

SECTION 7.    Reliance; Waivers, Etc.

7.1.    Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on any Fixed Asset Collateral Agent or any Fixed Asset Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Agreement or this Agreement. Other than any reliance on the terms of this Agreement, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges that it and the Fixed Asset Claimholders have, independently and without reliance on the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Fixed Asset Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Fixed Asset Documents or this Agreement.

7.2.    No Warranties or Liability. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Documents, acknowledges and agrees that no Fixed Asset Collateral Agent nor any Fixed Asset Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Fixed Asset Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Fixed Asset Documents in accordance with law and the Fixed Asset Documents, as they may, in their sole discretion, deem appropriate. Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges and agrees that neither the Revolving Credit Collateral Agent nor any Revolving Credit Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Documents in accordance with law and the Revolving Credit Documents, as they may, in their sole discretion, deem appropriate. No Fixed Asset Collateral Agent nor any Fixed Asset Claimholders shall have any duty to the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Documents and the Fixed Asset Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.    No Waiver of Lien Priorities.

(a)    No right of the Collateral Agents, the Revolving Credit Claimholders or the Fixed Asset Claimholders to enforce any provision of this Agreement or any Revolving Credit Document or Fixed Asset Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Collateral Agents, Revolving Credit Claimholders or Fixed Asset Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Documents or any of the Fixed Asset Documents, regardless of any knowledge thereof which the Collateral Agents or the Revolving Credit Claimholders or Fixed Asset Claimholders, or any of them, may have or be otherwise charged with.

(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Documents and Fixed Asset Documents and subject to the provisions of Sections 2.3, 2.4 and 5.3), the Collateral Agents, the Revolving Credit Claimholders and the Fixed Asset Claimholders may, at any time and from time to time in accordance with the Revolving Credit Documents and Fixed Asset Documents and/or applicable law, without the consent of, or notice to, the other Collateral Agent or the Revolving Credit Claimholders or the Fixed Asset Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agents or any rights or remedies under any of the Revolving Credit Documents or the Fixed Asset Documents;

(2)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3)    settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4)    exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c)    Except as otherwise provided herein, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, also agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agents shall have no liability to the Revolving Credit Collateral Agent or any Revolving Credit Claimholders, and the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby waives any claim against any Fixed Asset Claimholder or any Fixed Asset Collateral Agent, arising out of any and all actions which the Fixed Asset Claimholders or any Fixed Asset Collateral Agent may take or permit or omit to take with respect to:

(1)    the Fixed Asset Documents;

(2)    the collection of the Fixed Asset Obligations; or

(3)    the foreclosure upon, or sale, liquidation or other disposition of, any Fixed Asset Collateral.

The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agents have no duty to them in respect of the maintenance or preservation of the Fixed Asset Collateral, the Fixed Asset Obligations or otherwise.

(d)    Except as otherwise provided herein, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, also agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall have no liability to the Fixed Asset Collateral Agents or any Fixed Asset Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby waives any claim against any Revolving Credit Claimholder or the Revolving Credit Collateral Agent, arising out of any and all actions which the Revolving Credit Claimholders or the Revolving Credit Collateral Agent may take or permit or omit to take with respect to:

(1)    the Revolving Credit Documents;

(2)    the collection of the Revolving Credit Obligations; or

(3)    the foreclosure upon, or sale, liquidation or other disposition of, any ABL Collateral.

Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agent have no duty to them in respect of the maintenance or preservation of the ABL Collateral, the Revolving Credit Obligations or otherwise.

(e)    Until the Discharge of Fixed Asset Obligations, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Fixed Asset Collateral or any other similar rights a junior secured creditor may have under applicable law.

(f)    Until the Discharge of Revolving Credit Obligations, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4.    Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Revolving Credit Documents or any Fixed Asset Documents;

(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Fixed Asset Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Document or any Fixed Asset Document;

(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Fixed Asset Obligations or any guaranty thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or

(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Fixed Asset Collateral Agent, the Fixed Asset Obligations or any Fixed Asset Claimholder in respect of this Agreement.

SECTION 8.    Miscellaneous.

8.1.    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Document or any Fixed Asset Document, the provisions of this Agreement shall govern and control.

8.2.    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Claimholders and Fixed Asset Claimholders may continue, at any time and without notice to any Collateral Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Collateral Agents, on behalf of itself and the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)    with respect to the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Claimholders under Sections 4.4, 5.5 and 6.4; and

(b)    with respect to the Fixed Asset Collateral Agents, the Fixed Asset Claimholders and the Fixed Asset Obligations, on the date of the Discharge of Fixed Asset Obligations, subject to the rights of the Fixed Asset Claimholders under Sections 4.4, 5.5 and 6.4.

8.3.    Amendments; Waivers; Additional Grantors. No amendment, modification or waiver of any of the provisions of this Agreement by any Fixed Asset Collateral Agent or the Revolving Credit Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, (a) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Fixed Asset Documents or under the Revolving Credit Documents, (ii) imposes any additional obligation or liability upon it or (iii) amends, modifies or waives any provision of Section 5.5, Section 6.1, this Section 8.3 or Section 8.15 of this Agreement and (b) this Agreement may be amended without the consent of the Collateral Agents, to include acknowledgments from additional Grantors.

8.4.    Information Concerning Financial Condition of the Grantors and their Subsidiaries. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Fixed Asset Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Fixed Asset Obligations. Neither the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or any Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a)    to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)    to provide any additional information or to provide any such information on any subsequent occasion;

(c)    to undertake any investigation; or

(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.    Subrogation.

(a)    With respect to the value of any payments or distributions in cash, property or other assets that any of the Fixed Asset Claimholders or any Fixed Asset Collateral Agent pays over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Fixed Asset Claimholders and Fixed Asset Collateral Agents shall be subrogated to the rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders; provided, however, that, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Fixed Asset Collateral Agent or the Fixed Asset Claimholders that are paid over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Fixed Asset Obligations.

(b)    With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Collateral Agent pays over to any Fixed Asset Collateral Agent or the Fixed Asset Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall be subrogated to the rights of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders; provided, however, that, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Fixed Asset Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders that are paid over to the Fixed Asset Collateral Agents or the Fixed Asset Claimholders pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations.

8.6.    SUBMISSION TO JURISDICTION, WAIVERS.

(a)    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4)    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)    EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)    EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR FIXED ASSET DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7.    Notices. All notices to the Fixed Asset Claimholders and the Revolving Credit Claimholders permitted or required under this Agreement shall also be sent to the Fixed Asset Collateral Agents and the Revolving Credit Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Exhibit B hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8.    Further Assurances. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Documents, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders under the Fixed Asset Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Term Loan Borrower, the Revolving Credit Borrower, any Grantor, Revolving Credit Collateral Agent or any Fixed Asset Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9.    APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10.    Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Fixed Asset Collateral Agents, the Fixed Asset Claimholders and their respective successors and assigns.

8.11.    Specific Performance. Each of the Revolving Credit Collateral Agent and each Fixed Asset Collateral Agent may demand specific performance of this Agreement. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders or any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, as the case may be.

8.12.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Collateral Agents, the Revolving Credit Claimholders, the Fixed Asset Claimholders and, with respect to Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.7, 8.3, 8.6, 8.8, 8.9, this 8.15 and 8.17, the Borrower and the other Grantors. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Documents and the Fixed Asset Documents, respectively.

8.16.    Provisions to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Fixed Asset Obligations as and when the same shall become due and payable in accordance with their terms.

8.17.    Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the Fixed Asset Claimholders holding Pari Fixed Asset Obligations (as among themselves), the Fixed Asset Claimholders holding Additional Junior Fixed Asset Obligations (as among themselves) and the Fixed Asset Claimholders holding Fixed Asset Obligations (as among each other) may in each case enter into intercreditor agreements (or similar arrangements) with the relevant Collateral Agents governing the rights, benefits and privileges of the Fixed Asset Claimholders holding Pari Fixed Asset Obligations (as among themselves), Fixed Asset Claimholders holding Additional Junior Fixed Asset Obligations (as among themselves) or the Fixed Asset Claimholders holding Fixed Asset Obligations (as among each other), as the case may be, in respect of any or all of the Collateral and the applicable Fixed Asset Documents, including as to the application of proceeds of any Collateral, voting rights, control of any Collateral and waivers with respect to any Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Initial Fixed Asset Collateral Agent
BANK OF AMERICA, N.A., as Initial Fixed Asset Collateral Agent

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

Revolving Credit Collateral Agent
BANK OF AMERICA, N.A., as Revolving Credit Collateral Agent

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

Borrower

R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

Grantors

AMERICAN LITHOGRAPHERS, INC.
AGS CUSTOM GRAPHICS, INC.
BANTA CORPORATION
BANTA GLOBAL TURNKEY LLC
BRIDGETOWN PRINTING CO.
CHAS. P. YOUNG COMPANY
CLEAR VISIONS, INC.
COLUMBIA COLOR, INC.
CONSOLIDATED CARQUEVILLE PRINTING COMPANY
CONSOLIDATED GRAPHICS INTERNATIONAL, INC.
CONSOLIDATED GRAPHICS PROPERTIES II, INC.
CONSOLIDATED GRAPHICS SERVICES, INC.
CONSOLIDATED GRAPHICS, INC.
COPY-MOR, INC.
COURIER PRINTING COMPANY
CP SOLUTIONS, INC.
DDM-DIGITAL IMAGING, DATA PROCESSING AND MAILING SERVICES, L.C.
EGT PRINTING SOLUTIONS, LLC
ELECTRIC CITY PRINTING COMPANY
EMERALD CITY GRAPHICS, INC.
FREDERIC PRINTING COMPANY
GARNER PRINTING COMPANY
GILLILAND PRINTING, INC.
GSL FINE LITHOGRAPHERS
H&N PRINTING & GRAPHICS, INC.
HICKORY PRINTING SOLUTIONS, LLC
IRONWOOD LITHOGRAPHERS, INC.
KELMSCOTT COMMUNICATIONS LLC
LINCOLN PRINTING CORPORATION

By
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

MERCURY PRINTING COMPANY, LLC
METROPOLITAN PRINTING SERVICES, LLC
NIES/ARTCRAFT, INC.
OFFICETIGER HOLDINGS INC.
OFFICETIGER LLC
PBM GRAPHICS, INC.
PRECISION DIALOGUE DIRECT, INC.
PRECISION DIALOGUE MARKETING, LLC
PRECISION DIALOGUE, INC.
PRECISION LITHO, INC.
PRINTING CONTROL SERVICES INCORPORATED
RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.
RRD DUTCH HOLDCO, INC.
RRD WEST CALDWELL, LLC
SPANGLER GRAPHICS, LLC
STORTERCHILDS PRINTING CO., INC.
TEWELL WARREN PRINTING COMPANY
THE HENNEGAN COMPANY
THE JACKSON GROUP LLC
THE JARVIS PRESS, INC.
THE MCKAY PRESS, INC.
THEO. DAVIS SONS, INCORPORATED
THOUSAND OAKS PRINTING & SPECIALTIES, INC.
TUCKER PRINTERS, INC.
VERITAS DOCUMENT SOLUTIONS, LLC
WENTWORTH CORPORATION
WETZEL BROTHERS, LLC

By
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

Exhibit A

[FORM OF] JOINDER AGREEMENT NO. [    ] dated as of [            ], 20[    ]     to the ABL INTERCREDITOR AGREEMENT dated as of October 15, 2018 (the “Intercreditor Agreement”), among Bank of America, N.A., as Revolving Credit Collateral Agent under the Revolving Credit Agreement, Bank of America, N.A., as Initial Fixed Asset Collateral Agent under the Initial Fixed Asset Facility Agreement, and as Controlling Fixed Asset Collateral Agent Agreement and the Additional Fixed Asset Collateral Agents from time to time a party thereto.

A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.    [As a condition to the ability of the Term Loan Borrower or any other Grantor to incur Additional Fixed Asset Debt after the date of the Intercreditor Agreement and to secure such Additional Fixed Asset Debt with the Lien and to have such Additional Fixed Asset Debt guaranteed by the Grantors, in each case under and pursuant to the Fixed Asset Collateral Documents, the [collateral agent] in respect of such Additional Fixed Asset Debt is required to become an Additional Fixed Asset Collateral Agent under, and such Additional Fixed Asset Debt and the Fixed Asset Claimholders in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.7(b) of the Intercreditor Agreement provides that such collateral agent may become a Fixed Asset Collateral Agent under, and such Additional Fixed Asset Debt and such Fixed Asset Claimholders may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the New Additional Fixed Asset Collateral Agent (as defined below) of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.7 of the Intercreditor Agreement. The undersigned collateral agent (the “New Additional Fixed Asset Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the applicable Secured Revolver/Fixed Asset Documents.]

[As a condition to the ability of the Lead Borrower or any other Grantor to incur Refinanced Obligations after the date of the Intercreditor Agreement and to continue such Refinanced Obligations as [Revolving Credit Obligations][Fixed Asset Obligations] with the Lien priority provided therefor in the Intercreditor Agreement, the collateral agent in respect of such Refinanced Obligations is required to become a party to the Intercreditor Agreement as a New Agent in respect thereof, and are required to become subject to and bound by, the Intercreditor Agreement in accordance with Section 5.5, which provides that a New Agent may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the [New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] (as defined below) of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.7 of the Intercreditor Agreement. The undersigned collateral agent (the “New [Fixed Asset][Revolving Credit] Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.]

Accordingly, the [New Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] agree as follows:

SECTION 1. In accordance with Section 5.7(b) of the Intercreditor Agreement, the [New Additional Fixed Asset Collateral Agent][Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] by its signature below becomes [the Revolving Credit Collateral Agent][a Fixed Asset Collateral Agent] under, and the related [Additional Fixed Asset Debt][Refinanced Obligations] and related Claimholders become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] had originally been named therein as a [Revolving Credit Collateral Agent][Fixed Asset Collateral

Agent], and the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent], on behalf of itself and its Claimholders, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as [the Revolving Credit Collateral Agent][a Fixed Asset Collateral Agent] and to the Claimholders that it represents. Each reference to a [“Fixed Asset Collateral Agent” or “Additional Fixed Asset Collateral Agent”][“Revolving Credit Collateral Agent”] in the Intercreditor Agreement shall be deemed to include the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent]. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] represents and warrants to the existing Revolving Credit Collateral Agent, the existing Fixed Asset Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new fixed asset/refinanced facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (iii) the Credit Documents relating to such [Additional Fixed Asset Debt][Refinanced Obligations] provide that, upon the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent]’s entry into this Joinder Agreement, the Claimholders in respect of such [Additional Fixed Asset Debt][Refinanced Obligations] will [continue to] be subject to and bound by the provisions of the Intercreditor Agreement as [Fixed Asset Claimholders][Revolving Credit Claimholders] and (iv) the applicable Claimholders and the Collateral with respect to such [Additional Fixed Asset Debt][Refinanced Obligations] have agreed to be bound by the terms and conditions of the Intercreditor Agreement.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the existing Revolving Credit Collateral Agent and the existing Controlling Fixed Asset Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent]. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.7 of the Intercreditor Agreement. All communications and notices hereunder to the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Term Loan Borrower agrees to reimburse the Revolving Credit Collateral Agent and the Controlling Fixed Asset Collateral Agent for their respective reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Revolving Credit Collateral Agent and the Controlling Fixed Asset Collateral Agent.

IN WITNESS WHEREOF, the [New Additional Fixed Asset Collateral Agent][New Revolving Credit Collateral Agent][New Fixed Asset Collateral Agent] has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW [ADDITIONAL FIXED ASSET][FIXED ASSET][REVOLVING CREDIT] COLLATERAL AGENT]
as [ ] for the holders of [ ]

By:
Name:
Title:
Address for notices:

Attention of:

Telecopy:

BANK OF AMERICA, N.A.,
as Revolving Credit Collateral Agent

By:
Name:
Title:

[ ],
as Controlling Fixed Asset Collateral Agent

By:
Name:
Title:

Acknowledged by:

R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule I to the

Joinder Agreement to the

Intercreditor Agreement

Grantors

[                ]

Exhibit B

Notice Addresses

Initial Fixed Asset Collateral Agent:

Bank of America, N.A.

Agency Management

900 W Trade Street

Mail Code: NC1-026-06-03

Charlotte, NC 28255-0001

Attention: Kelly Weaver

Telephone: 980-387-5452

Fax: 704-208-2871

Email: Kelly.weaver@baml.com

Revolving Credit Collateral Agent:

Bank of America, N.A.

Attn: Michael Fine, Senior Vice President

Mail Code: IL4-135-09-27

125 S. LaSalle St., Suite 925

Chicago, IL 60603

Phone: 312-992-6105

Fax: 312-453-5086

Email: Michael.fine@baml.com

Grantors:

c/o R.R. Donnelley & Sons Company

35 W. Wacker Dr.

Chicago, IL 60601

Attention: Deborah Steiner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

Telephone: 312-326-8129

Fax: 312-326-8594

Email: Deborah.steiner@rrd.com

B-1

EXHIBIT G-1

FORM OF NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 15, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time, BANK OF AMERICA, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) (in such capacities, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a duly completed and executed certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have furnished the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                        , 20[    ]

EXHIBIT G-2

FORM OF NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 15, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time, BANK OF AMERICA, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) (in such capacities, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its applicable direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or its applicable direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a duly completed and executed Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN or W-8BEN-E or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                        , 20[    ]

EXHIBIT G-3

FORM OF NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 15, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time, BANK OF AMERICA, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) (in such capacities, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.13(e) the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly completed and executed certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                        , 20[    ]

EXHIBIT G-4

FORM OF NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of October 15, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time, BANK OF AMERICA, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined herein) (in such capacities, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.13(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its applicable direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or its applicable direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly completed and executed Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN or W-8BEN-E or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                        , 20[    ]

EXHIBIT H-1

[SEE ATTACHED]

FORM OF PERFECTION CERTIFICATE

October 15, 2018

Reference is hereby made to (i) that certain Second Amended and Restated Security Agreement, dated as of October 15, 2018 (the “ABL Security Agreement”), among R. R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the guarantors party thereto and the ABL Administrative Agent (as hereinafter defined), (ii) that certain Pledge Agreement, dated as of September 29, 2017, among the Specified Pledgors and the ABL Administrative Agent and (iii) that certain Second Amended and Restated Credit Agreement dated as of September 29, 2017 (the “ABL Credit Agreement”) among the Borrower, guarantors party thereto (the “ABL Guarantors”), certain other parties thereto and Bank of America, N.A., as collateral agent and as administrative agent (in such capacities, the “ABL Administrative Agent”); (iv) that certain Security Agreement, dated as of October 15, 2018 (the “Term Security Agreement”; the Term Security Agreement, together with the ABL Security Agreement, the “Security Agreements”), among the Borrower, the guarantors party thereto and the Term Administrative Agent (as hereinafter defined), (v) that certain Pledge Agreement, dated as of October 15, 2018, among the Specified Pledgors and the Term Administrative Agent and (vi) that certain Credit Agreement dated as of October 15, 2018 (the “Term Credit Agreement”; the Term Credit Agreement, together with the ABL Credit Agreement, the “Credit Agreements”) among the Borrower, guarantors party thereto (the “Term Guarantors”; the Term Guarantors, together with the ABL Guarantors, the “Guarantors”), certain other parties thereto and Bank of America, N.A., as collateral agent and as administrative agent (in such capacities, the “Term Administrative Agent”; the Term Administrative Agent together with the ABL Administrative Agent, the “Agents”) (in each case as to the agreements referenced in clauses (i) through (vi), as the same may be amended, modified, supplemented or otherwise modified on or prior to the date hereof).

Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreements. This Perfection Certificate constitutes a Perfection Certificate as defined in each Security Agreement. Pledged Collateral has the meaning assigned to such term in each Security Agreement, and as used herein, the term “Companies” means the Borrower and each of the Guarantors, and with respect to Sections 1(a), (b) and (c), Section 2(a), 3, 4, 5, 6, 8 and 9, also includes each Specified Pledgor.

The undersigned hereby certify to the Agents as follows:

1.    Names.

(a)    The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization and the jurisdiction of formation of each Company.

(b)    Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company (or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise) has had in the past five years, together with the date of the relevant change.

(c)    Set forth in Schedule 1(c) is a list of all other names used by each Company on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2.    Current Locations.

(a)    The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b)    Set forth on Schedule 2(b) are all the locations where each Company currently maintains any of its tangible personal property with a value in excess of $100,000 that constitutes Collateral (including Goods, Inventory and Equipment) of such Company (indicating whether such Collateral is held by such Company or a landlord, lessor, warehouseman, bailee or a third party).

3.    Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, or that occurred more than five years before the date of this certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.    File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral and (B) each real estate recording office identified in Schedule 7 with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filings identified in such file search reports has been delivered to the Administrative Agent.

5.    UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the applicable Security Agreement, the applicable Pledge Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6.    Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 7.

7.    Real Property. Attached hereto as Schedule 7 is a list of (i) all real property to be encumbered by a Mortgage and fixture filing (such real property, the “Mortgaged Property”) in favor of the ABL Administrative Agent and the Term Administrative Agent, (ii) common names, addresses and uses of each Mortgaged Property and (iii) other information relating thereto required by such Schedule. The Mortgages delivered as of the date hereof are in the appropriate form for filing in the filing offices in the jurisdictions identified in Schedule 6.

8.    Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

9.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its direct Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreements or the Pledge Agreements. Also set forth in Schedule 9(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement (excluding any equity investments held in an Excluded Securities Account or held in a Securities Account that is or will be subject to a control agreement).

10.    Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof that constitute Pledged Collateral, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, that constitute Pledged Collateral.

11.    Commercial Tort Claims. Attached hereto as Schedule 11 is a true and correct list of all Commercial Tort Claims that constitute Pledged Collateral held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

12.    Letter-of-Credit Rights. Attached hereto as Schedule 12 is a true and correct list of all Letters of Credit that constitute Pledged Collateral issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

13.    Deposit Accounts and Securities Accounts. Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts and Securities Accounts maintained by each Company, including the name of each institution where each such account is held, the name/account number of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the Security Agreement and the reason for such account to be excluded from the control agreement requirement.

14.    Intellectual Property. (a) Attached hereto as Schedule 14(a) is a schedule setting forth all of each Company’s currently active applications for or registrations with the United States Patent and Trademark Office of Patents and Trademarks (each as defined in the Security Agreements), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of such Patent or Trademark owned by each Company.

(b)    Attached hereto as Schedule 14(b) is a schedule setting forth all of each Company’s owned registered Copyrights (as defined in the Security Agreements) and material exclusively licensed registered Copyrights, including the name of the registered owner and the registration number of such Copyright.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

R. R. DONNELLEY & SONS COMPANY

By
Name:
Title:

AMERICAN LITHOGRAPHERS, INC.

AGS CUSTOM GRAPHICS, INC.

BANTA CORPORATION

BANTA GLOBAL TURNKEY LLC

BRIDGETOWN PRINTING CO.

CHAS. P. YOUNG COMPANY

CLEAR VISIONS, INC.

COLUMBIA COLOR, INC.

CONSOLIDATED CARQUEVILLE PRINTING COMPANY

CONSOLIDATED GRAPHICS INTERNATIONAL, INC.

CONSOLIDATED GRAPHICS PROPERTIES II, INC.

CONSOLIDATED GRAPHICS SERVICES, INC.

CONSOLIDATED GRAPHICS, INC.

COPY-MOR, INC.

COURIER PRINTING COMPANY

CP SOLUTIONS, INC.

DDM-DIGITAL IMAGING, DATA

PROCESSING AND MAILING SERVICES, L.C.

EGT PRINTING SOLUTIONS, LLC

ELECTRIC CITY PRINTING COMPANY

EMERALD CITY GRAPHICS, INC.

FREDERIC PRINTING COMPANY

GARNER PRINTING COMPANY

GILLILAND PRINTING, INC.

GSL FINE LITHOGRAPHERS

H&N PRINTING & GRAPHICS, INC.

HICKORY PRINTING SOLUTIONS, LLC

IRONWOOD LITHOGRAPHERS, INC.

KELMSCOTT COMMUNICATIONS LLC

LINCOLN PRINTING CORPORATION

By
Name:
Title:

MERCURY PRINTING COMPANY, LLC

METROPOLITAN PRINTING SERVICES, LLC

NIES/ARTCRAFT, INC.

OFFICETIGER HOLDINGS INC.

OFFICETIGER LLC

PBM GRAPHICS, INC.

PRECISION DIALOGUE DIRECT, INC.

PRECISION DIALOGUE MARKETING, LLC

PRECISION DIALOGUE, INC.

PRECISION LITHO, INC.

PRINTING CONTROL SERVICES INCORPORATED

RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.

RRD DUTCH HOLDCO, INC.

RRD WEST CALDWELL, LLC

SPANGLER GRAPHICS, LLC

STORTERCHILDS PRINTING CO., INC.

TEWELL WARREN PRINTING COMPANY

THE HENNEGAN COMPANY

THE JACKSON GROUP LLC

THE JARVIS PRESS, INC.

THE MCKAY PRESS, INC.

THEO. DAVIS SONS, INCORPORATED

THOUSAND OAKS PRINTING & SPECIALTIES, INC.

TUCKER PRINTERS, INC.

VERITAS DOCUMENT SOLUTIONS, LLC

WENTWORTH CORPORATION

WETZEL BROTHERS, LLC

By
Name:
Title:

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

RRD NETHERLANDS LLC

By
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	State of Formation

Schedule 1(b)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation

Schedule 1(c)

Other Organizational Names on IRS Filings; Jurisdictional Changes

Changes in Jurisdiction

Legal Name	Type of Entity	Prior State of Formation	Current State of Formation	Date of Change

Names on IRS Filings

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address	County	State of Organization

Schedule 2(b)

Locations of Tangible Personal Property

Street	City	State	Location Type

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Date	Seller / Sold Entity	Loan Party / Purchaser	Brief Description of Collateral Acquired

Schedule 4

File Search Reports

Name of Debtor	Jurisdiction/ Office	Type of Search	“Through” Date

Companies that Merged Out of Existence Since September 29, 2017

Schedule 5

Copy of Financing Statements To Be Filed

Schedule 6

Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document	Jurisdiction

Schedule 7

Real Property

Entity of Record	Address	County	City	State	Zip	Purpose / Type	Area (sq. ft.)	Book Value (Land & Buildings)

Schedule 8(a)

Termination Statement Filings

Schedule 8(b)

Termination Statement Filings Jurisdictions

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number

Schedule 9

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	Type	No. Shares/Interest	% Pledged	Issuer Jxn. of Formation

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Security	No. Shares/Interest	Percent Pledged

Schedule 10

Instruments and Tangible Chattel Paper

1.	Intercompany Notes:

Lender	Borrower	Currency	Amount	USD equivalent

2.	Customer Notes:

Issuer	Borrower	Amount	Date of Issuance	Interest Rate	Maturity Date

3.	Chattel Paper:

Schedule 11

Commercial Tort Claims

Schedule 12

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement [Yes/No]

Schedule 13

Deposit Accounts and Securities Accounts

Account Holder	Depository / Securities Intermediary	Account Name / Number	Subject to Control Agreement (Yes, or reason for exclusion including applicable clause of “Excluded Deposit Account”)

Schedule 14(a)

Patents and Trademarks

United States Patents

Title	Patent No. (Appln. No.)	Registered Owner

United States Trademarks

Trademark	Reg. No. (Appln No.)	Owner

Schedule 14(b)

Copyrights

Title	Registration No.	Owner

Licensed Copyright Schedule

Title	Registration No.	Owner	License Description

EXHIBIT H-2

FORM OF PERFECTION CERTIFICATE SUPPLEMENT

Reference is hereby made to that certain Security Agreement, dated as of October 15, 2018 (the “Security Agreement”), among R.R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the guarantors party thereto and the Administrative Agent (as hereinafter defined), (ii) that certain Pledge Agreement, dated as of October 15, 2018, among the Specified Pledgor and the Administrative Agent and (iii) that certain Credit Agreement dated as of October 15, 2018 (the “Credit Agreement”) among the Borrower, guarantors party thereto (the “Guarantors”), certain other parties thereto and Bank of America, N.A., as collateral agent and as administrative agent (in such capacities, the “Agent”) (in each case as to the agreements referenced in clauses (i) through (iii), as the same may be amended, modified, supplemented or otherwise modified on or prior to the date hereof).

This Perfection Certificate Supplement, dated as of [    ] [    ], 20[    ], is delivered pursuant to Section 5.01(f) of the Credit Agreement.

Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement. This Perfection Certificate Supplement constitutes a Perfection Certificate Supplement as defined in the Credit Agreement. Pledged Collateral has the meaning assigned to such term in the Security Agreement, and as used herein, the term “Companies” means the Borrower and each of the Guarantors, and with respect to Sections 1(a), (b) and (c), Section 2(a), 3, 4, 5, 6, 8 and 9, also includes each Specified Pledgor.

The undersigned, the [    ] of the Borrower, hereby certifies to the Agent that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1.     Names.

(a) Except as set forth in Schedule 1(a) hereto and made a part hereof, the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a) of the Prior Perfection Certificate. Except as set forth in Schedule 1(a) hereto and made a part hereof, each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) of the Prior Perfection Certificate; and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate. Except as set forth in Schedule 1(a) hereto and made a part hereof, set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization and the jurisdiction of formation of each Company.

(b) Except as set forth in Schedule 1(b) hereto and made a part hereof, set forth in Schedule 1(b) to the Prior Perfection Certificate is a list of any other corporate or organizational names each Company (or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise) has had in the past five years, together with the date of the relevant change.

(c) Except as set forth in Schedule 1(c) hereto and made a part hereof, set forth in Schedule 1(c) to the Prior Perfection Certificate is a list of all other names used by each

Company on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in
Schedule 1(c) hereof or on the Prior Perfection Certificate no Company has changed its jurisdiction of organization at any time during the past four months.

2.    Current Locations.

(a) Except as set forth in Schedule 2(a) hereto and made a part hereof the chief executive office of each Company is located at the address set forth in Schedule 2(a) to the Prior Perfection Certificate.

(b) Except as set forth in Schedule 2(b) hereto and made a part hereof, set forth on Schedule 2(b) to the Prior Perfection Certificate are all the locations where each Company currently maintains any of its tangible personal property with a value in excess of $100,000 that constitutes Collateral (including Goods, Inventory and Equipment) of such Company (indicating whether such Collateral is held by such Company or a landlord, lessor, warehouseman, bailee or a third party).

3.    Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto and made a part hereof and on the Prior Perfection Certificate, or that occurred more than five years before the date of this certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.    [Reserved].

5.    UCC Filings. Except as listed on Schedule 5 hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 to the Prior Perfection Certificate relating to the Security Agreement, the Pledge Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereto and thereto.

6.    Schedule of Filings. Except as listed on Schedule 6 hereto and made a part hereof, attached as Schedule 6 to the Prior Perfection Certificate is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 5 and (ii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 7 hereto and thereto. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

7.    Real Property. Except as listed on Schedule 7 hereto and made a part hereof, attached as Schedule 7 to the Prior Perfection Certificate is a list of (i) all real property to be encumbered by a Mortgage and fixture filing (such real property, the “Mortgaged Property”) in favor of the Agent, (ii) common names, addresses and uses of each Mortgaged Property and (iii) other information relating thereto required by such Schedule.

8.    [Reserved]

9.    Stock Ownership and Other Equity Interests. Except as listed on Schedule 9(a) hereto and made a part hereof, attached as Schedule 9(a) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its direct

Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement or the Pledge Agreements. Except as listed on Schedule 9(b) hereto and made a part hereof, set forth in Schedule 9(b) to the Prior Perfection Certificate is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement (excluding any equity investments held in an Excluded Securities Account or held in a Securities Account that is or will be subject to a control agreement).

10.    Instruments and Tangible Chattel Paper. Except as listed on Schedule 10 hereto and made a part hereof, attached as Schedule 10 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof that constitute Pledged Collateral, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, that constitute Pledged Collateral.

11.    Commercial Tort Claims. Except as listed on Schedule 11 hereto and made a part hereof, attached as Schedule 11 to the Prior Perfection Certificate is a true and correct list of all Commercial Tort Claims that constitute Pledged Collateral held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

12.    Letter-of-Credit Rights. Except as listed on Schedule 12 hereto and made a part hereof, attached as Schedule 12 to the Prior Perfection Certificate is a true and correct list of all Letters of Credit that constitute Pledged Collateral issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

13.    Deposit Accounts and Securities Accounts. Except as listed on Schedule 13 hereto and made a part hereof, attached as Schedule 13 to the Prior Perfection Certificate is a true and complete list of all Deposit Accounts and Securities Accounts maintained by each Company, including the name of each institution where each such account is held, the name/account number of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the Security Agreement and the reason for such account to be excluded from the control agreement requirement.

14.    Intellectual Property. (a) Except as listed on Schedule 14(a) hereto and made a part hereof, attached as Schedule 14(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s currently active applications for or registrations with the United States Patent and Trademark Office of Patents and Trademarks (each as defined in the Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of such Patent or Trademark owned by each Company.

(b) Except as listed on Schedule 14(b) hereto and made a part hereof, attached as Schedule 14(b) to the Prior Perfection Certificate, is a schedule setting forth all of each Company’s owned registered Copyrights (as defined in the Security Agreement) and material exclusively licensed registered Copyrights, including the name of the registered owner and the registration number of such Copyright.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first written above.

R. R. DONNELLEY & SONS COMPANY

By
Name:
Title:

AMERICAN LITHOGRAPHERS, INC.

AGS CUSTOM GRAPHICS, INC.

BANTA CORPORATION

BANTA GLOBAL TURNKEY LLC

BRIDGETOWN PRINTING CO.

CHAS. P. YOUNG COMPANY

CLEAR VISIONS, INC.

COLUMBIA COLOR, INC.

CONSOLIDATED CARQUEVILLE PRINTING COMPANY

CONSOLIDATED GRAPHICS INTERNATIONAL, INC.

CONSOLIDATED GRAPHICS PROPERTIES II, INC.

CONSOLIDATED GRAPHICS SERVICES, INC.

CONSOLIDATED GRAPHICS, INC.

COPY-MOR, INC.

COURIER PRINTING COMPANY

CP SOLUTIONS, INC.

DDM-DIGITAL IMAGING, DATA PROCESSING AND MAILING SERVICES, L.C.

EGT PRINTING SOLUTIONS, LLC

ELECTRIC CITY PRINTING COMPANY

EMERALD CITY GRAPHICS, INC.

FREDERIC PRINTING COMPANY

GARNER PRINTING COMPANY

GILLILAND PRINTING, INC.

GSL FINE LITHOGRAPHERS

H&N PRINTING & GRAPHICS, INC.

HICKORY PRINTING SOLUTIONS, LLC

IRONWOOD LITHOGRAPHERS, INC.

KELMSCOTT COMMUNICATIONS LLC

LINCOLN PRINTING CORPORATION

By
Name:
Title:

MERCURY PRINTING COMPANY, LLC

METROPOLITAN PRINTING SERVICES, LLC

NIES/ARTCRAFT, INC.

OFFICETIGER HOLDINGS INC.

OFFICETIGER LLC

PBM GRAPHICS, INC.

PRECISION DIALOGUE DIRECT, INC.

PRECISION DIALOGUE MARKETING, LLC

PRECISION DIALOGUE, INC.

PRECISION LITHO, INC.

PRINTING CONTROL SERVICES INCORPORATED

RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.

RRD DUTCH HOLDCO, INC.

RRD WEST CALDWELL, LLC

SPANGLER GRAPHICS, LLC

STORTERCHILDS PRINTING CO., INC.

TEWELL WARREN PRINTING COMPANY

THE HENNEGAN COMPANY

THE JACKSON GROUP LLC

THE JARVIS PRESS, INC.

THE MCKAY PRESS, INC.

THEO. DAVIS SONS, INCORPORATED

THOUSAND OAKS PRINTING & SPECIALTIES, INC.

TUCKER PRINTERS, INC.

VERITAS DOCUMENT SOLUTIONS, LLC

WENTWORTH CORPORATION

WETZEL BROTHERS, LLC

By
Name:
Title:

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first written above.

RRD NETHERLANDS LLC

By
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	State of Formation

Schedule 1(b)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation

Schedule 1(c)

Other Organizational Names on IRS Filings; Jurisdictional Changes

Changes in Jurisdiction

Legal Name	Type of Entity	Prior State of Formation	Current State of Formation	Date of Change

Names on IRS Filings

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address	County	State of Organization

Schedule 2(b)

Locations of Tangible Personal Property

Street	City	State	Location Type

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Date	Seller / Sold Entity	Loan Party / Purchaser	Brief Description of Collateral Acquired

Schedule 4

[Reserved]

Schedule 5

Copy of Financing Statements To Be Filed

Schedule 6

Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document	Jurisdiction

Schedule 7

Real Property

Entity of Record	Address	County	City	State	Zip	Purpose / Type	Area (sq. ft.)	Book Value (Land & Buildings)

Schedule 8(a)

Termination Statement Filings

Schedule 8(b)

Termination Statement Filings Jurisdictions

Debtor	Jurisdiction	Secured Party	Original File Date	Original File Number

Schedule 9

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	Type	No. Shares/Interest	% Pledged	Issuer Jxn. of Formation

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Security	No. Shares/Interest	Percent Pledged

Schedule 10

Instruments and Tangible Chattel Paper

1.	Intercompany Notes:

Lender	Borrower	Currency	Amount	USD equivalent

2.	Customer Notes:

Issuer	Borrower	Amount	Date of Issuance	Interest Rate	Maturity Date

3.	Chattel Paper:

Schedule 11

Commercial Tort Claims

Schedule 12

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement [Yes/No]

Schedule 13

Deposit Accounts and Securities Accounts

Account Holder	Depository / Securities Intermediary	Account Name / Number	Subject to Control Agreement (Yes, or reason for exclusion including applicable clause of “Excluded Deposit Account”)

Schedule 14(a)

Patents and Trademarks

Schedule 14(a)

Patents and Trademarks

United States Patents

Title	Patent No. (Appln. No.)	Registered Owner

United States Trademarks

Trademark	Reg. No. (Appln No.)	Owner

Schedule 14(b)

Copyrights

Title	Registration No.	Owner

Licensed Copyright Schedule

Title	Registration No.	Owner	License Description

H-2-2

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, the chief financial officer of R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Borrower”), DO HEREBY CERTIFY on behalf of the Borrower that:

1. This Certificate is furnished pursuant to Section 4.01(f) of the Credit Agreement, (as in effect on the date of this Certificate) (the capitalized terms defined therein being used herein as therein defined) dated as of October 15, 2018, among the Borrower, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacities, “Administrative Agent”) for the Lenders, and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

2. Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, the Borrower and its Subsidiaries on a consolidated basis are Solvent.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this         th day of             ,             .

R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title:	Chief Financial Officer

EXHIBIT J

AUCTION PROCEDURES

This Exhibit J is intended to summarize certain basic terms of the modified Dutch auction (an “Auction”) procedures pursuant to and in accordance with the terms and conditions of Section 2.19 of that certain Credit Agreement of which this Exhibit J is a part (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Credit Agreement”). It is not intended to be a definitive statement of all of the terms and conditions of an Auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager, or any of their respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent and its affiliates, the “Agent-Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Term Loans to the Borrower pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Term Loans to the Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Capitalized terms not otherwise defined in this Exhibit J have the meanings assigned to them in the Credit Agreement.

1. Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager (for distribution to the Term Lenders of the applicable Class of Term Loans (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Term Loans of each applicable Class that the Borrower offers to purchase in such Auction (the “Auction Amount”) which shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”) expressed as a range of prices per $1,000, at which the Borrower would be willing to purchase Term Loans of each applicable Class in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (New York time) (as such date and time may be extended by the Auction Manager, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

2. Reply Procedures. In connection with any Auction, each Term Lender of each applicable Class wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 in principal amount of Term Loans of each applicable Class (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans of each applicable Class, in an amount not less than

$1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of each applicable Class held by such Term Lender. Term Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids (or such larger number of component bids as may be specified in the Auction Notice), each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Auction Notice (each, an “Auction Assignment and Assumption”). The Borrower will not purchase any Term Loans of any applicable Class at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

3. Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase Term Loans of each applicable Class from each Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

4. Proration Procedures. All Term Loans of each applicable Class offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided, that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of any applicable Class for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans of such Class to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Term Loans of such Class for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

5. Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Exhibit J). The Auction Manager will insert the principal amount of Term Loans of each applicable Class to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

6. Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations, warranties and covenants by the Borrower:

(a)

The conditions set forth in Section 2.19 of the Credit Agreement have each been satisfied on and as of the date hereof, except to the extent that such conditions refer to conditions that must be satisfied as of a future date, in which case the Borrower must terminate any Auction if it fails to satisfy one of more of the conditions which are required to be met at the time which otherwise would have been the time of purchase of Term Loans of any applicable Class pursuant to an Auction.

(b)

The representations and warranties of each Loan Party contained in Article III of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 3.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 4.01 or clauses (a) and (b) of Section 5.01 of the Credit Agreement.

7. Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, (i) as of such time, no Qualifying Bid has been received by the Auction Manager or (ii) the Borrower has failed to meet a condition set forth in Section 2.19 of the Credit Agreement. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans of any applicable Class by the Borrower required by the terms and conditions of Section 2.19 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans of each applicable Class that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.19 of the Credit Agreement or this Exhibit J. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.19 of the Credit Agreement or this Exhibit J. None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Exhibit J shall not require the Borrower to initiate any Auction.

EXHIBIT K

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October [    ], 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among R.R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐A Borrowing of Term B Loans

☐A conversion or continuation of Term B Loans

1.	On (a Business Day).

2.	In the amount of $ [8]

3.	Comprised of [9]
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[This Committed Loan Notice shall be conditioned upon the occurrence of                 ].10

[The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Borrowing.]11

[8]	Minimum amounts of (a) $5,000,000 and a whole multiple of $1,000,000, in the case of any Eurodollar Borrowing and (b) $500,000 and a whole multiple of $100,000, in the case of ABR Borrowing.
[9]	Select ABR Loan or Eurodollar Loan, as appropriate.
[10]	Include this sentence if this notice is to be conditioned upon the occurrence of any event, together with a description of such event.
[11]	Do not include if in connection with a continuation or conversion of an existing Borrowing.

R.R. DONNELLEY & SONS COMPANY

By:
Name:
Title: